Exhibit 10.1

EXECUTION COPY

AMENDED AND RESTATED

CREDIT AGREEMENT

DATED AS OF SEPTEMBER 23, 2005

AMONG

CHURCHILL DOWNS INCORPORATED,

THE LENDERS,

THE GUARANTORS,

AND

JPMORGAN CHASE BANK, N.A.

(successor by merger to Bank One, NA)

AS AGENT AND COLLATERAL AGENT

WITH

PNC BANK, NATIONAL ASSOCIATION

AS SYNDICATION AGENT

AND

NATIONAL CITY BANK OF KENTUCKY

AS DOCUMENTATION AGENT

J.P. MORGAN SECURITIES INC. AND PNC CAPITAL MARKETS, INC.

AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

ARTICLE II. THE CREDITS

2.1	Revolving Loan Commitment
2.2	Swing Line Loans.
2.2.1	Amount of Swing Line Loans.
2.3.2	Borrowing Notice.
2.2.3	Making of Swing Line Loans.
2.2.4	Repayment of Swing Line Loans
2.2.5	Working Cash Sweep Rider
2.3	Letter of Credit Subfacility.
2.3.1	Issuance.
2.3.2	Participations.
2.3.3	Notice
2.3.4	LC Fees
2.3.5	Administration; Reimbursement by Lenders
2.3.6	Reimbursement by Borrower
2.3.7	Obligations Absolute
2.3.8	Actions of LC Issuer
2.3.9	Indemnification
2.3.10	Lenders’ Indemnification
2.3.11	Facility LC Collateral Account
2.3.12	Rights as a Lender
2.4	Required Payments; Termination
2.5	Ratable Loans
2.6	Types and Number of Eurodollar Advances
2.7	Commitment Fee; Reductions in Aggregate Commitment
2.8	Minimum Amount of Each Advance
2.9	Optional Principal Payments
2.10	Method of Selecting Types and Interest Periods for New Advances
2.11	Conversion and Continuation of Outstanding Advances
2.12	Changes in Interest Rate, etc
2.13	Rates Applicable After Default
2.14	Method of Payment
2.15	Noteless Agreement; Evidence of Indebtedness
2.16	Telephonic Notices
2.17	Interest Payment Dates; Interest and Fee Basis
2.18	Notification of Advances, Interest Rates, Prepayments and Commitment Reductions
2.19	Lending Installations
2.20	Non-Receipt of Funds by the Agent
2.21	Replacement of Lender
2.22	Increase in Commitments
2.22.1	Amount of Increase in Commitments
2.22.2	Eligibility

2.22.3	Notice
2.22.4	Minimum Amount
2.22.5	Implementation of Increase

ARTICLE III. YIELD PROTECTION; TAXES
3.1	Yield Protection
3.2	Changes in Capital Adequacy Regulations
3.3	Availability of Types of Advances
3.4	Funding Indemnification
3.5	Taxes
3.6	Lender Statements; Survival of Indemnity

ARTICLE IV. CONDITIONS PRECEDENT
4.1.	Initial Credit Extension
4.2	Each Credit Extension

ARTICLE V. REPRESENTATIONS AND WARRANTIES
5.1	Existence and Standing
5.2	Authorization and Validity
5.3	No Conflict; Government Consent
5.4	Financial Statements
5.5	Material Adverse Change
5.6	Taxes
5.7	Litigation and Contingent Obligations
5.8	Subsidiaries
5.9	ERISA
5.10	Accuracy of Information
5.11	Regulation U
5.12	Material Agreements
5.13	Compliance With Laws
5.14	Ownership of Properties
5.15	Plan Assets; Prohibited Transactions
5.16	Environmental Matters
5.17	Investment Company Act
5.18	Public Utility Holding Company Act
5.19	Post-Retirement Benefits
5.20	Insurance
5.21	Solvency
5.22	Intellectual Property
5.23	Properties
5.24	Operating Locations
5.25	Certain Licenses.
5.26	Predecessor Entities of the Loan Parties

ARTICLE VI. COVENANTS
6.1	Financial Reporting

6.2	Use of Proceeds
6.3	Notice of Default
6.4	Conduct of Business
6.5	Taxes
6.6	Insurance
6.7	Compliance with Laws
6.8	Maintenance of Properties
6.9	Inspection
6.10	Indebtedness
6.11	Merger
6.12	Sale of Assets
6.13	Investments and Acquisitions
6.14	Subsidiaries
6.15	Certain Transactions
6.16	Liens
6.17	Intentionally Omitted51
6.18	Rentals
6.19	Affiliates
6.20	No Prepayment of Material Indebtedness
6.21	Recordation of Calder Mortgage
6.22	Financial Contracts
6.23	Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities
6.24	Financial Covenants
6.25	Loan Parties shall enter into Collateral Documents
6.26	Maintenance of Patents, Trademarks, Etc.
6.27	Plans and Benefit Arrangements
6.28	Compliance with Laws
6.29	Further Assurances
6.30	Subordination of Intercompany Loans
6.31	Plans and Benefit Arrangements
6.32	Issuance of Stock
6.33	Changes in Organizational Documents
6.35	Other Agreements
6.36	Preservation of Existence.

ARTICLE VII. DEFAULTS

ARTICLE VIII. ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
8.1	Acceleration; Facility LC Collateral Accounts
8.2	Amendments
8.3	Preservation of Rights

ARTICLE IX. GENERAL PROVISIONS
9.1	Survival of Representations
9.2	Governmental Regulation
9.3	Headings

9.4	Entire Agreement
9.5	Several Obligations; Benefits of this Agreement
9.6	Expenses; Indemnification
9.7	Numbers of Documents
9.8	Accounting
9.9	Severability of Provisions
9.10	Nonliability of Lenders
9.11	Confidentiality
9.12	Nonreliance
9.13	Disclosure
9.14	Joinder of Guarantors
9.15	Business Days
9.16	No Course of Dealing
9.17	Waivers by the Borrower
9.18	Incorporation by Reference
9.19	USA Patriot Act Notification

ARTICLE X. THE AGENT
10.1	Appointment; Nature of Relationship
10.2	Powers
10.3	General Immunity
10.4	No Responsibility for Loans, Recitals, etc.
10.5	Action on Instructions of Lenders
10.6	Employment of Agents and Counsel
10.7	Reliance on Documents; Counsel
10.8	Agent’s Reimbursement and Indemnification
10.9	Notice of Default
10.10	Rights as a Lender
10.11	Lender Credit Decision
10.12	Successor Agent
10.13	Agent and Arranger Fees.
10.14	Delegation to Affiliates
10.15	Execution of Collateral Documents
10.16	Collateral Releases
10.17	Co-Agents, Documentation Agent, Syndication Agent, etc

ARTICLE XI. SETOFF; RATABLE PAYMENTS
11.1	Setoff
11.2	Ratable Payments

ARTICLE XII. BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS
12.1	Successors and Assigns
12.2	Participations
12.2.1	Permitted Participants; Effect
12.2.2	Voting Rights
12.2.3	Benefit of Certain Provisions

12.3	Assignments
12.3.1	Permitted Assignments
12.3.2	Consents
12.3.3	Effect; Effective Date
12.3.4	Register
12.4	Dissemination of Information
12.5	Tax Treatment

ARTICLE XIII. NOTICES
13.1	Notices
13.2	Change of Address

ARTICLE XIV. COUNTERPARTS; INTEGRATION; EFFECTIVENESS

ARTICLE XV. CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL
15.1	Choice of Law
15.2	Consent to Jurisdiction
15.3	Waiver of Jury Trial

Exhibit A	Borrower’s Counsel Opinion Requirements
Exhibit B	Compliance Certificate
Exhibit C	Form of Assignment and Assumption Agreement
Exhibit D	Loan/Credit Related Money Transfer Instructions
Exhibit E	Form of Note
Exhibit F	Form of Notice of Acquisition
Exhibit G	Intentionally Omitted
Exhibit H	Form of Intercompany Subordination Agreement
Exhibit I	Forms of Mortgages and Deeds of Trust
Exhibit J	Form of Negative Pledge Agreement
Exhibit K	Form of Pledge and Security Agreement
Exhibit L	Form of Lender Joinder
Exhibit M	Form of Acquisition Compliance Certificate
Exhibit N	Form of Guarantor Joinder
Exhibit O	Form of Investment Compliance Certificate
Exhibit P	Form of Certificate of Chief Financial Officer
Exhibit Q	Form of Reimbursement Agreement
Exhibit R	Form of Borrowing Notice
Exhibit S	Form of Notice of Continuation / Conversion
Schedule 1	Subsidiaries and other Investments
Schedule 2	Indebtedness and Liens
Schedule 3	Less Than 100% Subsidiaries
Schedule 4.1(i)(p)	Jurisdiction for Personal Property Searches
Schedule 4.1(i)(q)	Certain Required Third Party Consents
Schedule 5.22	Intellectual Property
Schedule 5.23	Real Property
Schedule 5.24	Operating Locations
Schedule 5.25	Licenses
Schedule 5.26	Predecessor Entities
Schedule 6(a)	Louisiana Mortgages
Schedule 6.22	Existing Rate Management Transactions

AMENDED AND RESTATED CREDIT AGREEMENT

This Amended and Restated Credit Agreement, dated as of September 23, 2005, is among CHURCHILL DOWNS INCORPORATED, the GUARANTORS party hereto, the LENDERS party hereto, the DEPARTING LENDERS, if any, party hereto and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), a national banking association, as AGENT and as COLLATERAL AGENT to amend and restate the Previous Credit Agreement, which is hereby amended and restated in its entirety.

WHEREAS, the Borrower has requested, and the Agent, the Collateral Agent, the Departing Lenders and the Lenders have agreed, to amend the Previous Credit Agreement;

WHEREAS, the Borrower, the Lenders, the Departing Lenders, the Collateral Agent and the Agent have agreed (a) to enter into this Agreement in order to (i) amend and restate the Previous Credit Agreement in its entirety; (ii) re-evidence the Obligations, which shall be repayable in accordance with the terms of this Agreement; and (iii) set forth the terms and conditions under which the Lenders will, from time to time, make loans and extend other financial accommodations to or for the benefit of the Borrower and (b) that each Departing Lender shall cease to be a party to the Previous Credit Agreement, as evidenced by its execution and delivery of its Departing Lender Signature Page; and

WHEREAS, it is the intention of the parties to this Agreement that this Agreement not constitute a novation and that, from and after the Closing Date, the Previous Credit Agreement shall be amended and restated hereby and all references herein to “hereunder,” “hereof,” or words of like import and all references in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Previous Credit Agreement as amended and restated hereby (and any section references to the Previous Credit Agreement shall refer to the applicable equivalent provision set forth herein although the section number thereof may have changed);

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of the Borrower by the Lenders and the Agent, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms. As used in this Agreement:

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any other Loan Party (i) acquires any going business or all or substantially all of the assets of any Person, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Acquisition Compliance Certificate” has the meaning given it in Section 6.13.

“Adjusted EBITDA” of any person for any period means the EBITDA for that Person for that period adjusted on a pro forma basis for the EBITDA of acquired or divested operations, provided that any EBITDA of Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company,

L.L.C. and Video Services, Inc. (whether positive or negative) for any period prior to October 14, 2004 will not be included in the Adjusted EBITDA of those entities.

“Advance” means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period. The term “Advance” shall include Swing Line Loans unless otherwise expressly provided.

“Affected Lender” has the meaning given it in Section 2.21.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Agent” means JPMorgan in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

“Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.

“Aggregate Outstanding Credit Exposure” means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders.

“Agreement” means this Amended and Restated Credit Agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the higher of (a) the Prime Rate in effect for such date and (b) the sum of the Federal Funds Effective Rate in effect for such day plus 1/2% per annum.

“Applicable Fee Rate” means, at any time, the percentage rate per annum at which the Commitment Fee is accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule.

“Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means collectively, J.P. Morgan Securities Inc., and its successors, and PNC Capital Markets, Inc., a Pennsylvania corporation, and its successors, in their capacity as Co-Lead Arrangers and Joint Book Runners.

“Assignment of Patents, Trademarks and Copyrights” shall mean the Assignment of Patents, Trademarks and Copyrights from time to time executed by the Loan Parties in favor of the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Article” means an article of this Agreement unless another document is specifically referenced.

“Authorized Officer” means any of the chief executive officer, chief financial officer, any executive vice president, any senior vice president, the treasurer, and any other officer designated as such by the board of directors of the Borrower, acting singly.

“Available Aggregate Commitment” means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

“Benefit Arrangement” shall mean at any time an “employee benefit plan,” within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by any member of the Controlled Group.

“Borrower” means Churchill Downs Incorporated, a Kentucky corporation, and its successors and assigns.

“Borrowing Date” means a date on which an Advance is made hereunder.

“Borrowing Notice” is defined in Section 2.10, and shall be in a form satisfactory to the Agent, generally in the form of Exhibit R.

“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville and New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Louisville for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“CDMC” shall mean Churchill Downs Management Company, a Kentucky corporation, and wholly owned subsidiary of the Borrower.

“Calder” means Calder Race Course, Inc., a Florida corporation.

“Calder Financing Statements” is defined in Section 6.21.

“Calder Mortgage” means the Mortgage executed by Calder in favor of the Collateral Agent with respect to the Real Property owned by Calder. Calder executed the Calder Mortgage and delivered such Calder Mortgage to the Agent on the Previous Closing Date in a form sufficient for recordation and the Agent may hereafter record such Mortgage at any time pursuant to Section 6.21.

“Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Equivalent Investments” means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody’s, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

“Change in Control” means the occurrence of any of the following: Any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Exchange Act as in effect on the date of the Closing Date) or related Persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), other than a group including, and under the general supervision of, the Excluded Group: (i) become the “beneficial owners” (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing Date), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the voting stock or membership or other equity interests of the Borrower, or (ii) acquire after the date of the Closing Date (x) the power to elect, appoint or cause the election or appointment of at least a majority of the members of the board of directors of the Borrower, through beneficial ownership of the capital stock of the Borrower or otherwise, or (y) all or substantially all of the properties and assets of the Borrower.

“Change” has the meaning given it in Section 3.2.

“Closing Date” means September 23, 2005.

“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral” means and includes, collectively but without limitation, all property and assets in which the Loan Parties grant the Collateral Agent for the benefit of the Lenders an interest as collateral or other security for all or any of the Secured Obligations, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, deed of trust, assignment, pledge, chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention, contract, lease or consignment agreement intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract or otherwise and is intended to and shall include all real and personal property, tangible and intangible, of the Loan Parties; provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iii) ownership interests of any Loan Party in any (a) Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 hereto in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest, and (iv) any chattel paper, contract rights or other general intangibles which are now held or hereafter acquired by any Loan Party to the extent that such chattel paper, contract rights or other general intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained after the applicable Loan Party has made a reasonably diligent effort satisfactory to the Agent to obtain such consent.

“Collateral Agent” means JPMorgan in its capacity as contractual representative of the Lenders as Collateral Agent hereunder, and not in its individual capacity as a Lender.

“Collateral Documents” means, collectively, all of the instruments, documents and agreements executed in connection with this Agreement or the Previous Credit Agreement by which any Person grants a security interest in Collateral, including without limitation, those documents referenced in Section 6.25 of this Agreement, which in turn includes without limitation, the Pledge and Security Agreement, the Mortgages, the Negative Pledge Agreement, the Assignment of Patents, Trademarks and Copyrights, the Intercompany Subordination Agreement, the 2004B Collateral Documents, and all other documents or instruments executed as security for the Secured Obligations from time to time, including, without limitation, those entered into pursuant to Section 6.29 of this Agreement.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans to, and participate in Facility LCs issued upon the application of, the Borrower in an aggregate amount not exceeding the amount set forth opposite its signature below, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.3.2 or as otherwise modified from time to time pursuant to the terms hereof.

“Commitment Fee” is defined in Section 2.7.

“Consolidated Adjusted EBITDA” for any Period means the consolidated Adjusted EBITDA of all of the Loan Parties for that period, consolidated in accordance with Agreement Accounting Principles. The EBITDA of the Excluded Subsidiaries shall not be included in Consolidated Adjusted EBITDA, but EBITDA attributable to the Borrower’s interest in Wagerco shall be included in Consolidated Adjusted EBITDA in an amount not to exceed the amount of dividends and other similar distributions actually received in cash by a Loan Party from Wagerco.

“Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

“Consolidated Indebtedness” means at any time the Indebtedness of the Loan Parties calculated on a consolidated basis as of such time in accordance with Agreement Accounting Principles.

“Consolidated Interest Expense” means, with reference to any period, the interest expense of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles. The interest expense paid by an Excluded Subsidiary shall not be included in Consolidated Interest Expense.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of all of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Consolidated Net Worth” means as of any date of determination total stockholders’ equity of all of the Loan Parties as of such date determined and consolidated in accordance with Agreement Accounting Principles.

“Consolidated Rentals” means, with reference to any period, the Rentals of the Loan Parties calculated on a consolidated basis for such period in accordance with Agreement Accounting Principles.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any guaranty, comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Conversion/Continuation Notice” is defined in Section 2.11, and shall be in a form satisfactory to this Agent, generally in the form of Exhibit S.

“Credit Extension” means the making of an Advance or the issuance of a Facility LC hereunder.

“Credit Extension Date” means the Borrowing Date for an Advance or the issuance date for a Facility LC.

“Current Fields of Enterprise” means those fields of enterprise that each Loan Party is engaged in as of the date of this Agreement, and activities related thereto, including, but not limited to the acquisition of Persons that provide wagering platforms, and shall not include any mode of gambling other than pari-mutuel wagering on horse racing and Permitted Alternative Gaming which, in each case, is conducted in full compliance with applicable law.

“Default” means one or more of the events described in Article VII.

“Departing Lender” means each lender under the Previous Credit Agreement that executes and delivers to the Agent a Departing Lender Signature Page.

“Departing Lender Signature Page” means each signature page to this Agreement on which it is indicated that the Departing Lender executing the same shall cease to be a party to the Previous Credit Agreement on the Closing Date.

“EBITDA” for any Person for any period of determination means that Person’s net income plus, to the extent deducted from revenues in determining net income, (i) interest expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) extraordinary losses incurred other than in the ordinary course of business, (vi) the one-time contribution by the Borrower of up to $10,000,000 to the Churchill Downs Foundation and (vii) in the case of Ellis Park Race Course, Inc., the lesser of (1) the one-time non-cash impairment charge, if any, deducted from the net income of Ellis Park Race Course, Inc. with respect to either the third fiscal quarter 2004 or the fourth fiscal quarter 2004 (but not both quarters), or (2) $6,200,000.00; minus, to the extent included in net income, that Person’s extraordinary gains realized other than in the ordinary course of business and other than extraordinary gains arising from “business interruption” insurance proceeds in connection with the Fair Grounds Race Course and its related operations, in each case for such period determined, in accordance with Agreement Accounting Principles.

“Environmental Laws” means all applicable federal, provincial, state and local laws, rules, regulations, reported and publicly available orders, reported judicial determinations, and reported and publicly available decisions of an executive body or any governmental or quasi-governmental entity, whether in the past, the present or the future, pertaining to health and/or the environment in effect in any and all jurisdictions in which the Borrowers are at any time leasing equipment pursuant to a Lease or otherwise doing business. The Environmental Laws shall include, but shall not be limited to, the following: (1) the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Sections 9601, et seq.; the Superfund Amendments and Reauthorization Act, Public Law 99-499, 100 Stat. 1613; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321; the Safe Drinking Water Act, 42 U.S.C. Sections 300F, et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801; the Federal Water Pollution Control Act, 33 U.S.C. Sections 1251; et seq.; the Clean Air Act, 42 U.S.C. Section 7401, et seq.; and the regulations promulgated in connection therewith; and (2) Environmental Protection Agency regulations pertaining to asbestos (including 40 C.F.R. Part 61, Subpart M); Occupational Safety and Health Administration regulations pertaining to asbes-tos (including 29 C.F.R. Sections 1910.1001 and 1926.58); and any state, province and local laws and regulations pertaining to Hazardous Materials and/or asbestos.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers’ Association LIBOR rate for deposits in U.S. dollars as reported on Page 3750 of the Dow Jones Market Service or, if such service is not available, by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such British Bankers’ Association LIBOR rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which JPMorgan or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of JPMorgan’s relevant Eurodollar Loan and having a maturity equal to such Interest Period.

“Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (ii) the Applicable Margin.

“Exchange Act” means the Securities Exchange Act of 1934.

“Excluded Entities” means any corporation, partnership, limited liability company or other Person in which the Loan Parties hold an ownership interest, either directly or indirectly, and which is not a Loan Party.

“Excluded Group” means and includes Duchossois Industries, Inc. and its Affiliates.

“Excluded Subsidiaries” means any Excluded Entity which is a Subsidiary of the Borrower. The Excluded Subsidiaries on the Closing Date are Hoosier Park, L.P., Churchill Downs Pennsylvania Company (formerly known as Churchill Downs California Foodservices Company), Tracknet, LLC, Churchill Downs California Company, Churchill Downs California Fall Operating Company, Anderson Park, Inc. Fair Grounds International Ventures, L.L.C., a Louisiana limited liability company, and F.G. Staffing Services, Inc., a Louisiana corporation.

“Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located.

“Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

“Facility LC” is defined in Section 2.3.1.

“Facility LC Application” is defined in Section 2.3.3.

“Facility LC Collateral Account” is defined in Section 2.3.11.

“Facility Termination Date” means September 23, 2010, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

“Fair Grounds Acquisition” shall have the meaning given it in Recital C of the 2004B Amendment.

“Fair Grounds Acquisition Documents” shall mean all of the documents through which the Fair Grounds Acquisition is consummated, including, without limitation, (a) the Third Amended Plan of Reorganization, filed in the United States Bankruptcy Court for the Eastern District of Louisiana, Bankruptcy Case No 03-16222, by Fair Grounds Corporation, as Debtor and Debtor-in-possession; (b) the Order, dated September 28, 2004, entered by the United States Bankruptcy Court for the Eastern District of Louisiana in Bankruptcy Case No 03-16222, confirming the Third Amended Plan of Reorganization of Fair Grounds Corporation; (c) the Asset Purchase Agreement, dated as of August 31, 2004, as amended by the First Amendment, dated as September 17, 2004, among the Borrower, on behalf of one of its wholly owned subsidiary to be formed, Fair Grounds Corporation and the Borrower; (d) the Asset Purchase Agreement, dated as of October 14, 2004, between Churchill Downs Louisiana Horseracing Company, L.L.C. and Finish Line Management Corp.; and (e) the Stock Purchase Agreement, dated October 14,

2004, between Churchill Downs Louisiana Video Poker Company, L.L.C. and Steven M. Rittvo, Ralph Capitelli, T. Carey Wicker III and Louisiana Ventures, Inc.

“Fair Grounds Assignment and Subordination of Lease and Management Agreement” shall mean the Assignment and Subordination of Lease and Management Agreement, dated as of October 14, 2004, between Churchill Downs Louisiana Horseracing Company, L.L.C., as Landlord, and Fair Grounds Corporation, as Tenant.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published on the next succeeding day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Louisville time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

“Financial Contract” of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, and/or (ii) any Rate Management Transaction.

“First Amendment” means the 2004A Amendment to Loan Documents, dated as of June 1, 2004 among the Agent, the Guarantors party thereto and the Borrower.

“Floating Rate” means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

“Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.13, bears interest at the Floating Rate.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Guarantor Joinder” is defined in Section 9.14.

“Guarantors” means, subject to Section 6.12(iii) collectively, Churchill Downs Management Company, Churchill Downs Investment Company, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc., Racing Corporation of America, Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington Management Services, LLC, Arlington OTB Corp., Quad City Downs, Inc., CDIP, LLC, CDIP Holdings, LLC, Ellis Park Race Course, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., any Person who becomes a Guarantor under Section 9.14, and the successors and assigns of any of them, and “Guarantor” means any one or more of these.

“Guaranty” means that certain Amended and Restated Guaranty dated as of the Closing Date, executed by the Guarantors in favor of the Collateral Agent, entered into pursuant to this Agreement, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“Hazardous Materials” means any substance, chemical, wastes (medical or otherwise), or con-taminants, including, without limitation, asbestos, polychlorinated biphenyls (“PCBs”), paint containing lead, gasoline or other petroleum products, radioactive material, urea formaldehyde foam insulation, and discharges of sewage or effluent that is designated or defined (either by inclusion in a list of materials or by reference to exhibited characteristics) as hazardous, toxic or dangerous, or as a designated or prohibited substance, in any federal, state, provincial, municipal or local law, by-law, code having the force of law, or ordinance, including, without limitation, the applicable Environmental Laws, now existing or hereafter in effect, and all rules having the force of law and regulations promulgated thereunder.

“Horseman’s Account” means refundable deposits and amounts held by a Loan Party for the benefit of horsemen, ownership of which deposits and amounts is vested in such horsemen.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) LC Obligations, (viii) aggregate undrawn stated amount under Letters of Credit that are not Facility LCs, plus the aggregate amount of all reimbursement obligations in connection therewith, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, but the term “Indebtedness” does not include trade payables and accrued expenses, deferred revenue related to the annual running of the Kentucky Derby, deferred revenue from the leasing or licensing of personal seat licenses, and obligations not exceeding $3,000,000 under outstanding pari-mutuel tickets that are payable with respect to races run not more than one year prior to the date of determination which were incurred in the ordinary course of business, which are not represented by a promissory note or other evidence of indebtedness and (other than pari-mutuel tickets) which are not more than thirty (30) days past due, all determined in accordance with Agreement Accounting Principles.

“Indemnity Agreement” shall mean the Environmental Indemnity Agreement, dated as of the Previous Closing Date, among the Agent, the Borrower and the Guarantors party thereto.

“Intercompany Subordination Agreement” shall mean a subordination agreement among the Loan Parties in the form attached hereto as Exhibit H.

“Interest Coverage Ratio” means, as of any date of calculation, the ratio of (a) Consolidated Adjusted EBITDA to (b) Consolidated Interest Expense, in each instance computed as provided in Section 6.24.1 and in accordance with Agreement Accounting Principles.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

“Investment” of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

“Jazz Fest Subordination Agreement and Estoppel” shall mean the Subordination, Non-Disturbance and Attornment Agreement dated October 13, 2004, between The New Orleans Jazz and Heritage Foundation, Inc., as

Tenant, and the Collateral Agent as mortgagee under the Mortgage defined therein, together with the Estoppel Certificate by The New Orleans Jazz and Heritage Foundation, Inc. in favor of the Agent and the Collateral Agent.

“JPMorgan” means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), a national banking association, in its individual capacity, and its successors.

“LC Fee” is defined in Section 2.3.4.

“LC Issuer” means PNC Bank (or any subsidiary or affiliate of PNC Bank designated by PNC Bank) in its capacity as issuer of Facility LCs hereunder.

“Investment Compliance Certificate” is defined in Section 6.13(ii)(c).

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time (including without limitation increases, if any, in the stated amount provided in any Facility LC, whether or not the time for such increase has occurred) plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

“LC Payment Date” is defined in Section 2.3.5.

“LC Reimbursement Agreement” is defined in Section 2.3.3.

“Lenders” means the lending institutions (other than the Departing Lenders) listed on the signature pages of this Agreement and their respective successors and assigns, together with any lending institution that becomes a Lender under Section 12.3. Unless otherwise specified, the term “Lenders” includes PNC Bank in its capacity as Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Agent, the office, branch, subsidiary or Affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.19.

“Letter of Credit” of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

“Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated Adjusted EBITDA, in each instance computed in accordance with Section 6.24.2 and Agreement Accounting Principles.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, the Facility LC Applications, the LC Reimbursement Agreement, any Notes issued pursuant to Section 2.15, the Collateral Documents, the Guaranty, and all other documents (excluding the Working Cash Sweep Rider) and/or instruments executed and delivered pursuant to and/or in connection with the Previous Credit Agreement or this Agreement.

“Loan Parties” means the Borrower and the Guarantors from time to time.

“Louisiana Mortgages” means the Mortgages, Assignments of Rents and Security Agreements and the Leasehold Mortgages, Assignments of Rents and Security Agreements and Deeds of Trust encumbering the Loan Parties’ fee or leasehold interest in those properties listed on 6(a) of the 2004B Amendment and delivered by each of the applicable Loan Parties with respect to each of the parcels of real property listed on Schedule 6(a) to the Collateral Agent for the benefit of the Lenders, as they may be amended and/or supplemented from time to time.

“Master Plan Bond Rentals” means rentals payable under the Master Plan Bond Transaction.

“Master Plan Bond Transaction” means the transaction through which the City of Louisville, Kentucky (n/k/a Louisville/Jefferson County Metro Government) Taxable Industrial Building Revenue Bond, Series 2002 (Churchill Downs Incorporated Project) was issued.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects, of the Loan Parties taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer, the Collateral Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness in an outstanding principal amount of $3,000,000.00 or more in the aggregate (or the equivalent thereof in any currency other than U.S. dollars), but does not include the Indebtedness under the Convertible Promissory Note in the principal amount of $16,669,379.87 dated October 19, 2004 payable to Brad M. Kelley.

“Material Indebtedness Agreement” means any agreement under which any Material Indebtedness was created or is governed or which provides for the incurrence of Indebtedness in an amount which would constitute Material Indebtedness (whether or not an amount of Indebtedness constituting Material Indebtedness is outstanding thereunder).

“Modify” and “Modification” are defined in Section 2.3.1.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” shall mean the Mortgages and Deeds of Trust in substantially the form of collective Exhibit I previously executed and delivered by each of the applicable Loan Parties with respect to each of the parcels of Real Property Collateral to the Collateral Agent for the benefit of the Lenders. The Calder Mortgage with respect to the Real Property in Florida was not recorded on the Previous Closing Date, but the Agent may cause the Collateral Agent to record the Calder Mortgage at any time pursuant to Section 6.21.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Negative Pledge Agreement” means that certain Negative Pledge Agreement in substantially the form of Exhibit J executed and delivered by Calder and all the Loan Parties in favor of the Agent with respect to all interest of the Loan Parties in any Property of Calder, including without limitation any Property subject to the Calder Mortgage and/or any Calder Financing Statements.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” is defined in Section 2.15(iv).

“Notice of Acquisition” is defined in Section 6.13(iii)(b).

“Obligations” means, collectively, all unpaid principal of and accrued and unpaid interest on the Loans, all obligations, contingent or otherwise, under and/or in connection with any Notes and/or to or for the benefit of any Lender and/or the LC Issuer under and/or in connection with the other Loan Documents, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Collateral Agent for the benefit of any Lender or the LC Issuer, the LC Issuer or any indemnified party arising under the Loan Documents, whether they exist on the date of this Agreement or the Previous Credit Agreement, or arise or are created or acquired after the date of this Agreement or the Previous Credit Agreement.

“Off-Balance Sheet Liability” of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called “synthetic lease” transaction entered into by such Person, or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (iv) Operating Leases.

“Operating Lease” of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

“Other Taxes” is defined in Section 3.5(ii).

“Outstanding Credit Exposure” means, as to any Lender at any time, the sum of (i) the aggregate principal amount of its Loans outstanding at such time, plus (ii) an amount equal to its Pro Rata Share of the LC Obligations at such time, plus (iii) an amount equal to its Pro Rata Share of the aggregate principal amount of Swing Line Loans outstanding at such time.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last day of each calendar quarter.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Acquisitions” has the meaning given it in Section 6.13(iii).

“Permitted Alternative Gaming” means slot machines and/or video lottery terminals and/or electronic gaming machines operated by one or more of the Loan Parties at a facility owned or leased by, and operated by one or more of the Loan Parties, and at which either (1) live horse racing is underway at that facility and pari-mutuel wagering is being conducted with respect to those races; and/or (2) live horse racing is being simulcast at that facility and pari-mutuel wagering is being conducted with respect to those races.

“Permitted Investment” means a possible investment of up to $50,000,000 in Wagerco.

“Permitted Liens” is defined in Section 6.16.

“Permitted Secured Rate Management Transaction” has the meaning given it in Section 6.16(vii).

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement in substantially the form of Exhibit K dated as of the Closing Date and executed and delivered by each of the applicable Loan Parties to the Collateral Agent for the ratable benefit of the Lenders, as amended, restated, supplemented or otherwise modified and in effect from time to time.

“PNC Bank” means PNC Bank, National Association, a national banking association having its principal office in Pittsburgh, Pennsylvania, and having an office in Louisville, Kentucky, in its individual capacity, and its successors.

“Previous Closing Date” means April 3, 2003.

“Previous Credit Agreement” means that certain Credit Agreement dated as of April 3, 2003 by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent, as the same has been amended prior to the Closing Date.

“Pricing Schedule” means the Pricing Schedule attached to this Agreement.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Prohibited Transaction” shall mean any prohibited transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Pro Rata Share” means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender’s Commitment and the denominator of which is the Aggregate Commitment.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

“PSL” means any agreement between any Loan Party and a Person providing for a right to purchase or otherwise use seating accommodations in certain seating locations at the Borrower’s Property located on Central Avenue in Louisville, Kentucky, known as the Churchill Downs racetrack facility, and which agreement does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default, and expressly does not result in, or require, the creation or imposition of any Lien in, leasehold interest in, rights in, claim to, easement or easement by estoppel over, or similar rights or interests in any Property of any such Loan Party, or result in, or require, the creation or imposition of any right to possess specific property (other than the contractual right to purchase or otherwise use the subject seating accommodations subject to the terms of such agreement).

“PSL Buyback/Guarantee” means any promise to repurchase or buy back, guarantee or otherwise provide credit support, directly or indirectly, given by any Loan Party in favor of any financial institution or other Person in connection with an obligation arising under a PSL Financing.

“PSL Financing” means any instance in which, pursuant to a PSL Financing Program, a PSL Purchaser finances its obligations under a PSL, in whole or in part, and which does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default.

“PSL Financing Program” means a financing arrangement program established by any Loan Party with a financial institution or other Person pursuant to which such financial institution or other Person agrees to finance, in whole or in part, PSL Purchasers’ obligations under the PSLs, and which arrangement does not conflict with any of the Loan Documents, and/or result in a Default or Unmatured Default.

“PSL Purchaser” means the Person who enters into a PSL with any Loan Party.

“Purchasers” is defined in Section 12.3.1.

“Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

“Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing including, without limitation, those transactions described on Schedule 6.22 or hereafter entered by the Borrower which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Real Property” means, collectively, each of the parcels of owned and/or leased real property of any of the Loan Parties, all of which is listed on Schedule 5.23.

“Real Property Collateral” means each of the parcels of owned Real Property listed on Schedule 5.23 except as set forth on such Schedule.

“Recorded Mortgages” means each of the Mortgages, except for the Calder Mortgage, but if the Calder Mortgage is subsequently recorded in accordance with Section 6.21, Recorded Mortgage shall include such Calder Mortgage on and after the date of such recordation.

“Refinanced Indebtedness” means the Indebtedness and all other monetary obligations under the Borrower’s “Term Notes” as defined in the Previous Credit Agreement.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U, T, G or X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

“Reimbursement Obligations” means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.3 to reimburse the LC Issuer for amounts paid by the LC Issuer in respect of any one or more drawings under Facility LCs.

“Rentals” of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease but shall not include Master Plan Bond Rentals or Tote Rentals or rental or lease payments for the lease of Louisiana Downs or some other facility for the conduct of the Fair Grounds winter 2005-2006 meet.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Reports” is defined in Section 9.6.

“Required Lenders” means Lenders in the aggregate having at least fifty-one percent (51%) of the Aggregate Outstanding Credit Exposure, or if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least fifty-one percent (51%) of the aggregate principal amount of all of the Loans plus all of the LC Obligations.

“Reserve Requirement” means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Restricted Assets” has the meaning given it in Section 6.13.

“Revolving Loan” means, with respect to a Lender, such Lender’s Loan made pursuant to its Commitment to lend set forth in Section 2.1 (or any conversion or continuation thereof) and includes any “Revolving Loan” made pursuant to the Previous Credit Agreement and outstanding on the Closing Date.

“Risk-Based Capital Guidelines” has the meaning given it in Section 3.2

“S&P” means Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“Sale and Leaseback Transaction” means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

“Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

“SEC” means the Securities and Exchange Commission, or any governmental authority succeeding to any of its principal functions.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Secured Obligations” means, collectively, (i) all Obligations, (ii) all Rate Management Obligations owing to one or more Lenders or any affiliate of any Lender, and (iii) any and all other indebtedness and/or obligations to or for the benefit of the Agent and/or one or more Lenders and/or the LC Issuer secured by and/or in all or any of the Collateral Documents, in each case whether they exist on the date of this Agreement, or arise or are created or acquired after the date of this Agreement.

“Single Employer Plan” means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its direct or indirect Subsidiaries or by such Person and one or more of its direct or indirect Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swing Line Borrowing Notice” is defined in Section 2.2.2.

“Swing Line Commitment” means the obligation of the Swing Line Lender in Section 2.2 to make Swing Line Loans up to a maximum principal amount of $15,000,000.

“Swing Line Lender” means PNC Bank, or such other Lender which may succeed to its rights and obligations as Swing Line Lender pursuant to the terms of this Agreement.

“Swing Line Loan” means a Loan made available to the Borrower by the Swing Line Lender pursuant to Section 2.2.3 and includes any “Swing Line Loan” made pursuant to the Previous Credit Agreement and outstanding on the Closing Date.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

“Term Substantial Portion” means, with respect to the Property of the Borrower and the other Loan Parties, collectively, Property which represents 20% or more of Consolidated Net Worth or Property which is responsible for 20% of the Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Loan Parties as at the end of the fiscal month next preceding the Closing Date (or if financial statements have not been delivered hereunder for that month, then the financial statements delivered hereunder for the quarter ending immediately prior to that month). For purposes of determining Term Substantial Portion of the Property of the Borrower and the other Loan Parties, the value of any Property of Ellis Park Race Course, Inc. and/or Racing Corporation of America sold, transferred or otherwise disposed of in connection with the sale, transfer or other disposition of Ellis Park Race Course, Inc. or Racing Corporation of America in compliance with this Agreement shall not be considered.

“Title Insurer” is defined in Section 4.1.

“Tote Rentals” means all amounts paid by a Person for rental of equipment and/or the provision of services under any agreement between such Person and a totalisator company.

“Transferee” is defined in Section 12.4.

“Twelve Month Substantial Portion” means, with respect to the Property of the Borrower and the other Loan Parties, collectively, Property which represents 10% or more of Consolidated Net Worth or Property which is responsible for 10% of the Consolidated Net Income, in each case, as would be shown in the consolidated financial statements of the Loan Parties as at the beginning of the twelve-month period ending with the month in which such determination is made (or if financial statements have not been delivered hereunder for that month which begins the twelve-month period, then the financial statements delivered hereunder for the quarter ending immediately prior to that month). For purposes of determining Twelve Month Substantial Portion of the Property of the Borrower and the other Loan Parties, the value of any Property of Ellis Park Race Course, Inc., and/or Racing Corporation of America sold, transferred or otherwise disposed of in connection with the sale, transfer or other disposition of Ellis Park Race Course, Inc. or Racing Corporation of America, in compliance with this Agreement shall not be considered.

“2004B Amendment” means the 2004B Amendment to Loan Documents, dated as of October 14, 2004, among the Agent, the Guarantors party thereto and the Borrower.

“2004B Amendment to Pledge and Security Agreement” means the 2004B Amendment to Pledge and Security Agreement, dated as of October 14, 2004, among the applicable Loan Parties and the Collateral Agent, as they may be amended and/or supplemented from time to time.

“2004B Assignments of Patent, Trademarks and Copyrights” shall mean the Assignment of Patent, Trademarks and Copyrights, dated as of October 14, 2004, executed by CDIP, L.L.C. in favor of the Collateral Agent and the Assignment of Patent, Trademarks and Copyrights, dated as of October 14, 2004, executed by Churchill Downs Louisiana Horseracing Company, L.L.C. in favor of the Collateral Agent.

“2004B Collateral Documents” means, collectively, all of the instruments, documents and agreements by which any Person grants a security interest in any Collateral pursuant to the 2004B Amendment, including without limitation, those documents referenced in Sections 6.25 and 6.29 of this Agreement, which in turn includes without limitation, the 2004B Amendment to the Pledge and Security Agreement, the 2004B Louisiana Addendum to Pledge and Security Agreement (as defined in the 2004B Amendment to Pledge and Security Agreement), the 2004B Consent Joinder and Reaffirmation, the Louisiana Mortgages, the 2004B Assignments of Patents, Trademarks and Copyrights, the Fair Grounds Assignment and Subordination of Lease and Management Agreement, the Jazz Fest Subordination Agreement and Estoppel, and all other documents or instruments executed as security for the Secured Obligations in connection with the 2004B Amendment from time to time, as they may be amended and/or supplemented from time to time.

“2004B Consent Joinder and Reaffirmation” shall mean the Consent Joinder and Reaffirmation, dated October 14, 2004, among the Collateral Agent, the Borrower and the Guarantors party thereto.

“2004B Guarantor Joinder” shall mean the Guarantor Joinder, dated October 14, 2004, among the Collateral Agent, the Borrower and the Guarantors party thereto.

“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

“Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

“Wagerco” means an entity or entities existing or to be formed to consolidate racing signals, wagering rights, account wagering and related businesses of the Borrower and its Subsidiaries and third parties.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Working Cash Sweep Rider” is defined in Section 2.2.5.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

1.2 Amendment and Restatement of Previous Credit Agreement. The parties to this Agreement agree that, upon (i) the execution and delivery by each of the parties hereto of this Agreement and (ii) satisfaction of the conditions set forth in Sections 4.1 and 4.2, the terms and provisions of the Previous Credit Agreement shall be and hereby are amended, superseded and restated in their entirety by the terms and provisions of this Agreement. This Agreement is not intended to and shall not constitute a novation. All Loans made and Secured Obligations incurred under the Previous Credit Agreement which are outstanding on the Closing Date shall continue as Loans and Secured Obligations under (and shall be governed by the terms of) this Agreement. Without limiting the foregoing, upon the effectiveness hereof: (a) all Letters of Credit issued (or deemed issued) under the Previous Credit Agreement which remain outstanding on the Closing Date shall continue as Facility LCs under (and shall be governed by the terms of) this Agreement, (b) all Secured Obligations constituting Rate Management Obligations with any Lender or any Affiliate of any Lender which are outstanding on the Closing Date shall continue as Secured Obligations under this Agreement and the other Loan Documents, (c) the Agent shall make such reallocations of each Lender’s “Outstanding Credit Exposure” under the Previous Credit Agreement as are necessary in order that each such Lender’s Outstanding Credit Exposure hereunder reflects such Lender’s Pro Rata Share of the outstanding Aggregate Outstanding Credit Exposure and (d) the Previous Revolving Loans (as defined in Section 2.1) of each Departing Lender shall be repaid in full (accompanied by any accrued and unpaid interest and fees thereon), each Departing Lender’s “Commitment” under the Previous Credit Agreement shall be terminated and each Departing Lender shall not be a Lender hereunder.

ARTICLE II

THE CREDITS

2.1 Revolving Loan Commitment. Prior to the Closing Date, revolving loans were previously made to the Borrower under the Previous Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding revolving loans being hereinafter referred to as the “Previous Revolving Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrower and each of the Lenders agree that on the Closing Date but subject to the satisfaction of the conditions precedent set forth in Section 4.1 and 4.2 (as applicable), the Previous Revolving Loans shall be reevidenced as Revolving Loans under this Agreement, the terms of the Previous Revolving Loans shall be restated in their entirety and shall be evidenced by this Agreement. From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. On the date of this Agreement, the amount of the Aggregate Commitment is $200,000,000. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date. The Aggregate Commitment may be increased up to a total of $250,000,000 upon compliance with Section 2.22 below. No Lender shall have any obligation to increase its Commitment; any such increase shall be at the sole discretion of such Lender.

2.2 Swing Line Loans.

2.2.1 Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Section 4.2 and, if such Swing Line Loan is to be made on the date of the initial Advance hereunder, the satisfaction of the conditions precedent set forth in Section 4.1 as well, from and including the date of this Agreement and prior to the Facility Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans to the Borrower from time to time in an aggregate principal amount not to exceed the Swing Line Commitment, provided that the Aggregate Outstanding Credit Exposure (including without limitation Swing Line Loans) shall not at any time exceed the Aggregate Commitment, and provided further that at no time shall the sum of (i) the Swing Line Lender’s Pro Rata Share of the Swing Line Loans, plus (ii) the outstanding Revolving Loans made by the Swing Line Lender pursuant to Section 2.1, exceed the Swing Line Lender’s Commitment at such time. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Facility Termination Date.

2.2.2 Borrowing Notice. The Borrower shall deliver to the Agent and the Swing Line Lender irrevocable notice (a “Swing Line Borrowing Notice”) not later than noon (Louisville time) on the Borrowing Date of each Swing Line Loan, specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan which shall be an amount not less than $100,000. The Swing Line Loans shall bear interest at a rate per annum equal to the prime rate of interest announced by the Swing Line Lender from time to time, plus the Applicable Margin set forth in the Pricing Schedule for the Floating Rate at that time.

2.2.3 Making of Swing Line Loans. Promptly after receipt of a Swing Line Borrowing Notice, the Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan. Not later than 2:00 p.m. (Louisville time) on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in Louisville, to the Agent at its address specified pursuant to Article XIII. The Agent will promptly make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Agent’s aforesaid address.

2.2.4 Repayment of Swing Line Loans. Each Swing Line Loan shall be paid in full by the Borrower on or before the fifth (5th) Business Day after the Borrowing Date for such Swing Line Loan. In addition, the Swing Line Lender (i) may at any time in its sole discretion with respect to any outstanding Swing Line Loan, or (ii) shall, except when a Working Cash Sweep Rider is in effect, on the fifth (5th) Business Day after the Borrowing Date of any Swing Line Loan, require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan. Not later than noon (Louisville time) on the date of any notice received pursuant to this Section 2.2.4, each Lender shall make available its required Revolving Loan, in funds immediately available in Louisville to the Agent at its address specified pursuant to Article XIII. Revolving Loans made pursuant to this Section 2.2.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.11 and subject to the other conditions and limitations set forth in this Article II. Unless a Lender shall have notified the Swing Line Lender, prior to its making any Swing Line Loan, that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.2.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstance, including, without limitation, (a) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower, or (d) any other circumstance, happening or event whatsoever. In the event that any Lender fails to make payment to the Agent of any amount due under this Section 2.2.4, the Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Agent receives such payment from such Lender or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Lender fails to make payment to the Agent of any amount due under this Section 2.2.4, such Lender shall be deemed, at the option of the Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received. On the Facility Termination Date, the Borrower shall repay in full the outstanding principal balance of the Swing Line Loans.

2.2.5 Working Cash Sweep Rider. Any provision of this Section 2.2 to the contrary notwithstanding, the Agent and each Lender acknowledges that, at the request of the Borrower, the Swing Line Lender has linked the Swing Line Loans to the Borrower’s demand deposit account with the Swing Line Lender. The Agent and the Lenders further acknowledge that the Borrower has entered into a Working Cash, Line of Credit, Investment Sweep Rider (“Working Cash Sweep Rider”) with the Swing Line Lender, pursuant to which certain cash management activities, including the making of Swing Line Loans, will occur automatically in amounts that may be less than the stated minimum Swing Line Loan set forth in Section 2.2.2 above, and without the need for a Swing Line Borrowing Notice. Each Lender agrees that it shall be obligated, pursuant to and in accordance with Section 2.2.4, to fund such Lender’s Pro Rata Share of any such automatically-made Swing Line Loans on the fifth (5th) Business Day following the day such advances are made, unless the Agent shall have given the Swing Line Lender written notice prior to the date the Swing Line Loan was made that any applicable condition precedent set forth in Sections 4.1 or 4.2 had not then been satisfied, and the Swing Line Lender has had a reasonable amount of time, not to exceed two (2) Business Days from such notice, within which to act. In the event of termination of the Working Cash Sweep Rider by either the Borrower or the Swing Line Lender, the Swing Line Lender will promptly notify the Agent of such termination.

2.3 Letter of Credit Subfacility.

2.3.1 Issuance. The LC Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby and commercial letters of credit (each such Letter of Credit, together with each Letter of Credit issued or deemed to be issued pursuant to the Previous Credit Agreement and outstanding on the Closing Date, a “Facility LC”) and to renew, extend, increase, decrease or otherwise modify each Facility LC (“Modify,” and each such action a “Modification”), from time to time from and including the date of this Agreement and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed $25,000,000 and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC with an expiry date one year after issuance may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (x) above).

2.3.2 Participations. Upon (a) the Closing Date with respect to each Facility LC issued and outstanding under the Previous Credit Agreement and (b) the issuance or Modification by the LC Issuer of each other Facility LC in accordance with this Section 2.3, the LC Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the LC Issuer, a participation in such Facility LC (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

2.3.3 Notice. Subject to Section 2.3.1, the Borrower shall give the LC Issuer and the Agent notice prior to 10:00 a.m. (Louisville time) at least three Business Days, or such shorter period of time as may be acceptable to the LC Issuer in its discretion, prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby. Upon Agent’s receipt of such notice, the Agent shall promptly notify the LC Issuer if the proposed amount of such Facility LC will cause the Aggregate Outstanding Credit Exposure to equal or exceed the Aggregate Commitment. The issuance or Modification by the LC Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the LC Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the LC Issuer and that the Borrower shall have executed and delivered a Reimbursement Agreement (“LC Reimbursement Agreement”) in the form of Exhibit Q, and such application agreement and/or such other instruments and agreements relating to such Facility LC as the LC Issuer shall have reasonably requested (each, a “Facility LC Application”). The terms of the LC Reimbursement Agreement and Facility LC Application shall supplement the terms of this Agreement, but in the event of any conflict between the terms of this Agreement and the terms of any LC Reimbursement Agreement and/or any Facility LC Application, the terms of this Agreement shall control. On the date of issuance or Modification by the LC Issuer of any Facility LC, the LC Issuer shall notify the Agent, and the Agent shall promptly notify each Lender of the issuance or Modification of each Facility LC, specifying the beneficiary, the date of issuance (or Modification) and the expiry date of such Facility LC, the terms of the Facility LC and the nature of the transactions supported by the Facility LC.

2.3.4 LC Fees. The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Facility LC, a letter of credit fee at a per annum rate equal to the Applicable Margin for Eurodollar Loans in effect from time to time on the average daily undrawn stated amount under such Facility LC, such fee to be payable in arrears on each Payment Date, and such fee to be payable on the date of such issuance or increase (each such fee described in this sentence an “LC Fee”). In addition, the Borrower shall pay to the LC Issuer for its own account a fronting fee equal to 12.5 basis points (0.125%) multiplied by the daily average Letters of Credit Outstanding, payable quarterly in arrears commencing on the first Business Day of each October, January, April and July following issuance of each Facility LC and on the Facility Termination Date. As used herein, “Letters of Credit Outstanding” means the aggregate amount available to be drawn on all Facility LCs issued and outstanding (including any amounts drawn thereunder and not reimbursed, regardless of the existence or satisfaction of any conditions or limitations on drawing).

2.3.5 Administration; Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment in connection with a presentation of documents under such Facility LC, the LC Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the LC Issuer as a result of such demand and the proposed payment date (the “LC Payment Date”). The responsibility of the LC Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The LC Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the LC Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the LC Issuer on demand for (i) such Lender’s Pro Rata Share of the amount of each payment made by the LC Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.3.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the LC Issuer’s demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Louisville time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

2.3.6 Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the LC Issuer on or before the applicable LC Payment Date for any amounts to be paid by the LC Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC. All such amounts paid by the LC Issuer and remaining unpaid by the Borrower shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The LC Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the LC Issuer, but only to the extent such Lender has made payment to the LC Issuer in respect of such Facility LC pursuant to Section 2.3.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.10 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

2.3.7 Obligations Absolute. The Borrower’s obligations under this Section 2.3 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the LC Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the LC Issuer and the Lenders that the LC Issuer and the Lenders shall not be responsible for, and the Borrower’s Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The LC Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the LC Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the LC Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.3.7 is intended to limit the right of the Borrower to make a claim against the LC Issuer for damages as contemplated by the proviso to the first sentence of Section 2.3.6.

2.3.8 Actions of LC Issuer. The LC Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the LC Issuer. The LC Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.3, the LC Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

2.3.9 Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the LC Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the LC Issuer or the Agent may incur (or which may be claimed against such Lender, the LC Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the LC Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the LC Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the LC Issuer issuing any Facility LC which specifies that the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the LC Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the LC Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of the LC Issuer in determining whether a request presented under any Facility LC complied with the terms of such Facility LC. Nothing in this Section 2.3.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.3.10 Lenders’ Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the LC Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Section 2.3 or any action taken or omitted by such indemnitees hereunder.

2.3.11 Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the LC Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the “Facility LC Collateral Account”) at the Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and the LC Issuer and in which the Borrower shall have no interest other than as set forth in Section 8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders, and the LC Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days. Nothing in this Section 2.3.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

2.3.12 Rights as a Lender. In its capacity as a Lender, the LC Issuer shall have the same rights and obligations as any other Lender.

2.4 Required Payments; Termination. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

2.5 Ratable Loans. Each Advance hereunder shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

2.6 Types and Number of Eurodollar Advances. The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.10 and 2.11, or Swing Line Loans selected by Borrower in accordance with Section 2.2. The Borrower may have no more than six (6) Eurodollar Advances outstanding at any one time.

2.7 Commitment Fee; Reductions in Aggregate Commitment. The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee (the “Commitment Fee”) in arrears at a per annum rate equal to the Applicable Fee Rate in effect from time to time on the average daily Available Aggregate Commitment of such Lender from the date hereof to and including the Facility Termination Date, payable on each Payment Date hereafter and on the Facility Termination Date. Swing Line Loans shall not count as usage of any Lender’s Commitment for the purpose of calculating the commitment fee due hereunder. In addition, on the Closing Date, the Borrower shall pay to the Agent for the ratable account of the lenders then party to the Previous Credit Agreement, the accrued and unpaid commitment fees under the Previous Credit Agreement through Closing Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $5,000,000, upon at least one Business Days’ written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

2.8 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance (other than an advance to repay Swing Line Loans) shall be in the minimum amount of $500,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the Available Aggregate Commitment.

2.9 Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances (other than Swing Line Loans), or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances (other than Swing Line Loans) upon one Business Day’s prior notice to the Agent. The Borrower may at any time pay, without penalty or premium, all outstanding Swing Line Loans, or, in a minimum amount of $100,000 and increments of $50,000 in excess thereof, any portion of the outstanding Swing Line Loans, with notice to the Agent and the Swing Line Lender by 11:00 a.m. (Louisville Time) on the date of repayment. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by

Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances or any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior notice to the Agent.

2.10 Method of Selecting Types and Interest Periods for New Advances. Each Type of Advance shall bear interest according to its Type, from the date the Advance is made until it is repaid. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (Louisville time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

(i)	the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)	the aggregate amount of such Advance,

(iii)	the Type of Advance selected, and

(iv)	in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than 1:00 p.m. (Louisville time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Louisville to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent’s aforesaid address.

2.11 Conversion and Continuation of Outstanding Advances. Floating Rate Advances (other than Swing Line Loans) shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.11 or are repaid in accordance with Section 2.9. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.9 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.10, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance (other than a Swing Line Loan) into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Louisville time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

(i)	the requested date, which shall be a Business Day, of such conversion or continuation,

(ii)	the aggregate amount and Type of the Advance which is to be converted or continued, and

(iii)	the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

2.12 Changes in Interest Rate, etc. Each Floating Rate Advance (other than a Swing Line Loan) shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.11, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.11 hereof, at a rate per annum equal to the Floating Rate for such day. Each Swing Line Loan shall bear interest on the outstanding principal amount thereof, for each day from and including the day such Swing Line Loan is made to but excluding the date it is paid, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.10 and 2.11 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

2.13 Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.10, 2.11 or 2.12, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum, and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum and (iii) the LC Fee shall be increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

2.14 Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except with respect to repayments of Swing Line Loans, and in the case of Reimbursement Obligations for which the LC Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender, in the same type of funds that the Agent received, at such Lender’s address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with JPMorgan for each payment of principal, interest Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.14 shall also be deemed to refer, and shall apply equally, to the LC Issuer, in the case of payments required to be made by the Borrower to the LC Issuer pursuant to Section 2.3.6.

2.15 Noteless Agreement; Evidence of Indebtedness.

(i)	Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)	The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if applicable) with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

(iv)	Any Lender may request that its Loans be evidenced by a promissory note or, in the case of the Swing Line Lender, promissory notes representing its Revolving Loans and Swing Line Loans, respectively, substantially in the form of Exhibit E, with appropriate changes for notes evidencing Swing Line Loans (each, a “Note”). In such event, the Agent shall prepare and forward to the Borrower for execution and delivery to such Lender a Note or Notes payable to the order of such Lender. Thereafter, the Loans evidenced by each such Note and interest thereon shall at all times (prior to any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein, except to the extent that any such Lender subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

2.16 Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation signed by an Authorized Officer, if such confirmation is requested by the Agent or any Lender, of each telephonic notice. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

2.17 Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on each date set forth in the Working Cash Sweep Rider, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and on the Facility Termination Date. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and on the Facility Termination Date. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest, Commitment Fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year, except for interest payable on Advances at the Alternate Base Rate which shall accrue on the basis of the actual number of days elapsed over a year of 365 or 366 days, as appropriate. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.18 Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the LC Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.19 Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the LC Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the LC Issuer, as the case may be, and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the LC Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the LC Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

2.20 Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

2.21 Replacement of Lender. If the Borrower is required pursuant to Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

2.22 Increase in Commitments.

2.22.1 Amount of Increase in Commitments. The Borrower may at any time, with the consent of the Agent but without the consent of the Lenders except as provided in Sections 2.22.2 and 2.22.5(i), increase the Aggregate Commitment up to an amount not to exceed $250,000,000, subject to satisfaction of each and all of the requirements contained in this Section 2.22.

2.22.2 Eligibility. Each Lender who provides an increase in the Aggregate Commitment (each a “New Commitment Provider”) shall be either an existing Lender at the time of the increase (each an “Existing Lender”) or a financial institution reasonably acceptable to the Agent and the Borrower (and the Borrower’s acceptance shall not be unreasonably withheld) that is not then currently a Lender (each a “New Lender”) provided, that the Borrower shall first offer any increase in the Commitments to the Existing Lenders by giving notice thereof to each of the Existing Lenders and fifteen (15) Business Days to respond to such notice (failure to respond on a timely basis shall be deemed a rejection). Any notice given hereunder shall not be deemed to be a request for, or requirement of, consent from any Existing Lender who is not a New Commitment Provider to the increase in the Aggregate Commitment.

2.22.3 Notice. The Borrower and the Agent jointly shall notify the Lenders at least fifteen (15) Business Days before the date (“Commitment Increase Effective Date”) any increase in the Aggregate Commitment shall become effective. Such notice shall state the amount of the increase in the Aggregate Commitment, the names of the Lenders providing the additional Commitments and the Commitment Increase Effective Date.

2.22.4 Minimum Amount. Any increase in the Aggregate Commitment provided by any individual Lender shall be in an amount not less than $5,000,000 and integral multiples of $1,000,000 in excess thereof.

2.22.5 Implementation of Increase. On the Commitment Increase Effective Date:

(i)	Joinder. Each New Commitment Provider shall execute and deliver to the Agent two Business Days prior to the Commitment Increase Effective Date a Joinder in the form attached as Exhibit L (“Lender Joinder”), which shall become effective on the Commitment Increase Effective Date. The Lender Joinder shall set forth the Commitment provided by the New Commitment Provider if it is a New Lender and the new amount of the Commitment and the increase in the Commitment to be provided if it is an Existing Lender. If the New Commitment Provider is a New Lender it shall on the Effective Date join and become a party to this Agreement and the other Loan Documents as a Lender for all purposes hereunder and thereunder, subject to the provisions of this Section 2.22, having a Commitment as set forth in the Lender Joinder tendered by the same. Any Lender whose Commitment shall remain unaffected shall be deemed to have consented and agreed to such Lender Joinder.

(ii)	Floating Rate Loans. Each New Commitment Provider shall (i) purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in any Floating Rate Loans outstanding on the Commitment Increase Effective Date, and (ii) share ratably in all Floating Rate Loans borrowed by the Borrower after the Commitment Increase Effective Date.

(iii)	Eurodollar Rate Loans. Each New Commitment Provider shall (a) purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in each outstanding Eurodollar Loan on the date on which the Borrower either renews its Eurodollar Loan election with respect to the Eurodollar Loan in question or converts such Eurodollar Loan to a Floating Rate Loan, provided that the New Commitment Providers shall not purchase an interest in such Loans from the other Lenders on the Commitment Increase Effective Date (unless the Commitment Increase Effective Date is a renewal or conversion date, as applicable, in which case the preceding sentence shall apply), and (b) shall participate in all new Eurodollar Loans borrowed by the Borrower on and after the Commitment Increase Effective Date.

(iv)	Facility LCs. Each New Commitment Provider shall participate in all Facility LCs outstanding on the Commitment Increase Effective Date according to its Pro Rata Share and in accordance with the terms of this Agreement.

(v)	Limit on Amount. Any increase in the Commitments pursuant to this Section 2.22 may not cause the total amount of the Commitments to exceed $250,000,000.

(vi)	No Default or Unmatured Default; Representations and Warranties. There shall exist no Default or Unmatured Default on the Commitment Increase Effective

Date. Without limiting that sentence, the representations and warranties contained in Article V must be true and correct in all material respects as of such Commitment Increase Effective Date except to the extent any such representation is stated to relate solely to an earlier date, in which case such representation shall have been true and correct on and as of such earlier date. If a Default or Unmatured Default exists on such Commitment Increase Effective Date, or such representations and warranties are not true and correct to the extent and as required in the second sentence of this Section 2.22.5(vi), the Borrower shall not request an increase of, and may not increase, the Aggregate Commitment.

(vii)	No Obligation. No Existing Lender shall be required to increase its Commitment in the event that the Borrower asks such Existing Lender to provide all or a portion of any increase in the Aggregate Commitment desired by the Borrower.

ARTICLE III

YIELD PROTECTION; TAXES

3.1 Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation or the LC Issuer with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

(i)	subjects any Lender or any applicable Lending Installation or the LC Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the LC Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

(ii)	imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the LC Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(iii)	imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the LC Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the LC Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the LC Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest received by it, by an amount deemed material by such Lender or the LC Issuer, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation Lender or the LC Issuer, as the case may be, of making or maintaining its Eurodollar Loans or Commitment or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the LC Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 15 days of demand by such Lender or the LC Issuer, as the case may be, the Borrower shall pay such Lender or the LC Issuer, as the case may be, such additional amount or amounts as will compensate such Lender, or the LC Issuer, as the case may be, for such increased cost or reduction in amount received.

3.2 Changes in Capital Adequacy Regulations. If a Lender or the LC Issuer determines the amount of capital required or expected to be maintained by such Lender or the LC Issuer, any Lending Installation of such Lender or the LC Issuer or any corporation controlling such Lender or the LC Issuer is increased as a result of a Change, then, within 15 days of demand by such Lender or the LC Issuer, the Borrower shall pay such Lender or the LC Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the LC Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender or the LC Issuer’s policies as to capital adequacy). “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or the LC Issuer or any Lending Installation or any corporation controlling any Lender or the LC Issuer. “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3 Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

3.5 Taxes.

(i)	All payments by the Borrower to or for the account of any Lender, the LC Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the LC Issuer or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the LC Issuer or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)	In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or any Facility LC Application (“Other Taxes”).

(iii)	The Borrower hereby agrees to indemnify the Agent, the LC Issuer and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the LC Issuer or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent, the LC Issuer or such Lender makes demand therefor pursuant to Section 3.6.

(iv)	Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not more than ten Business Days after the date of this Agreement, (i) deliver to the Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

(v)	For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

(vi)

Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

(vii)	If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

3.6	Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

4.1. Initial Credit Extension. The effectiveness of this Agreement and the obligation of the Lenders to make the initial Credit Extension hereunder, which initial Credit Extension shall occur no later than September 23, 2005, shall be subject to the satisfaction of the following conditions precedent and, if applicable, the delivery by the Borrower to the Agent with sufficient copies for the Lenders of the following:

(i)	the Borrower has furnished to the Agent, with sufficient copies for the Lenders, the following, in each case satisfactory to the Agent, in its discretion, and its counsel:

(a)	Copies of the articles or certificate of incorporation of the Borrower and each other Loan Party, together with all amendments, and a certificate of good standing (or comparable certificate in the case of those governmental offices which do not issue good standing certificates), each certified by the appropriate governmental officer in its jurisdiction of incorporation or formation.

(b)

Copies, certified by the Secretary or Assistant Secretary (or Person serving an equivalent function) of the Borrower and each other Loan Party, of its by-laws or operating agreement, as applicable, and of its board of directors’ resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower and each other Loan Party is a party.

(c)	An incumbency certificate, executed by the Secretary or Assistant Secretary (or Person serving an equivalent function) of, as applicable, the Borrower and each other Loan Party, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or Persons of the Borrower and each other Loan Party authorized to sign the Loan Documents to which, as applicable, the Borrower and each other Loan Party is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower and each other Loan Party.

(d)	A certificate, signed by the chief financial officer of the Borrower, in the form of Exhibit P stating that on the initial Credit Extension Date no Default or Unmatured Default has occurred and is continuing.

(e)	A written opinion of the Borrower’s and the Guarantors’ counsel, addressed to the Lenders in substantially the form of Exhibit A.

(f)	Any Notes requested by a Lender pursuant to Section 2.15 payable to the order of each such requesting Lender.

(g)	Written money transfer instructions from the Borrower, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

(h)	If the initial Credit Extension will be the issuance of a Facility LC, a properly completed Facility LC Application.

(i)	All Collateral Documents and other Loan Documents executed by the Borrower or the Guarantors, as the case may be, including without limitation any amendments, reaffirmations or supplements to the Pledge and Security Agreement, the Guaranty, the Mortgages, the Negative Pledge Agreement, the Indemnity Agreement, the Assignment of Patents, Trademarks and Copyrights and the Intercompany Subordination Agreement requested by the Collateral Agent to be executed and delivered on the Closing Date.

(j)	Intentionally Omitted.

(k)	Intentionally Omitted.

(l)	Intentionally Omitted.

(m)	Intentionally Omitted.

(n)	The insurance certificate described in Section 5.20 and 6.6(ii).

(o)	Intentionally Omitted.

(p)

Reports of searches of personal property of records from the appropriate reporting agencies listed on
Schedule 4.1(i)(p). The Agent may obtain such reports but the Borrower shall pay all costs associated with obtaining them. The reports of searches of the personal property of records shall not disclose any security interest in the Loan Parties’ personal property prior to the Collateral Agent’s security interest therein other than Permitted Liens.

(q)	All material third-party consents required to effectuate the transactions under the Loan Documents, including without limitation those described on Schedule 4.1(i)(q).

(r)	Evidence satisfactory to the Agent that no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Agent’s sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents.

(s)	Evidence satisfactory to the Agent with respect to the proper perfection and priority of all of the Liens created in favor of the Collateral Agent securing all of the Secured Obligations.

(t)	Evidence satisfactory to the Agent that prior to, or simultaneously with the closing of the transactions described herein, the Borrower has paid all of the Refinanced Indebtedness and shall have delivered to the Agent a copy of a payoff letter, in a form satisfactory to the Agent, in its discretion, signed by the “Term Note Purchasers” as defined in the Previous Credit Agreement and evidencing the payoff and termination of such Refinanced Indebtedness, as well as termination of their interest in any Liens in connection therewith.

(u)	Intentionally Omitted.

(v)	Unqualified audited financial statements for the Borrower dated as of December 31, 2004.

(w)	A certificate in the form of Exhibit P signed by the chief financial officer of the Borrower stating that at the initial Credit Extension no Material Adverse Effect has occurred since December 31, 2004 or is occurring, and all of the representations and warranties made by or on behalf of any of the Loan Parties relating to this Agreement and/or any of the other Loan Documents remain true, correct and complete.

(x)	Payment or reimbursement of expenses as and to the extent required under Section 9.6 and payment of fees under Section 10.13.

(y)	Such other documents as the Agent, any Lender or their counsel may have reasonably requested.

(ii)	The Agent and the Lenders shall have determined to their satisfaction:

(a)	There exists no Default or Unmatured Default.

(b)	No Material Adverse Effect shall have occurred since December 31, 2004.

(c)	The Loan Parties have complied with all applicable requirements of Regulation U.

(d)	All legal and regulatory matters (including those relating to taxes) are satisfactory.

(e)	No injunctions or temporary restraining orders against any Loan Party exist which would prohibit a Credit Extension.

(f)	No existing or potential environmental liability with respect to any Loan Party and/or any Collateral exists that would have a Material Adverse Effect.

4.2 Each Credit Extension. The Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

(i)	There exists no Default or Unmatured Default.

(ii)	The representations and warranties contained in Article V are true and correct in all material respects as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)	All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Loan Parties jointly and severally represent and warrant to the Agent and the Lenders that:

5.1 Existence and Standing. Each of the Loan Parties and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its respective business in each jurisdiction in which its respective business is conducted and where the failure to do so would cause a Material Adverse Effect.

5.2 Authorization and Validity. Each Loan Party has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Loan Party of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Loan Party is a party constitute legal, valid and binding obligations of the applicable Loan Party enforceable against the applicable Loan Party in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3 No Conflict; Government Consent. Neither the execution and delivery by a Loan Party of the Loan Documents to which it is a party, nor the consummation by it of the transactions therein contemplated, nor compliance with the provisions thereof by it will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any such Loan Party or (ii) any such Loan Party’s articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which any such Loan Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or except for the Liens required by the terms of Loan Documents, result in, or require, the creation or imposition of any Lien in, of or on the Property of any such Loan Party pursuant to the terms of any such indenture, instrument or agreement. Except for the recordation of any applicable Collateral Documents with any applicable governmental authority, no order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by any Loan Party, is required to be obtained by any Loan Party in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the parties to this Agreement and the other Loan Documents acknowledge that (i) the transfer, assignment, change of ownership or interest, foreclosure or realization on any of the Collateral or the stock of Churchill Downs Management Company or (ii) any transfer, assignment, or change of ownership or interest in any pari-mutuel permits or licenses must comply with applicable law, which may require prior approval by the Florida Division of Pari-Mutuel Wagering or comparable governmental authority in the applicable State.

5.4 Financial Statements. The December 31, 2004 consolidated financial statements of the Loan Parties heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Loan Parties at such date and the consolidated results of their operations for the period then ended.

5.5 Material Adverse Change. Since December 31, 2004 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Loan Parties taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

5.6 Taxes. Each Loan Party has filed all United States federal tax returns and all other tax returns which are required to be filed and has paid all taxes due pursuant to said returns or pursuant to any assessment received by such Loan Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists. The United States income tax returns of each Loan Party and the other Loan Parties have been audited by the Internal Revenue Service through the fiscal year ended December 31, 2000. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Loan Party in respect of any taxes or other governmental charges are adequate.

5.7 Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting any Loan Party which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Loan Parties have no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

5.8 Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Loan Parties as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by each Loan Party. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

5.9 ERISA. Except for any Multiemployer Plan, none of the Loan Parties sponsors or contributes to a Plan that is covered by Title IV of ERISA or that is subject to the minimum funding standards under Section 412 of the Code. Neither any Loan Party nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $10,000,000.00 in the aggregate. No Loan Party has any knowledge that any Plan fails to comply in all material respects with all applicable requirements of law and regulation. Neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

5.10 Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of the other Loan Parties to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any misstatement of material fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Loan Parties which are subject to any limitation on sale, pledge, or other restriction hereunder.

5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

5.13 Compliance With Laws. The Loan Parties have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

5.14 Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Loan Parties will have good title, free of all Liens other than Permitted Liens, to all of the Property and assets reflected in the Borrower’s most recent consolidated financial statements provided to the Agent as owned by the Loan Parties. Except for the Permitted Liens, liens granted to the Collateral Agent for the benefit of the Lenders pursuant to the Mortgages do constitute and will constitute valid first priority Liens under applicable law. Borrower will take all such action as will be necessary or advisable to establish such Lien of the Collateral Agent and its priority as described in the preceding sentence at or prior to the time required for such purpose, and there will be as of the date of execution and delivery of the Mortgages no necessity for any further action in order to protect, preserve and continue such Lien and such priority except for (i) the filing of continuation statements to continue financing statements (filed as fixture filings) upon the expiration thereof and (ii) for the recordation of the Calder Mortgage and for the recording of the Mortgages (other than the Calder Mortgage) all of which recordation of such Mortgages (other than the Calder Mortgage and Mortgages entered into after the Previous Closing Date) shall have occurred on the Previous Closing Date (or within one Business Day following the Previous Closing Date provided that the title insurance policy relating to such Mortgages (other than the Calder Mortgage and Mortgages entered into after the Previous Closing Date) provides coverage as of the Previous Closing Date based on pro forma policies delivered and accepted on or before the Previous Closing Date).

5.15 Plan Assets; Prohibited Transactions. The Borrower (a) is not an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and assuming the source of the Loans does not in any case include the assets of any employee benefit plan, neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code, and (b) the Borrower is an “operating company” as defined in 29 C.F.R 2510-101 (c) or “benefit plan investors” (as defined in 29 C.F.R. § 2510.3-101(f)) do not own 25% or more of the value of any class of equity interests in the Borrower.

5.16 Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Loan Parties, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a “holding company” or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, within the meaning of the Public Utility Holding Company Act of 1935, as amended.

5.19 Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Loan Parties to their employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $10,000,000.00.

5.20 Insurance. The certificate signed by the President or chief financial officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and the other Loan Parties and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer’s or insurers’ name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

5.21 Solvency. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Loan Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Loan Parties on a consolidated basis; (b) the present fair saleable value of the Property of the Loan Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Loan Parties on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Loan Parties on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Loan Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

(ii) The Borrower does not intend to, or to permit any of the other Loan Parties to, and does not believe that it or any of the other Loan Parties will, incur debts beyond such Person’s ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Loan Party and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Loan Party.

5.22 Intellectual Property. Schedule 5.22 sets forth a true and complete list, differentiated by each Loan Party, of all of the patents, trademarks, licenses not included in Schedule 5.25, copyrights and other intellectual property owned by any of the Loan Parties or which any of them has an interest.

5.23 Properties. Schedule 5.23 sets forth a true and complete list, differentiated by each Loan Party, of the addresses of all Real Property.

5.24 Operating Locations. Schedule 5.24 sets forth a true and complete list, differentiated by each Loan Party, of the street addresses of each of the Loan Parties’ operating locations.

5.25 Certain Licenses. Schedule 5.25 sets forth a true and complete list, differentiated by each Loan Party of all licenses or other authorities under which any Loan Party is a licensee from any racing commission or authority or holder of other racing rights.

5.26 Predecessor Entities of the Loan Parties. Schedule 5.26 sets forth a list of any and all predecessors and/or prior names of any Loan Party within the past five (5) years, including any entity or entities which may no longer exist, whether by reason of merger, acquisition, consolidation, sale of its material assets, dissolution, bankruptcy, reorganization, which may have or had an interest in the Collateral or any part thereof, together with such predecessor’s (1) state of incorporation, (2) the jurisdictional location of all of such entities offices and locations and (3) all jurisdictional locations where any Collateral may have been kept.

ARTICLE VI

COVENANTS

From and after the date of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1 Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

(i)	Within ninety (90) days after the close of each of Borrower’s fiscal years, an unqualified (except for qualifications relating to changes in Agreement Accounting Principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower’s independent certified public accountants) audit report certified by PriceWaterhouseCoopers or such other independent certified public accountants acceptable to the required Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated basis for itself and the other Loan Parties, including consolidated balance sheets as of the end of such period, related consolidated profit and loss and reconciliation of surplus statements, and a consolidated statement of cash flows, accompanied by any management letter prepared by said accountants, provided that satisfaction of the requirements of this Section 6.1(i) shall be deemed to have been met by delivery within the time frame specified above of (a) copies of the Borrower’s Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the SEC, and (b) the financial statements and reports otherwise required in this Section 6.1(i), consolidated as to the Borrower and the other Loan Parties, except that such financial statements and reports need not be audited and may be internally prepared.

(ii)	Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and the other Loan Parties, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a consolidated statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer, provided that satisfaction of the requirements of this Section 6.1(ii) shall be deemed to have been met by delivery within the time frame specified above of copies of (a) the Borrower’s Quarterly Report on Form 10-Q prepared in accordance with the requirements therefor and filed with the SEC, and (b) the financial statements and reports otherwise required in this Section 6.1(ii), consolidated as to the Borrower and the other Loan Parties.

(iii)	As soon as available, but in any event within ninety (90) days after the beginning of each fiscal year of the Borrower, a copy of the plan and budget (including, at a minimum, a projected consolidated balance sheet for the following fiscal year end and projected quarterly income statements) of the Borrower and the other Loan Parties for such fiscal year.

(iv)	Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate, in substantially the form of Exhibit B attached hereto, signed by its chief financial officer or treasurer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

(v)	Within two hundred seventy (270) days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, if any, certified as correct by an actuary enrolled under ERISA.

(vi)	If the Borrower has established a Plan, as soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

(vii)	As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of the other Loan Parties is or may be liable to any Person as a result of the release by the Borrower, any of the other Loan Parties, or any other Person of any Hazardous Materials into the environment, and (b) any notice alleging any violation of any Environmental Laws by the Borrower or any of the other Loan Parties, which, in either case, could reasonably be expected to have a Material Adverse Effect.

(viii)	Promptly upon request, copies of all annual reports to shareholders (including without limitation annual reports to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), financial statements, reports and proxy statements so furnished and which are not otherwise available on the SEC’s Edgar (or its successor) system.

(ix)	Promptly upon request, copies of all registration statements and annual, quarterly, monthly or other regular reports which any of the Loan Parties files with the SEC and which are not otherwise available on the SEC’s Edgar (or its successor) system.

(x)	Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

6.2 Use of Proceeds. The Borrower and each other Loan Party will, and will cause each Subsidiary to, use the proceeds of the Credit Extensions to (a) repay in full the Refinanced Indebtedness outstanding on or prior to the Closing Date (without giving effect to the initial Credit Extensions hereunder) and expenses incurred in connection with such repayment and (b) for general corporate purposes, including for working capital and Acquisition needs. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U).

6.3 Notice of Default. The Borrower and each other Loan Party will give prompt notice in writing to the Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

6.4 Conduct of Business. The Borrower and each other Loan Party will, and will cause each Subsidiary (other than the Excluded Subsidiaries) to, carry on and conduct its respective business in substantially the same manner and in substantially the Current Fields of Enterprise, and in any other mode of gambling, including pari-mutuel wagering on horse racing and Permitted Alternative Gaming which, in each case, is conducted in full compliance with applicable law, and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its respective business is conducted in each case in which the failure to so maintain such authority would have a Material Adverse Effect.

6.5 Taxes. The Borrower and each other Loan Party will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon such Loan Party or such Loan Party’s income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

6.6 Insurance.

(i)	The Borrower and each other Loan Party will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

(ii)	All insurance which the Loan Parties are required to maintain shall be satisfactory to the Agent in form, amount and insurer. Such insurance shall provide that any loss thereunder shall be payable notwithstanding any action, inaction, breach of warranty or condition, breach of declarations, misrepresentation or negligence of any of the Loan Parties. Each policy shall contain an agreement by the insurer that, notwithstanding lapse of a policy for any reason, or right of cancellation by the insurer or any cancellation by any Loan Party such policy shall continue in full force for the benefit of the Collateral Agent for at least thirty (30) days after written notice thereof to the Agent and the applicable Loan Party, and no alteration in any such policy shall be made except upon thirty (30) days written notice of such proposed alteration to the Agent and the applicable Loan Party and written approval by the Agent. At or before the making of the first Credit Extension, each Loan Party shall provide the Agent with certificates evidencing its due compliance with the requirements of this Section.

6.7 Compliance with Laws. The Borrower and each other Loan Party will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which such party may be subject including, without limitation, all Environmental Laws, provided that it shall not be deemed to be a violation of this Section 6.7 if any failure to comply with any law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Effect.

6.8 Maintenance of Properties. The Borrower and each other Loan Party will, and will cause each Subsidiary (other than the Excluded Subsidiaries) to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, normal wear and tear excepted and taking into account the age and condition of such Property and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

6.9 Inspection. The Borrower and each other Loan Party will, and will cause each Subsidiary to, permit the Agent, the Collateral Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent, the Collateral Agent or any Lender may designate; provided, however, so long as no Default or Unmatured Default has occurred or is continuing, no such inspections, examinations, or discussions shall occur during the two week period preceding, or on the day of, the running of the [i] Kentucky Derby or [ii] Breeder’s Cup, if the Breeder’s Cup is to be held at Churchill Downs.

6.10 Indebtedness. The Borrower and the other Loan Parties will not, nor will they permit any Subsidiary (other than Excluded Subsidiaries) to, create, incur or suffer to exist any Indebtedness, except:

(i)	The Loans and the Reimbursement Obligations;

(ii)	Indebtedness existing on the date hereof and described in Schedule 2;

(iii)	Indebtedness arising under Rate Management Transactions related to the Loans to the extent permitted under Section 6.22;

(iv)	Indebtedness secured by any purchase money security interests not exceeding $5,000,000;

(v)	Capitalized Lease Obligations in an amount not exceeding $5,000,000;

(vi)	Indebtedness to sellers in connection with Permitted Acquisitions in an aggregate amount not to exceed $10,000,000 provided that such Indebtedness is subordinated to the Indebtedness hereunder pursuant to subordination provisions acceptable to the Required Lenders in the Required Lenders’ reasonable discretion;

(vii)	Indebtedness secured by any Lien permitted pursuant to Section 6.16;

(viii)	Intentionally Omitted;

(ix)	Indebtedness of not greater than $153,000,000 under the Master Plan Bond Transaction;

(x)	Indebtedness permitted under Section 6.15, reduced by the amounts of Indebtedness actually outstanding at any time that is described in or subject to clauses (iv), (v) and/or (vi) of this Section 6.10.

6.11 Merger. Without the consent of the Required Lenders, the Borrower will not, nor will it permit any Subsidiary (other than the Excluded Subsidiaries) to, merge or consolidate with or into any other Person, except that a Loan Party may merge into the Borrower or a Wholly-Owned Subsidiary that is or becomes a Loan Party provided that at least ten (10) Business Days before the date of such consolidation or merger, the applicable parties shall have delivered to the Agent all of the new Mortgages, amendments to Mortgages, financing statements, amendments thereto and other amendments to the Loan Documents and the schedules thereto required to reflect such consolidation or merger and to perfect or confirm the Liens of the Collateral Agent for the benefit of the Lenders in the assets of the Loan Parties which are parties thereto.

6.12 Sale of Assets.

(i)	The Borrower will not, nor will it permit any Subsidiary (other than the Excluded Subsidiaries (including, without limitation, the sale of the assets and facilities commonly known as Hollywood Park)) to, lease, sell or otherwise dispose of its Property to any other Person, except:

(a)	Sales of inventory in the ordinary course of business.

(b)	Leases, sales or other dispositions of its Property (including ownership interests in Guarantors described in Subsection 6.12(iii)(a) and/or (b)) that, together with all other Property of the Loan Parties previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section, in the aggregate, (1) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Twelve Month Substantial Portion of the Property of the Loan Parties, or (2) from and after the Closing Date does not constitute a Term Substantial Portion of the Property of the Loan Parties, in each case (subject to subsection (ii) below); provided that prior to and upon completion of such lease, sale or other disposition no Default or Unmatured Default would exist, including after giving effect to such sale, transfer or other disposition.

(c)	Without regard to, and in addition to the limits of Section 6.12(i)(b), the sale, transfer or other disposition of the assets of, or ownership interests in, Ellis Park Race Course and/or Racing Corporation of America, provided that prior to and upon completion of such sale, transfer or other disposition no Default or Unmatured Default would exist, including after giving effect to such sale, transfer or other disposition, and provided further that the full amount of the cash proceeds realized on such sale, transfer or other disposition are applied to reduce the Aggregate Outstanding Credit Exposure.

(ii)	Intentionally Omitted.

(iii)	(a) Upon the sale of Property permitted under and in accordance with Subsection 6.12(i)(c) above, the Agent is hereby authorized by the Lenders to instruct the Collateral Agent to cause Racing Corporation of America and Ellis Park Race Course, Inc. to be released from their obligations under the Guaranty without the need for any further authorization from the Lenders.

(b)	Upon consummation of the sale or other disposition of Property that (1) consists of (A) all of the interests of all Loan Parties in a Guarantor, including, without limitation, all of the capital stock, LLC or partnership (as applicable) and other equity interests in that Guarantor, or (B) all of the Property of a Guarantor, and (2) is permitted under and consummated in accordance with Subsections 6.12(i)(b) and (ii) above, the Agent is hereby authorized by the Lenders to instruct the Collateral Agent to cause that particular Guarantor to be released from its obligations under the Guaranty without the need for any further authorization from the Lenders, provided that no Default or Unmatured Default shall exist and be continuing or result from that sale or other disposition of that Property and/or the release of that Guarantor from its obligations under the Guaranty.

Notwithstanding the foregoing provisions of this Section 6.12, nothing contained in this Section 6.12 or this Agreement shall prevent the Borrower nor any other Loan Party or any Subsidiary from conducting its revenue producing activities in the ordinary course of its respective business, including, but not limited to, the (a) leasing or licensing of parking facilities, banquet facilities, boxes, suites or other facilities to the patrons of the Borrower, each Loan Party and each Subsidiary (collectively, the “Patrons”), (b) granting of personal suite licenses to Patrons, (c) granting of licenses to Patrons to use space in the “marquee village” and other similar facilities, and (d) the license or use for a fee of simulcast signals, trademarks, copyrights, and other similar assets, and (e) prepaying and/or forgiving any amounts owed under or canceling the bond or the Lease issued or entered into in connection with the Master Plan Bond Transaction.

6.13 Investments and Acquisitions. The Borrower will not, nor will it permit any other Loan Party to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

(i)	(a) Cash Equivalent Investments and (b) Permitted Investments.

(ii)	Any Investment (a) in existence on the date hereof (including without limitation existing Investments in Subsidiaries) and described in Schedule 1, (b) in any Subsidiary that is a Loan Party if such Investment is not an Acquisition, and (c) so long as no Default or Unmatured Default has occurred and is continuing, in an Excluded Entity that is not an Acquisition if, but only if, the aggregate amount of all Investments in all Excluded Entities under this clause (ii)(c) after the date of this Agreement, when aggregated with all of the Acquisitions and/or Investments under clauses (iii)(d)(4), (iii)(e) and (iii)(f) of this Section 6.13 made after the date of this Agreement (including such proposed Investment), shall not exceed 20% of Consolidated Net Worth at the time of the proposed Investment in such Excluded Entity. The Loan Parties shall demonstrate, including in appropriate circumstances determined by and acceptable to the Agent, through representations by the Loan Parties, that they shall be in compliance with all provisions of this Agreement after giving effect to any Investment permitted by this clause 6.13 (ii)(c) by delivering, at least five (5) Business Days prior to making or closing such Investment a certificate in the form of Exhibit O (each an “Investment Compliance Certificate”) evidencing such compliance.

(iii)	The Borrower or any Loan Party may effect an Acquisition through a merger, consolidation or by purchase, lease or otherwise of the capital stock or ownership interest of another Person, or of Property of another Person (each a “Permitted Acquisition”), to the extent, but only to the extent, such Loan Party shall have complied with all of the applicable following provisions:

(a)	In the case of a Permitted Acquisition by the Borrower, the Borrower shall be the surviving entity in any merger or consolidation.

(b)	At least thirty (30) Business Days before the date of the proposed Acquisition, the Borrower shall have delivered to the Agent a notice of acquisition substantially in the form of Exhibit F attached hereto (a “Notice of Acquisition”) describing in detail the proposed Acquisition.

(c)

(1) Such Person is either (A) an existing Guarantor or (B) has executed a Guarantor Joinder to join this Agreement as a Guarantor pursuant to Section 9.14, or shall have done so on or before the date of such Permitted Acquisition, or, (2) in the alternative, upon request provided in the Notice of Acquisition of the Loan Party acquiring such Person, on or before the date of closing of such

Permitted Acquisition, the Required Lenders shall have consented, in their discretion, in writing, to permit such acquired Person to be an Excluded Entity.

(d)	If the Person to be acquired is not to be an Excluded Entity, then clauses (1), (2), (3) and (4) of this subsection apply:

(1)	The Loan Party which acquires such ownership interest in such Person shall pledge such ownership interests to the Collateral Agent pursuant to the Pledge and Security Agreement and Section 9.14 on or before the date of the closing of such Permitted Acquisition, except as provided in clauses (iii)(d)(3) or (iii)(e) below; and such Person shall, on or before the date of the closing of such Permitted Acquisition execute and deliver a Guarantor Joinder and otherwise comply with the requirements of Section 9.14;

(2)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition;

(3)	If such Person is engaged in a Current Field of Enterprise and applicable laws relating to horse racing or gaming prohibit the pledge of the ownership interests of such Person or the grant of Liens in one or more assets of such Person (such stock and assets, collectively, the “Restricted Assets”), such Person and its owners shall not be obliged to grant Liens in the Restricted Assets, provided that the Loan Parties shall use their best efforts with respect to the matters within their respective control to obtain, within ninety (90) days after the date of such Permitted Acquisition (A) the consent of the applicable regulatory authority to the pledge or grant of first and prior Liens in the Restricted Assets of such Person to the Collateral Agent, or (B) the acknowledgement by such regulatory authority that such a pledge or grant of security interests does not require such consent; and the applicable Loan Parties shall within ten (10) days after receiving any such acknowledgement or consent take all steps necessary or appropriate to pledge and grant first and prior Liens, other than Permitted Liens, in favor of the Collateral Agent in, as applicable, the Restricted Assets pursuant to the Pledge and Security Agreement and any other applicable Collateral Documents, other Loan Documents, and/or other documents in the form of the Collateral Documents except for the name of the applicable Loan Party and the description of the Property; and

(4)	If such Person is not engaged in a Current Field of Enterprise, the aggregate consideration paid for the Acquisition of and Investment in that Person, together with all other Acquisitions under this clause (iii)(d)(4) previous to the Acquisition in question, when aggregated with all of the Investments under clause(ii)(c) and Acquisitions under clauses (iii)(e) and (iii)(f) of this Section 6.13, shall not exceed 20% of Consolidated Net Worth at the time of the proposed Acquisition of such Person.

(e)	If the acquired Person is to be an Excluded Entity, then clauses (1), (2), (3) and (4) of this subsection apply:

(1)	The board of directors or other equivalent governing body of such

Person shall have approved such Permitted Acquisition and, if the Loan Parties shall use any portion of the Loans to fund such Permitted Acquisition, the Loan Parties shall also have delivered to the Lenders written evidence of the approval of the board of directors (or equivalent body) of such Person for such Permitted Acquisition;

(2)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition;

(3)	The Loan Parties shall have delivered to the Agent at least five (5) Business Days before such Permitted Acquisition copies of any agreements entered into or proposed to be entered into by such Loan Parties in connection with such Permitted Acquisition and shall deliver to the Agent for its review such other information about such Person or its Property as the Agent may reasonably require; and

(4)	The aggregate consideration paid for the Acquisition of and Investment in all Persons pursuant to this clause (iii)(e) of this Section 6.13, when aggregated with all other consideration paid for the Acquisition of and Investments in any Person under this clause (iii)(e) and when aggregated with all Investments under clause (ii)(c) and all Acquisitions under clauses (iii)(d)(4) and (iii)(f) of this Section, shall not exceed 20% of Consolidated Net Worth at the time of the Proposed Acquisition of such Person.

(f)	If the Permitted Acquisition is through purchase, lease or other acquisition of Property of a Person by a Loan Party, then clauses (1), (2) and (3) of this subsection apply:

(1)	No Default or Unmatured Default shall exist prior to and/or after giving effect to such Permitted Acquisition.

(2)	That Loan Party shall pledge such Property pursuant to the Pledge and Security Agreement and/or Mortgage(s), as appropriate, and Section 6.29, unless such Loan Party is engaged in a Current Field of Enterprise and applicable laws relating to horse racing or gaming cause the Property, or some part of it, being acquired to be Restricted Assets, in which case such Loan Party shall not be obliged to grant Liens in the Restricted Assets, provided that the Loan Parties shall use their best efforts with respect to the matters within their respective control to obtain, within ninety (90) after the date of such Permitted Acquisition (A) the consent of the applicable regulatory authority to the pledge or grant of first and prior Liens, other than Permitted Liens, in the Restricted Assets of such Loan Party to the Collateral Agent, or (B) the acknowledgement by such regulatory authority that such a pledge or grant of security interests does not require such consent, and that Loan Party shall within ten (10) days after receiving any such acknowledgement or consent take all steps necessary or appropriate to pledge and grant first and prior Liens, other than Permitted Liens, in favor of the Collateral Agent in, as applicable, the Restricted Assets pursuant to the Pledge and Security Agreement and any other applicable Collateral Documents, other Loan Documents, and/or documents consistent with the Collateral Documents.

(3)	If that Loan Party is not engaged in a Current Field of Enterprise both before and after the Permitted Acquisition, the aggregate consideration paid for the Acquisition of Property of such Person by such Loan Party pursuant to this clause (iii)(f) of this Section 6.13, when aggregated with all other consideration paid for the Investment in any Person under clause (ii)(c) and when further aggregated with all other Acquisitions and Investments under clauses (iii)(d)(4) and (iii)(e) of this Section, shall not exceed 20% of Consolidated Net Worth at the time of the proposed Acquisition of such Property.

(g)	The Loan Parties shall demonstrate, including, in appropriate circumstances determined by and acceptable to the Agent, through representations by the Loan Parties, that they shall be in compliance with (i) the covenants contained in Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33 and 6.34 (including in such computation Indebtedness, Contingent Obligations, Sale and Leaseback Transactions and all other liabilities and/or obligations assumed or incurred by a Loan Party or such Person in connection with such Permitted Acquisition), and (ii) all other provisions of this Agreement after giving effect to any Permitted Acquisition, by delivering at least five (5) Business Days prior to such Permitted Acquisition a certificate in the form of Exhibit M hereto (each an “Acquisition Compliance Certificate”) evidencing such compliance.

6.14 Subsidiaries. Each Loan Party shall not, and shall not permit any of its Subsidiaries to, own or create, directly or indirectly, any Subsidiaries other than (a) any Subsidiary on the Closing Date, and (b) any Subsidiary formed or acquired after the Closing under this Agreement pursuant to a Permitted Acquisition. Unless the Subsidiary so acquired is an Excluded Entity with respect to which the Loan Parties have complied with Section 6.13, such newly formed or acquired Subsidiary and the applicable Loan Party, as applicable, shall grant and cause to be perfected first and prior Liens (other than Permitted Liens) in favor of the Collateral Agent in the assets held by, and stock of or other ownership interest in, such Subsidiary, subject to Section 6.13(iii)(d)(3). Except as otherwise permitted under Section 6.13 of this Agreement, each of the Loan Parties shall not become or agree to become (1) a general or limited partner in any general or limited partnership, except that Loan Parties may be general or limited partners in other Loan Parties, (2) become a member or manager of, or hold a limited liability company interest in, a limited liability company, except that the Loan Parties may be members or managers of, or hold limited liability company interest in, other Loan Parties, or (3) become a joint venturer or hold a joint venture interest in any joint venture.

6.15 Certain Transactions. Except for the Sale and Leaseback Transaction that is a part of the Master Plan Bond Transaction, the Borrower and the other Loan Parties collectively, in the aggregate, may not incur Indebtedness under Sections 6.10(x) or Off Balance Sheet Liabilities under Section 6.23 (ii), which, at any one time, aggregate for the Borrower and all of the other Loan Parties, collectively, in an amount more than $40,000,000.00.

6.16 Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except (collectively, “Permitted Liens”):

(i)	Liens for taxes, assessments or governmental charges or levies on such Loan Party’s Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on such Loan Party’s books.

(ii)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on such Loan Party’s books.

(iii)	Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

(iv)	Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

(v)	Liens existing on the date hereof and described in Schedule 2 and any Lien filed or which arises, at any time solely against Property of any Excluded Subsidiary.

(vi)	Liens in favor of the Collateral Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

(vii)	Liens, security interests and mortgages for the benefit of any individual Lender which provides a Rate Management Transaction permitted under Section 6.22 (each a “Permitted Secured Lender Rate Management Transaction”) between one or more of the Loan Parties and such Lender, provided that any such Liens shall be pari passu with the Liens securing the other Secured Obligations hereunder. The parties to a “Permitted Secured Rate Management Transaction” shall state in the documentation governing such agreement that such agreement is intended to be a “Permitted Secured Rate Management Transaction” hereunder, and upon doing so such agreement shall be treated as a “Permitted Secured Rate Management Transaction” for all purposes hereunder and under each of the other Loan Documents and such agreement shall be entitled to share in the Collateral as more fully provided for herein and therein.

(viii)	Liens created in connection with assets leased under Capitalized Leases described in and permitted under Section 6.10(v).

(ix)	Purchase money security interests described in and permitted under Section 6.10(iv).

(x)	So long as, (A) the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted and so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered, such judgment is discharged within thirty (30) days of entry, and in either case they do not in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder and under the other Loan Documents, then the following:

(a)	Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by Agreement Accounting Principles and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien provided that, notwithstanding any such reserves, the Loan Parties shall pay any Liens related to recording or related taxes (including documentary stamp taxes or intangible taxes), immediately upon the existence of any Default or immediately upon the request of the Agent if the Collateral Agent has recorded or is recording a Mortgage with respect to such realty;

(b)	Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(c)	Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(d)	Claims or Liens resulting from judgments or orders which, in the aggregate, do not exceed $5,000,000.00.

(xi)	Liens permitted under the title policies referred to in Section 4.1(i) hereof.

6.17 Intentionally Omitted.

6.18 Rentals. The Borrower will not, nor will it permit any Loan Party to, create, incur or suffer to exist obligations for Consolidated Rentals in excess of $10,000,000.00 in any one fiscal year for the Borrower and its Subsidiaries in the aggregate.

6.19 Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except (i) in the ordinary course of business and pursuant to the reasonable requirements of the Borrower’s or such Subsidiary’s business and (ii) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

6.20 No Prepayment of Material Indebtedness. The Loan Parties shall not, nor will any of them permit any Subsidiary to, prepay, anticipate, defease, purchase, redeem or acquire any Material Indebtedness (other than Obligations hereunder), either in whole or in part, directly or indirectly, prior to the scheduled maturity thereof, except for payment of regularly scheduled installments of principal and/or interest thereon as and when those installments come due in the regular course, and not by acceleration thereof, provided that nothing in this Section 6.20 shall prohibit an Excluded Subsidiary to prepay any Indebtedness with respect to which it, but not any Loan Party, is obligated.

6.21 Recordation of Calder Mortgage. The Agent may, and at the direction of the Required Lenders shall, direct the Collateral Agent to record the Calder Mortgage; and appropriate UCC fixture filings. The other financing statements for filing in Florida (the “Calder Financing Statements”) have been filed concurrently with the Previous Closing Date. The Loan Parties shall take all such steps as the Agent, the Collateral Agent or the Required Lenders request and shall otherwise cooperate in connection with the recordation of the Calder Mortgage, and related documents pursuant to the preceding sentence, including (i) obtaining title insurance for the benefit of the Collateral Agent and the Lenders in an amount not less than the appraised value of the property covered by such Calder Mortgage (which the Loan Parties shall be required to pay for) and (ii) if a Default exists at the time of such recordation or if a Default should occur following such recordation, the Loan Parties shall pay (or reimburse the Agent for) all documentary stamp taxes, intangible asset taxes or other fees and expenses associated with such recordation. The Calder Mortgage shall be treated as a “Recorded Mortgage” for purposes of this Agreement including the warranty in Section 5.14 relating to the Recorded Mortgages.

6.22 Financial Contracts. The Borrower has entered into the transactions of the type described in the definition of “Rate Management Transactions” described on Schedule 6.22, and may enter into one or more transactions of the type described in the definition of “Rate Management Transactions” with one or more of the Lenders after the date of this Agreement, but the Borrower shall not, nor will it permit any Subsidiary to enter into or remain liable under any Financial Contract that is speculative in nature.

6.23 Sale and Leaseback Transactions and other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction except the Sale and Leaseback Transaction that is a part of the Master Plan Bond Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for (a) Rate Management Obligations permitted to be incurred under the terms of Section 6.22 and (b) as provided in Section 6.15.

6.24 Financial Covenants.

6.24.1 Interest Coverage Ratio. The Borrower will maintain the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated Adjusted EBITDA, to (ii) Consolidated Interest Expense, all calculated for the Loan Parties on a consolidated basis and in accordance with Agreement Accounting Principles, to be greater than 3.5 to 1.0.

6.24.2 Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated Adjusted EBITDA for the then most-recently ended four fiscal quarters to be greater than 3.25 to 1.0.

6.24.3 Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than (a) $190,000,000 as of the Closing Date, and (b) beginning with Borrower’s fiscal year ending December 31, 2005, the sum of (i) $190,000,000 plus (ii) 50% of Consolidated Net Income earned in each fiscal year (without deduction for losses), plus (iii) 100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture, or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associates with such sale, from and after the date of this Agreement.

6.25 Loan Parties shall enter into Collateral Documents. The Borrower and each of the other Loan Parties shall grant to the Collateral Agent, for the benefit of the Lenders, a first priority perfected security interest in all of the Property of the Borrower and each of the Loan Parties, provided that (i) recordation of the Calder Mortgage and UCC fixture filings for filing in Florida may be delayed pursuant to and in accordance with Section 6.21, and (ii) Racing Corporation of America, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc. and Ellis Park Race Course, Inc. shall not, so long as the assets of such Subsidiaries are not pledged or otherwise subject to any lien for the benefit of any other creditors, be required to execute or deliver any Collateral Document other than the Guaranty. To that end, each of the Loan Parties shall duly authorize, execute and promptly deliver the Guaranty to the Agent and deliver to the Collateral Agent the Mortgages, the Pledge and Security Agreement, the Assignments of Patents, Trademarks and Copyrights, the Intercompany Subordination Agreement and any and all other Collateral Documents, including without limitation all documents or instruments necessary or appropriate to create and/or perfect or otherwise protect the Liens in the Collateral in favor of the Collateral Agent for the benefit of the Lenders.

6.26 Maintenance of Patents, Trademarks, Etc. Each Loan Party shall, and shall cause each of its Subsidiaries (except for the Excluded Subsidiaries) to, maintain in full force and effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Effect.

6.27 Plans and Benefit Arrangements. The Borrower shall, and shall cause each other member of the Controlled Group to, comply with ERISA, the Code and other applicable Laws applicable to Plans, or Benefit Arrangements except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Effect. Without limiting the generality of the foregoing, the Borrower shall make, and cause each member of the Controlled Group to make, in a timely manner, all contributions due to Plans, Benefit Arrangements and Multiemployer Plans.

6.28 Compliance with Laws. Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, including all Environmental Laws, in all respects, provided that it shall not be deemed to be a violation of this Section 6.28 if any failure to comply with any of the foregoing would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Effect.

6.29 Further Assurances. Each Loan Party shall, from time to time, at its expense, (i) take such steps as may be necessary and/or appropriate to faithfully preserve and protect the Lien in favor of the Collateral Agent, for the benefit of the Lenders, on and security interest in the Collateral more fully described in the Collateral Documents as a continuing first priority perfected Lien, subject only to Permitted Liens, (ii) shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral (including without limitation the execution and/or delivery of such amendments and supplements to the Collateral Documents and related instruments and documents to the extent, and within such time periods, as are reasonably requested by the Collateral Agent), and (iii) as Property is acquired and as required by the other provisions of this Agreement, enter into additional documents from time to time in the form of the Collateral Documents (except as to the applicable Loan Party and the Property subject thereto) and take such other steps to grant and perfect first priority Liens on those assets to the Collateral Agent, for the benefit of the Lenders.

6.30 Subordination of Intercompany Loans. Each Loan Party shall cause any intercompany Indebtedness, and loans or advances owed by any Loan Party to any other Loan Party to be subordinated pursuant to the terms of the Intercompany Subordination Agreement.

6.31 Plans and Benefit Arrangements. Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to:

(i)	engage in a Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances resulting in liability under ERISA, would constitute a Material Adverse Effect;

(ii)	fail to make when due any contribution to any Multiemployer Plan that the Borrower or any member of the Controlled Group may be required to make under any agreement relating to such Multiemployer Plan, or any Law pertaining thereto;

(iii)	withdraw (completely or partially) from any Multiemployer Plan where any such withdrawal is likely to result in a material liability under Section 4063 of ERISA of the Borrower or any member of the Controlled Group that would constitute a Material Adverse Effect;

(iv)	terminate, or institute proceedings to terminate, any Plan, where such termination is likely to result in a material liability to the Borrower or any member of the Controlled Group that would constitute a Material Adverse Effect;

(v)	make any amendment to any Plan with respect to which security is required under Section 307 of ERISA;

(vi)	fail to give any and all notices and make all disclosures and governmental filings required under ERISA or the Code, where such failure is likely to result in a Material Adverse Effect; or

(vii)	create or enter into any Plan subject to the minimum funding requirements of ERISA, without the prior written consent of the Required Lenders.

6.32 Issuance of Stock. Except as may be permitted in Section 6.13, each of the Loan Parties other than the Borrower shall not issue any additional shares of such Loan Party’s capital stock or any options, warrants or other rights in respect thereof to any Person not a Loan Party, provided that the Borrower shall deliver stock powers and the original certificates evidencing such new shares in such Loan Party and shall take any other steps necessary to grant security interests in such shares in favor of the Collateral Agent prior to issuing such shares.

6.33 Changes in Organizational Documents. Except as provided in the next sentence, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, articles or certificate of formation, limited liability company agreement or other organizational documents without providing at least ten (10) calendar days’ prior written notice to the Agent and, in the event such change would be materially adverse to the Lenders as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Lenders. The Borrower may amend its articles of incorporation to do any or all of the following: (1) in connection with a public offering of shares of its capital stock to provide for an increase in the number of authorized shares of such stock or (2) in connection with such a public offering to increase the total number of shares issuable as Series 1998 Preferred Stock to reflect the increase in the number of shares of the Borrower’s common stock outstanding, and (3) delete any provisions related to cumulative voting by shareholders in the election or removal of directors.

6.34 Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary (except for the Excluded Subsidiaries) to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (i) by endorsement of instruments for deposit or collection in the ordinary course of business, (ii) the Reimbursement Obligations, (iii) for the Guaranty; (iv) for PSL Buyback/Guarantee(s) not to exceed $20,000,000 at any one time in the aggregate for all such PSL Buyback/Guarantees; (v) guaranties of the obligations of Loan Parties not to exceed $10,000,000 at any one time in the aggregate for all such guaranties; and (vi) potential withdrawal liability under Multiemployer Plans related to the Hollywood Park operation in an aggregate amount not to exceed $10,000,000.

6.35 Other Agreements. The Loan Parties will not enter into any agreement containing any provision which would be violated or breached by the performance of their obligations hereunder or under any instrument or document delivered or to be delivered by them hereunder or in connection herewith.

6.36 Preservation of Existence. Each Loan Party shall, and shall cause each of its Subsidiaries (other than the Excluded Subsidiaries) to maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except (i) as otherwise may be expressly be permitted in Sections 6.11, 6.12. 6.13 and/or 6.14, (ii) upon a sale of Ellis Park Race Course, Inc., Racing Corporation of America, or their respective assets as contemplated in Section 6.12(i)(c), Racing Corporation of America and/or Ellis Park Race Course, Inc. would no longer be subject to the requirements and/or limitations of this Section 6.36, and (iii) where such failure to do so shall not have a Material Adverse Effect.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a Default:

7.1 Any representation or warranty made or deemed made by or on behalf of the Loan Parties to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

7.2 Nonpayment of principal of any Loan when due, or nonpayment of any Reimbursement Obligation in or of any interest upon any Loan or Reimbursement Obligation within one Business Day after the same becomes due, or of any commitment fee, LC Fee or other obligations under any of the Loan Documents within five days after the same becomes due.

7.3 The breach by the Borrower and/or any Loan Party of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.20, 6.22, 6.23, 6.24, 6.25, 6.26, 6.27, 6.28, 6.29, 6.30, 6.31, 6.32, 6.33, 6.34, 6.35 and/or 6.36.

7.4 The breach by the Borrower and/or any Loan Party (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement and/or any other Loan Document which is not remedied within five days after written notice from the Agent or any Lender.

7.5 Failure of the Borrower or any of the other Loan Parties to pay when due any Material Indebtedness; or the default by the Borrower or any of the other Loan Parties in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any Material Indebtedness Agreement, or any other event shall occur or condition exist, the effect of which default, event or condition is to cause, or to permit the holder(s) of such Material Indebtedness or the lender(s) under any Material Indebtedness Agreement to cause, such Material Indebtedness to become due prior to its stated maturity or any commitment to lend under any Material Indebtedness Agreement to be terminated prior to its stated expiration date; or any Material Indebtedness of the Borrower or any of the other Loan Parties shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries or any Guarantor shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

7.6 The Borrower or any of the other Loan Parties shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

7.7 Without the application, approval or consent of the Borrower or any of the other Loan Parties, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of the other Loan Parties or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of the other Loan Parties and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any of the Loan Parties which, when taken together with all other Property of the Loan Parties so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Term Substantial Portion or Twelve Month Substantial Portion.

7.9 The Borrower or any of the other Loan Parties shall fail within thirty (30) days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $5,000,000.00 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

7.10 Nonpayment by the Borrower or any Loan Party of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction or any transaction of the type described in the definition of “Rate Management Transactions,” whether or not any Lender or Affiliate of a Lender is a party thereto.

7.11 Any Change in Control shall occur.

7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000.00 or requires payments exceeding $10,000,000.00 per annum.

7.13 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.00.

7.14 The Borrower or any of the other Loan Parties shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of the other Loan Parties or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

7.15 The occurrence of any “default,” as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

7.16 Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

7.17 Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any Collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower shall fail to comply with any of the terms or provisions of any Collateral Document.

7.18 The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

7.19 The Borrower or any Loan Party shall fail to pay when due any Operating Lease Obligation, obligation with respect to a Letter of Credit, obligation under a Sale and Leaseback Transaction or Contingent Obligation which in any of those cases involves a Material Indebtedness.

7.20 Intentionally Omitted.

7.21 The occurrence of any default under or breach of any of the terms or provisions of the applicable documents in the Master Plan Bond Transaction, which default or breach continues beyond any period of grace therein provided.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

8.1 Acceleration; Facility LC Collateral Account.

(i)	If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Collateral Agent, the LC Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Collateral Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the LC Issuer to issue Facility LCs, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Collateral Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(ii)	If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Collateral Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

(iii)	The Collateral Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the LC Issuer.

(iv)	At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf of or through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining in the Facility LC Collateral Account shall be distributed to Borrower or paid to whomever may be legally entitled thereto at such time.

(v)	If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans and the obligation and power of the LC Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

(vi)	The Collateral Agent shall have the right to exercise the remedies and other rights with respect to the Collateral provided in and subject to the Collateral Documents.

8.2 Amendments. Subject to the provisions of this Section 8.2, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)	Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees thereon or Reimbursement Obligation related thereto.

(ii)	Reduce the percentage specified in the definition of Required Lenders.

(iii)	Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.4, or increase the amount of the Aggregate Commitment, except as provided in Section 2.22, or of the Commitment of any Lender hereunder or the commitment to issue Facility LCs, or permit the Borrower to assign its rights under this Agreement.

(iv)	Amend this Section 8.2.

(v)	Release any Guarantor except as provided in Section 6.12(iii) or, except as provided in the Collateral Documents, agree to subordinate the Lenders’ Liens with respect to all or substantially all of the Collateral.

(vi)	Release substantially all of the Collateral, provided that the Lenders acknowledge that the Agent may alone instruct the Collateral Agent to release any Collateral as and to the extent provided in Section 10.16.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the LC Issuer shall be effective without the written consent of the LC Issuer. The Agent may (i) waive payment of the fee required under Section 12.3.3 and (ii) implement any flex pricing provisions contained in the fee letter described in Section 10.13 or any commitment letter delivered in connection with the transaction which is the subject of this Agreement without obtaining the consent of any other party to this Agreement so long as, in the case of any implementation of any flex-pricing provisions, the Agent’s actions would not require consent of all of the Lenders pursuant to the foregoing provisions of this Section.

8.3 Preservation of Rights. No delay or omission of the Lenders, the LC Issurer, the Agent or the Collateral Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the LC Issuer, the Lenders and the Collateral Agent until the Secured Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

9.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

9.2 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the LC Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3 Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Collateral Agent, the LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the fee letter described in Section 10.13 and any flex pricing provisions contained in any commitment letter entered into in connection with the transactions that are the subject of this Agreement, all of which survives and remains in full force and effect during the term of this Agreement.

9.5 Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6 Expenses; Indemnification.

(i)	The Borrower shall reimburse the Agent (the term “Agent” in this Section 9.6 also being used to refer to the Agent in its capacity as Collateral Agent) and J.P. Morgan Securities

Inc. for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, distribution (including, without limitation, via the internet), review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, J.P. Morgan Securities Inc., the LC Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agent, J.P. Morgan Securities Inc., the LC Issuer and the Lenders, which attorneys may be employees of the Agent, J.P. Morgan Securities Inc., or the Lenders) paid or incurred by the Agent, J.P. Morgan Securities Inc., the LC Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of obtaining an appraisal, if any, of any parcel of real property or interest in real property described in any relevant Collateral Documents which appraisal, if any, shall be in conformity with the applicable requirements of any law or any governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, including, without limitation, the provisions of Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, reformed or otherwise modified from time to time, and any rules promulgated to implement such provisions and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the “Reports”) and/or the Collateral Agent may prepare and distribute Reports to the Agent (but the Collateral Agent shall have no obligation or duty to prepare or distribute such Reports, nor shall the Agent have any obligation or duty to distribute such Reports to the Lenders as it may receive from the Collateral Agent) pertaining to the Borrower’s Property for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent or the Collateral Agent has exercised its rights of inspection pursuant to this Agreement.

(ii)	The Borrower hereby further agrees to indemnify the Agent, the Arranger, the LC Issuer and each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the LC Issuer any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

(iii)

The Agent and the Lenders shall not be liable for, and the Loan Parties agree that they shall immediately pay to the Agent and the Lenders when incurred and shall indemnify, defend and hold the Lenders harmless from and against, all loss, cost, liability, damage and expense (including, without limitation, reasonable attorneys’ fees and costs incurred in the investigation, defense and settlement of claims) that the Agent or the Lenders may suffer or incur as mortgagees as a result of, or in connection in any way with any applicable Environmental Laws (including the assertion that any lien existing pursuant to the Environmental Laws takes priority over the lien or security interests of the Collateral Agent or Lenders), or any environmental assessment or study from time to time reasonably undertaken or requested by the Agent or any Lenders or breach of any covenant or undertaking by the Loan Parties. The obligations of the Loan Parties under this Section 9.6 shall survive the termination of this Agreement.

9.7 Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

9.8 Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and the other Loan Parties.

9.9 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10 Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the LC Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the LC Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the LC Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations. The Borrower agrees that neither the Agent, the Collateral Agent, the Arranger, the LC Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final nonappealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Collateral Agent, the Arranger, the LC Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect, consequential or punitive damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11 Confidentiality. Each Lender agrees to, and to cause its Affiliates to, hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law or regulation, (v) to any Person in connection with any legal proceeding to which such Lender is a party, to the extent required by law or legal process, provided that such Lender shall have used its best reasonable efforts to provide notice to the Borrower of the legal process requesting disclosure of such confidential information prior to disclosure, (vi) to such Lender’s direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, provided that such Lender is a party to a Rate Management Transaction with the Borrower, (vii) permitted by Section 12.4, and (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder.

9.12 Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

9.13 Disclosure. The Borrower and each Lender hereby acknowledge and agree that the Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

9.14 Joinder of Guarantors. If a Subsidiary is required to join this Agreement as a Guarantor pursuant to Section 6.14 (regarding Subsidiaries) and/or 6.13 (regarding Permitted Acquisitions) then (a) such Subsidiary shall execute and deliver to the Agent (1) a Guarantor Joinder in substantially the form attached hereto as Exhibit N (a “Guarantor Joinder”) pursuant to which it shall join as a Guarantor each of the documents to which the Guarantors are parties; (2) documents in the forms described in Section 4.1 modified as appropriate to relate to such Subsidiary, including opinions of counsel with respect to each Subsidiary; (3) documents necessary to grant and perfect first and prior Liens (other than Permitted Liens) in favor of the Collateral Agent in all property and assets held by such Subsidiary and in the ownership interests in such Subsidiary, and (b) to the extent required under this Agreement, the Loan Party which holds the ownership interest in such Subsidiary shall take such steps as are necessary to pledge such interests pursuant to the Pledge and Security Agreement and grant to the Collateral Agent first and prior Liens (other than Permitted Liens) therein, except to the extent such grant of security interests is excused or delayed under Section 6.13(iii)(d)(3) of this Agreement. In the case of any Subsidiary formed after the date of this Agreement, the Loan Parties shall deliver such Guarantor Joinder and related documents to the Agent within five (5) business days after the date of the filing of such Subsidiary’s Articles of Incorporation if the Subsidiary is a corporation, the date of the filing of its certificate of limited partnership if it is a limited partnership, or the date of its organization if it is an entity other than a limited partnership or corporation, or the closing date of the acquisition agreement in the case of a Permitted Acquisition.

9.15 Business Days. Except as provided in the definition of “Interest Period” in Article I above, if any provision of this Agreement or any of the other Loan Documents requires that the Borrower perform any act (other than to make a payment) on a day that is not a Business Day, then the action shall be deemed to be due on the first day thereafter that is a Business Day; and in the case of a payment, shall be due on the last Business Day prior to the date that is not a Business Day but upon which the payment is due.

9.16 No Course of Dealing. No course of dealing between the Borrower and the Lenders, the Agent or the Collateral Agent shall operate as a waiver of any of the rights of the Lenders, the Agent and the Collateral Agent under any of the Loan Documents.

9.17 Waivers by the Borrower. The Borrower hereby waives, to the extent permitted by applicable law, (a) all presentments, demands for performances, notices of nonperformance (except to the extent specifically required by this Agreement or any other of the Loan Documents), protests, notices of protest and notices of dishonor in connection with this Agreement or any Notes, (b) any requirement of diligence or promptness on the part of any Lender in enforcement of rights under the provisions of any of the Loan Documents, and (c) any requirement of marshaling assets or proceeding against Persons or assets in any particular order.

9.18 Incorporation by Reference. All schedules, annexes or other attachments to this Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

9.19 USA Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government of the United States of America fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. Accordingly, when the Borrower opens an account, the Agent and the Lenders will ask for the Borrower’s name, tax identification number, business address, and other information that will allow the Agent and the Lenders to identify the Borrower. The Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

ARTICLE X

THE AGENT

10.1 Appointment; Nature of Relationship. JPMorgan is hereby re-appointed by each of the Lenders as its contractual representative and as Collateral Agent (herein referred to collectively in this Article X as the “Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders’ contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives. Except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any other Loan Party that is communicated to or obtained by the bank servicing as Agent or any of its Affiliates in any capacity.

10.2 Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

10.3 General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4 No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any Guarantor of any of the Obligations or of any of the Borrower’s or any such Guarantor’s respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent, or as Collateral Agent, or in its individual capacity).

10.5 Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

10.6 Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent’s duties hereunder and under any other Loan Document.

10.7 Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

10.8 Agent’s Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”. In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

10.10 Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Agent, and the term “Lender” or “Lenders” shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to be remain a Lender.

10.11 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

10.12 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. Upon any such resignation, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent’s giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

10.13 Agent and Arranger Fees. The Borrower agrees to pay to the Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Agent and the Arranger pursuant to that certain letter agreement dated August 26, 2005, or as otherwise agreed from time to time.

10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

10.15 Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to cause the Collateral Agent, to execute and deliver to the Borrower on their behalf the Security Agreement(s) and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Security Agreement(s).

10.16 Collateral Releases. The Lenders acknowledge that the Collateral Agent is authorized to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms of this Agreement (including, for example, lease, sale or other disposition of Property permitted in Section 6.12) or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing, without further authorization or consent from the Lenders; and without limiting any other consents or authorizations provided by the Lenders, the Lenders hereby consent to the Collateral Agent having and exercising that authority.

10.17 Co-Agents, Documentation Agent, Syndication Agent, etc. Neither any of the Lenders identified in this Agreement as a “co-agent” nor the Documentation Agent or the Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to such Lenders as it makes with respect to the Agent in Section 10.11.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

11.1 Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available, but not including funds held by a Loan Party which are held by that Loan Party only as custodian or trustee (and in which that Loan Party does not have a beneficial interest) such as, (by way of example and not limitation), Horseman’s Accounts, and which are clearly labeled to indicate that such funds are so held by the Loan Party) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1 Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower, each other Loan Party and the Lenders and their respective successors and assigns permitted hereby, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents without the prior written consent of each Lender, (ii) any assignment by any Lender must be made in compliance with Section 12.3, and (iii) any transfer by Participation must be made in compliance with Section 12.2. Any attempted assignment or transfer by any party not made in compliance with this Section 12.1 shall be null and void, unless such attempted assignment or transfer is treated as a participation in accordance with Section 12.3.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and this Section 12.1 does not prohibit assignments creating security interests, including, without limitation, (x) any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank or (y) in the case of a Lender which is a Fund, any pledge or assignment of all or any portion of its rights under this Agreement and any Note to its trustee in support of its obligations to its trustee; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2 Participations.

12.2.1 Permitted Participants; Effect. Any Lender may at any time sell to one or more banks or other entities (“Participants”) participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower, the Agent and the Collateral Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.

12.2.2 Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which would require consent of all of the Lenders pursuant to the terms of Section 8.2 or of any other Loan Document.

12.2.3 Benefit of Certain Provisions. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender. The Borrower further agrees that each Participant shall be entitled to the benefits of and bound by the provisions of Section 2.21 and Sections 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.3, provided that (i) a Participant shall not be entitled to receive any greater payment under Section 3.1, 3.2 or 3.5 than the Lender who sold the participating interest to such Participant would have received had it retained such interest for its own account, unless the sale of such interest to such Participant is made with the prior written consent of the Borrower, and (ii) any Participant not incorporated under the laws of the United States of America or any State thereof agrees to comply with the provisions of Section 3.5 to the same extent as if it were a Lender.

12.3 Assignments.

12.3.1 Permitted Assignments. Any Lender may at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate of a Lender or an Approved Fund

shall either be in an amount equal to the entire applicable Commitment and Loans of the assigning Lender or (unless each of the Borrower and the Agent otherwise consents) be in an aggregate amount not less than $5,000,000. The amount of the assignment shall be based on the Commitment or outstanding Loans (if the Commitment has been terminated) subject to the assignment, determined as of the date of such assignment or as of the “Trade Date,” if the “Trade Date” is specified in the assignment.

12.3.2 Consents. The consent of the Borrower shall be required prior to an assignment becoming effective unless the Purchaser is a Lender, an Affiliate of a Lender or an Approved Fund, provided that the consent of the Borrower shall not be required if a Default has occurred and is continuing. The consent of the Agent shall be required for each assignment. Any consent required under this Section 12.3.2 shall not be unreasonably withheld or delayed.

12.3.3 Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Sections 12.3.1 and 12.3.2, and (ii) payment of a $3,500 fee to the Agent (payable by a party other than a Loan Party) for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party thereto, and the transferor Lender shall be released with respect to the Commitment and Outstanding Credit Exposure assigned to such Purchaser without any further consent or action by the Borrower, the Lenders or the Agent. In the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a Lender hereunder but shall continue to be entitled to the benefits of, and subject to, those provisions of this Agreement and the other Loan Documents which survive payment of the Obligations and termination of the applicable agreement. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.3 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.3, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.3.4 Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Louisville, Kentucky a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.4 Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5 Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is not incorporated under the laws of the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

ARTICLE XIII

NOTICES

13.1 Notices. Except as otherwise permitted by Section 2.10 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, any other Loan Party, or the Agent, at the address of Borrower or facsimile number of Borrower set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth below its signature hereto, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

13.2 Change of Address. The Borrower, any other Loan Party, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Borrower, the Agent, the Collateral Agent, the LC Issuer, the Lenders and the Departing Lenders and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of such parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS

PROVISIONS) OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE COLLATERAL AGENT, THE LC ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE LC ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE LC ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE LC ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[THE BALANCE OF THIS PAGE IS BLANK

AND SIGNATURES BEGIN ON THE FOLLOWING PAGE.]

IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders, the Departing Lenders, the LC Issuer, the Collateral Agent and the Agent have executed this Agreement as of the date first above written.

CHURCHILL DOWNS INCORPORATED

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Executive Vice President & CFO
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

GUARANTORS:

CHURCHILL DOWNS MANAGEMENT COMPANY

By	/s/ Michael W. Anderson
Michael W. Anderson
Title:	Treasurer
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS INVESTMENT COMPANY

By	/s/ Michael W. Anderson
Michael W. Anderson
Title:	Treasurer
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

CHURCHILL DOWNS SIMULCAST PRODUCTIONS, LLC

By	/s/ Michael W. Anderson
Michael W. Anderson
Title:	Treasurer
700 Central Avenue
Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHARLSON INDUSTRIES, INC.

By	/s/ Michael W. Anderson
Michael W. Anderson
Title:	Treasurer
700 Central Avenue
Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

RACING CORPORATION OF AMERICA

By	/s/ Michael W. Anderson
Michael W. Anderson
Title:	Treasurer
700 Central Avenue
Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CALDER RACE COURSE, INC.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue
Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

TROPICAL PARK, INC.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON PARK RACECOURSE, LLC

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON MANAGEMENT SERVICES, LLC

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON OTB CORP.

By	/s/ Debra A. Wood
Debra A. Wood
Title:	Secretary
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

QUAD CITY DOWNS, INC.

By	/s/ Debra A. Wood
Debra A. Wood
Title:	Secretary
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP, LLC

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP HOLDINGS, LLC

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ELLIS PARK RACE COURSE, INC.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Vice President
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Treasurer
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Treasurer
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

VIDEO SERVICES, INC.

By	/s/ Michael E. Miller
Michael E. Miller
Title:	Treasurer
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$30,000,000	JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA),
Individually, as a Lender and as Agent

	By	/s/ H. Joseph Brenner
H. Joseph Brenner
First Vice President
416 W. Jefferson Street
Louisville, Kentucky 40202
	Attention:	H. Joseph Brenner
	Telephone:	(502) 566-2789
	FAX:	(502) 566-8339

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Collateral Agent

By	/s/ H. Joseph Brenner
H. Joseph Brenner
First Vice President
416 W. Jefferson Street
Louisville, Kentucky 40202
Attention:	H. Joseph Brenner
Telephone:	(502) 566-2789
FAX:	(502) 566-8339

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$30,000,000	PNC BANK, NATIONAL ASSOCIATION
As a Lender, as LC Issuer and as Syndication Agent

	By	/s/ Richard M. Ellis
Richard M. Ellis
Senior Vice President
500 West Jefferson Street, 2nd Floor
Louisville, Kentucky 40296
	Attention:	Shelly Stephenson, Vice President
	Telephone:	(502) 581-4522
	FAX:	(502) 581-3355

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$25,000,000	NATIONAL CITY BANK OF KENTUCKY
As a Lender and as Documentation Agent

	By	/s/ Rob King
Rob King
Senior Vice President
101 South Fifth Street, 37th Floor
Louisville, Kentucky 40202
	Attention:	Rob King
	Telephone:	(502) 581-4024
	FAX:	(502) 581-6454

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$22,500,000	FIFTH THIRD BANK, KENTUCKY, INC.

	By	/s/ Jeffery G. Goodwin
Jeffery G. Goodwin
Vice President
401 South 4th Avenue
Louisville, Kentucky 40202-3411
	Attention:	Jeffery G. Goodwin
	Telephone:	(502) 562-8228
	FAX:	(502) 562-5540

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$18,500,000	BRANCH BANKING & TRUST COMPANY

	By	/s/ Johnny L. Perry
Johnny L. Perry
Senior Vice President
P.O. Box 1101
Louisville, Kentucky 40201
	Attention:	Johnny L. Perry
	Telephone:	(502) 562-5877
	FAX:	(502) 562-6990

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$18,500,000	COMERICA BANK

	By	/s/ Heather A. Whiting
Heather A. Whiting
Account Officer
500 Woodward Avenue
MC 3269 - 9th Floor
Detroit, Michigan 48214
	Attention:	Heather A. Whiting
	Telephone:	(313) 222-7046
	FAX:	(313) 222-9516

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$18,500,000	U.S. BANK NATIONAL ASSOCIATION

	By	/s/ David Wombwell
David Wombwell
Senior Vice President
One Financial Square
Louisville, Kentucky 40202-3322
	Attention:	David Wombwell
	Telephone:	(502) 565-6685
	FAX:	(502) 565-6460

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$18,500,000	SUN TRUST BANK

	By	/s/ Anson Lewis
Anson Lewis
Vice President
201 4th Avenue N., 3rd Floor
Nashville, Tennessee 37219
	Attention:	Anson Lewis
	Telephone:	(615) 748-4108
	FAX:	(615) 748-5269

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

Commitment

$18,500,000	BANK OF AMERICA

	By	/s/ Brian Sallee
Brian Sallee
Vice President
414 Union Street
TN1-100-04-04
Nashville, Tennessee 37239
	Attention:	Brian Sallee
	Telephone:	(615) 749-3769
	FAX:	(615) 749-4762

Signature Page to

Amended and Restated Credit Agreement

Churchill Downs Incorporated et al

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status
Eurodollar Rate	.75%	1.00%	1.25%	1.50%
Floating Rate	0%	0%	0%	0%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status
Commitment Fee	.15%	.20%	.25%	.375%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.00 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level IV Status” exists at any date if the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

“Status” means either Level I Status, Level II Status, Level III Status and Level IV Status.

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status, adjusted quarterly and measured on the most recent four fiscal quarters ending on the determination date as reflected in the then most recent Financials. Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.

EXHIBIT A

BORROWER’S COUNSEL OPINION REQUIREMENTS

[Includes opinions delivered in connection with Credit Agreement.]

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	The Lenders Parties to the

        Credit Agreement Described Below

This Compliance Certificate is furnished pursuant to that certain Amended and Restated Credit Agreement dated as September 23, 2005 (as amended, modified, renewed, restated or extended from time to time, the “Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate and the attached Schedules have the meanings given them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected                                  of the Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and the other Loan Parties during the accounting period covered by the attached financial statements;

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below;

4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct;

5. Schedule I Part 3(B) hereto sets forth the Borrower’s determination of the interest rates to be paid for Advances, the LC Fee rates and the Commitment Fee rates commencing on the fifth day following the delivery hereof; and

6. Schedule II attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement, the Collateral Documents and the other Loan Documents and the status of compliance.

Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I and Schedule II hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered                         , 200        .

CHURCHILL DOWNS INCORPORATED,

a Kentucky corporation

By
Print Name:
Title:

SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of                     , 200         (the “Report Date”) with

Provisions of Sections 6.10, 6.12, 6.13, 6.15, 6.18, 6.23, 6.24.1, 6.24.2, 6.24.3 and 6.34

of the Agreement

1.	Interest Coverage Ratio (Section 6.24.1)

The ratio of (A) Consolidated Adjusted EBITDA to (B) Consolidated Interest Expense, for the four fiscal quarters ending as of the Report Date is                      to 1.0 which is not less than 3.5 to 1.0. Such ratio is computed as follows:

(A) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$

(B) Consolidated Interest Expense for four fiscal quarters ending as of the Report Date.	$

(C) Ratio of Item (A) to Item (B) equals Interest Coverage Ratio on the Report Date.		to 1.0

2.	Leverage Ratio (Section 6.24.2)

The ratio of (A) Consolidated Funded Indebtedness on the Report Date to (B) Consolidated Adjusted EBITDA for the four fiscal quarters ending on the Report Date is                      to 1.0, calculated as set forth below in this Part 2, which is not greater than 3.25 to 1.0. Such ratio is computed as follows:

(A) Consolidated Funded Indebtedness as of the Report Date.	$

(B) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$

(C) Ratio of amount on Line (A) to amount on Line (B) equals Leverage Ratio.		to 1.0

3.	Pricing Adjustments to Eurodollar Rate, Floating Rate and Commitment Fee (Pricing Schedule)

(A) The Leverage Ratio on the Report Date equals [take from Part 2(C). above]	to 1.0

(B) Adjusted interest rates and Commitment Fee based on the Leverage Ratio in line (A) [Refer to Credit Agreement attachment for Pricing Schedule of Applicable Margins and the Applicable Rate]

	Applicable Margin	Rate (per annum)
Eurodollar Rate		%
Floating Rate		%
Commitment Fee Rate		%

4.	Minimum Net Worth (Section 6.24.3).

As of the Report Date, (A) the Consolidated Net Worth is $                    , which is not less than (B) the base net worth (“Base Net Worth”) which is $                    . Such amounts are computed as follows:

Base Net Worth as of Report Date:

(i) Minimum net worth as of the Closing Date.		$190,000,000

(ii)      Beginning with Borrower’s fiscal year ending December 31, 2005, include 50% of Consolidated Net Income of the Borrower for every year beginning with the Borrower’s fiscal year 2005 in which net income was earned.

	$

(iii)     100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associated with such sale, from and after the date of the Agreement.

	$

(iv) Sum of item (i) plus item (ii) plus item (iii) equals the Base Net Worth as of the Report Date.	$

5.	Indebtedness (Section 6.10 and Section 6.15).

(A) Total amount of Indebtedness secured by purchase money security interests (may not exceed $5,000,000).	$

(B) Capitalized Lease Obligations (may not exceed $5,000,000).	$

(C) Indebtedness to sellers in connection with Permitted Acquisitions subordinated as required in Section 6.10(vi) (in an aggregate amount may not exceed $10,000,000).	$

(D) Indebtedness under the Master Plan Bond Transaction (may not exceed $153,000,000).	$

(E)      Indebtedness of the Borrower and the collectively, in the aggregate, (may not exceed $40,000,000 other Loan Parties reduced by the amounts of Indebtedness outstanding at any time described in or subject to clauses (A), (B) and/or (C) of this Part 5).

$

6.	Sale of Assets (Section 6.12)

(A) Leases, sales or other dispositions of Property, including

Property previously leased, sold or disposed of during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs (may not exceed a Twelve Month Substantial Portion).

$

(B) Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of from and after the Closing Date (may not exceed a Term Substantial Portion).	$

(C) Lease, sale or other disposition of assets of, ownership interest in, Ellis Park Race Course, Inc. and/or Racing Corporation of America.	$

7.	Investments and Acquisitions (Section 6.13)

(A) Investments in Excluded Entities subject to Section 6.13(ii)(c).	$

(B) Acquisitions of Loan Parties not engaged in a Current Field of Enterprise subject to Section 6.13(iii)(d)(4).	$

(C) Acquisition of Excluded Entities subject to Section 6.13(iii)(e).	$

(D) Acquisitions subject to Section 6.13(iii)(f)(3).	$

(E) Total of amounts in Part 7(A), (B), (C), and (D) (as aggregated may not exceed 20% of Consolidated Net Worth).	$

8.	Rentals (Section 6.18)

Obligations for Consolidated Rentals in the aggregate for current fiscal year (may not exceed $10,000,000 in any one fiscal year).	$

9.	Off-Balance Sheet Liabilities (Section 6.23)

Off-Balance Sheet Liabilities (may not when aggregated as provided in Section 6.15 exceed $40,000,000).	$

10.	Contingent Obligations (Section 6.34)

Contingent Obligations (prohibited except as provided in Section 6.34, including guaranties of the obligations of Loan Parties not to exceed $10,000,000 in the aggregate).	$

SCHEDULE II TO COMPLIANCE CERTIFICATE

Reports and Deliveries Currently Due

EXHIBIT C

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including without limitation any letters of credit, guaranties and swingline loans included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee: [and is an Affiliate/Approved

Fund of [identify Lender]1

3.	Borrower(s):

4.	Agent: JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as the agent under the Credit Agreement.

5.	Credit Agreement: The $200,000,000 Amended and Restated Credit Agreement dated as of September 23, 2005 among Churchill Downs Incorporated, as Borrower, the Lenders party thereto, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent, and the other agents party thereto.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[2]

[1]	Select as applicable.
*	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

____________[3]	$	$	_______%
____________	$	$	_______%
____________	$	$	_______%

7.	Trade Date: ____________________________________________________________________________[4]

Effective Date: ____________________, 20__ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By
Title:

Consented to and Accepted: [NAME OF AGENT], as Agent

By:
Title:

[Consented to:][5] [NAME OF RELEVANT PARTY]

By:
Title:

[3]	Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Loan Commitment”, etc.)
[4]	Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.
[5]	To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1

TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectibility, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Documents, (v) inspecting any of the property, books or records of the Borrower, or any Guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

1.2 Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the Commonwealth of Kentucky.

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To JPMorgan Chase Bank, N.A.,

as Agent (the “Agent”) under the Credit Agreement

Described Below.

Re:	Amended and Restated Credit Agreement, dated September 23, 2005 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), among Churchill Downs Incorporated (the “Borrower”), the Guarantors named therein, the Lenders named therein and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.16 of the Credit Agreement.

Facility Identification Number(s)

Customer/Account Name

Transfer Funds To

For Account No.

Reference/Attention To

Authorized Officer (Customer Representative)	Date
(Please Print)	Signature
Bank Officer Name	Date
(Please Print)	Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

EXHIBIT E

FORM OF NOTE

NOTE

                            , 200

Louisville, Kentucky

Churchill Downs Incorporated, a Kentucky corporation (the “Borrower”), promises to pay                      (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Revolving Loans in full on the Facility Termination Date.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of September 23, 2005 among (a) the Borrower, (b) the Guarantors party thereto, (c) the Lenders party thereto, including the Lender, and (d) JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent (the “Agent”) (as amended, modified, renewed, restated or extended from time to time, the “Agreement”) to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings given them in the Agreement. A Default under the Agreement is a Default under this Note.

Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of any provision of this Note or of the Agreement, the Collateral Documents or any of the other Loan Documents or of any of such holder’s and/or the Agent’s rights and remedies, nor shall it prevent the holder from exercising any rights or remedies with respect to the subsequent happening of the same or similar occurrences. All remedies of the holder hereof shall be cumulative to the greatest extent permitted by law. Time shall be of the essence for payment of all payments of interest and principal on this Note.

If there is any Default, or this Note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, the Borrower promises to pay to the order of the holder hereof such holder’s reasonable attorneys’ fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note or enforcing the holder’s rights with respect to any collateral securing this Note, to the extent allowed by the laws of the Commonwealth of Kentucky or any state in which any collateral for this Note is situated.

If the Borrower makes a payment required under this Note ten (10) days or more late, the Borrower shall be charged five percent (5%) of the regularly scheduled payment up to a maximum amount of $1,500.00 as a late charge.

This Note has been delivered in, and shall be governed by and construed in accordance with the laws (including, without limitation, the conflicts of laws rules) of the Commonwealth of Kentucky.

Revolving Loans may be made from time to time by the Lender to the Borrower in the manner and subject to the terms and conditions set forth in the Agreement. As contemplated in Section 2.15(i) of the Agreement, upon the disbursement of each Revolving Loan, the Lender shall record the making and amount of such Loan on the Lender’s electronic automated accounting system; and the Lender shall also record on the Lender’s electronic automated accounting system the payment by the Borrower of amounts of principal made on this Note. The aggregate amount of all Revolving Loans made by the Lender, less the amounts of payments of principal made by the Borrower, shall be the principal amount outstanding under this Note. The information contained on the Lender’s electronic automated accounting system and the information maintained by the Agent pursuant to Section 2.15(ii) of the Agreement shall be prima facie evidence of the unpaid amount of principal outstanding under this Note.

The Borrower waives presentment, demand, notice of dishonor, protest, notice of protest, notice of nonpayment or nonacceptance and any other notice and all due diligence or promptness that may otherwise be required by law (but not any notice required by the Loan Documents as defined in the Agreement), and all exemptions to which they may now or hereafter be entitled under the laws of the Commonwealth of Kentucky, the United States of America or any state thereof. The holder of this instrument may, whether one or more times, with or without notice to any party, and without affecting the obligations of any maker, surety, guarantor, endorser, accommodation party or any other party to this Note (1) extend the time for payment of either principal or interest from time to time, (2) release or discharge any one or more parties liable on this Note, (3) suspend the right to enforce this Note with respect to any persons, (4) change, exchange or release any Property in which the holder has any lien or interest securing this Note and (5) justifiably or otherwise, impair any Collateral securing this Note or suspend the right to enforce against any such Collateral.

CHURCHILL DOWNS, INCORPORATED, a Kentucky corporation

By
Print Name:
Title:

EXHIBIT F

FORM OF NOTICE OF ACQUISITION

                                             , 200

JPMorgan Chase Bank, N.A., Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of September 23, 2005 as it may have been amended, modified, restated and/or supplemented through the date hereof (the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as contractual representative as Agent for itself and the Lenders as provided therein (the “Agent”). Capitalized terms used in this Notice and not otherwise defined shall have the meanings given them in the Credit Agreement.

I,                                     , [President/Chief Executive Officer/Chief Financial Officer/Treasurer] of the Borrower, do hereby give notice to the Agent, as required by Section 6.13(iii)(b) of the Credit Agreement, of [Insert Name of Applicable Loan Party] proposed Acquisition of                                      or the Property of                                     . Set forth below are the details of the proposed Acquisition.

[Set forth details of Acquisition acceptable to the Agent and the Required Lenders, including without limitation the following information:

1.	Name of Person to be acquired or from which Property is to be acquired (the “Target”): .
2.	Name of Loan Party effecting the Acquisition: .
3.	Nature of business of Target (describe in detail):
.
4.	The nature of the business of the Target is a Current Field of Enterprise.
Check One: ☐ Yes, ☐ No
[5.	Include if appropriate: The Target will be or become a Loan Party.
A properly executed Guarantor Joinder and appropriate Collateral Documents signed by the appropriate Loan Parties will be attached to the Acquisition Compliance Certificate.]
[5.	Include if appropriate: The Loan Parties propose that the Target be an Excluded Entity.]
6.	Proposed date of Acquisition: , 200 .
7.	Other information required by the Agent and the Required Lenders:
.]

An Acquisition Compliance Certificate will be provided in accordance with Section 6.13(iii)(g) on a timely basis.

CHURCHILL DOWNS INCORPORATED

By:
Name:
Title:	Title: [President/Chief Executive Officer/Chief Financial Officer/Treasurer]

EXHIBIT G

INTENTIONALLY OMITTED

EXHIBIT H

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

[Subordiation Agreement entered into pursuant to Credit Agreement for subordination of certain indebtedness to secured obligations.]

EXHIBIT I

FORMS OF MORTGAGES AND DEEDS OF TRUST

[Mortgages and Deeds of Trust previously executed and delivered by each of the applicable Loan Parties with respect to each of the parcels of Real Property Collateral to the Collateral Agent for the benefit of the Lenders.]

Exhibit J

FORM OF NEGATIVE PLEDGE AGREEMENT

[Form of Negative Pledge Agreement executed and delivered by Calder and all the Loan Parties in favor of the Agent with respect to all interest of the Loan Parties in any Property of Calder, including without limitation any Property subject to the Calder Mortgage and/or any Calder Financing Statements.]

EXHIBIT K

FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as may be further amended, restated, modified or supplemented, the “Security Agreement”) is dated as of September 23, 2005, and is made by and among CHURCHILL DOWNS INCORPORATED, a Kentucky corporation (the “Borrower”), the GUARANTORS listed on the signature pages attached hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), in its capacity as Collateral Agent under the Credit Agreement (defined below) (the “Collateral Agent”) for the Lenders.

RECITALS

A. The Borrower, the Guarantors listed on the signature pages attached thereto, and the Collateral Agent entered into a Pledge and Security Agreement dated as of April 3, 2003 (as amended, restated, modified or supplemented, the “Previous Security Agreement”).

B. The Borrower, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as Agent (the “Agent”), the Guarantors party thereto, and the Lenders party thereto, entered into a Credit Agreement dated as of April 3, 2003 (as previously amended, modified or supplemented, the “Previous Credit Agreement”).

C. Concurrently with the execution and delivery of this Agreement, the Borrower, the Agent, the Guarantors, and the Lenders party thereto are entering into that certain Amended and Restated Credit Agreement dated as of the date hereof (as may be amended, restated, modified or supplemented, the “Credit Agreement”), amending and restating in its entirety the Previous Credit Agreement and, pursuant to which, the Lenders have agreed to make certain Loans and other financial accommodations to the Borrower.

D. The Loans and other Secured Obligations described in the Credit Agreement are to remain, and continue to be, secured by the Collateral.

E. The Borrower and Guarantors are entering into this Security Agreement with the Collateral Agent to amend and restate the Previous Security Agreement in order to induce the Lenders to enter into and extend credit to the Borrower under the Credit Agreement.

ACCORDINGLY, the Borrower, the Guarantors and the Collateral Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1. Terms Defined in Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2. Terms Defined in Kentucky Uniform Commercial Code. Terms defined in the Kentucky UCC which are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the Kentucky UCC.

1.3. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the Recitals hereof, the following terms shall have the following meanings:

“Accounts” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Chattel Paper” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, Pledged Deposits, and Other Collateral, wherever located, in which the Obligors now have or hereafter acquire any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto, provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iii) ownership interests of any Loan Party in (a) any Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 to the Credit Agreement in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest and (iv) any chattel paper, contract rights or other general intangibles which are now held or hereafter acquired by any Loan Party to the extent that such chattel paper, contract rights or other general intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained, after the applicable Obligor has made a reasonably diligent effort satisfactory to the Collateral Agent to obtain such consent.

“Collateral Agent” means JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA).

“Commercial Tort Claims” means those certain currently existing commercial tort claims of the Obligors which are more fully described on Exhibit H, which specifically describe the claim (i.e. parties, description of the dispute, case number).

“Control” shall have the broadest meaning given that term by Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the Kentucky UCC.

“Default” means an event described in Section 5.1.

“Deposit Accounts” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Documents” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Equipment” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Farm Products” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Fixtures” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“General Intangibles” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC. Without limiting the breath of that description, the definition of “General Intangibles” shall include, without limitation, all of the Obligors’ personal property (including things in action) other than Goods, Accounts, Chattel Paper, Documents and Instruments, whether any Obligor has an interest in such personal property on the date of this Security Agreement, or it is acquired thereafter, and shall include, but is not limited to, all existing and future rents, late charges, penalties, fees, interest, royalties, rights, claims, benefits and proceeds in, under or to any leases, franchise agreements, insurance policies (whether held and/or maintained by the Obligors, or otherwise), customer lists, choses in action, books, records, sales contracts, licenses, tax and any other types of refunds, returned and unearned insurance premiums, claims, product designs, drawings, technical data, computer programs, computer tapes and software, catalogs, blue prints, contract rights, patent and patent applications, copyrights, trade/service marks, trade secrets, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof and all applications in connection therewith, copyrights, rights and interests in copyrights, works protectable by copyrights, copyright registrations and copyright applications and any and all renewals of any of the foregoing, all income, royalties, proceeds, damages and payments, and renewals thereof and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing and all rights corresponding to any of the foregoing throughout the world and the goodwill of Obligors’ business connected with the use of and symbolized by the foregoing.

“Goods” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Guarantors” means collectively, Churchill Downs Management Company, Churchill Downs Investment Company, Churchill Downs Simulcast Productions, LLC, Charlson Industries, Inc. Racing Corporation of America, Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington Management Services, LLC, Arlington OTB Corp., Quad City Downs, Inc., CDIP, LLC, CDIP Holdings, LLC, Ellis Park Race Course, Inc., Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., any Person who becomes a Guarantor under Section 9.14 of the Credit Agreement, and the successors and assigns of any of them, and “Guarantor” means any one or more of these.

“Instruments” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Inventory” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Investment Property” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Kentucky UCC” means the Kentucky Uniform Commercial Code as codified in the Kentucky Revised Statutes 355.9-101, et seq., as it may be amended from time to time.

“Lender Notes” means the Note(s) (as defined in the Credit Agreement), if any, issued by the Borrower to the Lenders under the Credit Agreement.

“Lenders” means the lending institutions that are parties to the Credit Agreement and their respective successors and assigns, together with any lending institution that becomes a Lender under Section 12.3 of the Credit Agreement. Unless otherwise specified, the term “Lenders” includes PNC Bank in its capacity as Swing Line Lender.

“Letter of Credit Rights” shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Lien” means any lien (statutory or other), security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capitalized lease or other title retention agreement).

“Loan Documents” shall have the meaning given it in the Credit Agreement.

“Obligations” has the meaning given it in the Credit Agreement.

“Obligations Secured” shall have meaning given it by Section 2.2 of this Agreement.

“Obligor(s)” means, collectively, Borrower, Churchill Downs Management Company, Churchill Downs Investment Company, Calder Race Course, Inc., Tropical Park, Inc., Arlington Park Racecourse, LLC, Arlington Management Services, LLC, Arlington OTB Corp., Quad City Downs, Inc., CDIP, LLC, CDIP Holdings, LLC, Churchill Downs Louisiana Horseracing Company, L.L.C., Churchill Downs Louisiana Video Poker Company, L.L.C., Video Services, Inc., any Person who becomes a Guarantor under Section 9.14 of the Credit Agreement, and the successors and assigns of any of them, and “Obligor” means any one or more of these.

“Other Collateral” means any property of the Obligors, other than real estate, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, and Pledged Deposits, including, without limitation, all cash on hand, certificates, contract rights, franchise rights, Goods, letters of credit, Letter of Credit Rights, lease rights, licenses, permits, Supporting Obligations, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all property of the Obligors other than real estate.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which the Collateral Agent may from time to time designate as required to be pledged to the Collateral Agent and all rights to receive interest on said deposits.

“Pledged Securities” means all the issued and outstanding shares of the capital stock, and membership interests owned by the Obligors, or in which any Obligor has any legal or equitable interest whether on the date of this Security Agreement or thereafter acquired, the certificates representing those shares and any stock powers executed by the Obligors in connection with those shares, including but not limited to, those securities listed on Exhibit E attached hereto.

“Rate Management Transaction” has the meaning given such term in the Credit Agreement.

“Rate Management Obligations” has the meaning given such term in the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Obligations” has the meaning given it by the Credit Agreement.

“Security” has the broadest meaning given that term by Article 8 of the Kentucky UCC.

“Stock Rights” means any Securities, dividends or other distributions and any other right or property which the Obligors shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral and any Securities, any right to receive Securities and any right to receive earnings, in which the Obligors now have or hereafter acquire any right, issued by an issuer of such Securities.

“Supporting Obligations shall have the broadest meaning given that term by Article 9 of the Kentucky UCC.

“Unmatured Default” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. The Obligors hereby pledge, assign and grant to the Collateral Agent, for the benefit of the Lenders, a security interest in all of the Obligors’ right, title and interest in and to the Collateral, including without limitation, the following:

(1)	all of the Obligors’ right, title and interest in and to their respective Accounts;

(2)	all of the Obligors’ right, title and interest in and to their respective Chattel Paper;

(3)	all of the Obligors’ right, title and interest in and to their respective Commercial Tort Claims;

(4)	all of the Obligors’ right, title and interest in and to their respective Documents;

(5)	all of the Obligors’ right, title and interest in and to their respective Equipment;

(7)	all of the Obligors’ right, title and interest in and to their respective Farm Products;

(8)	all of the Obligors’ right, title and interest in and to their respective Fixtures;

(9)	all of the Obligors’ right, title and interest in and to their respective General Intangibles;

(10)	all of the Obligors’ right, title and interest in and to their respective Instruments;

(11)	all of the Obligors’ right, title and interest in and to their respective Inventory;

(12)	all of the Obligors’ right, title and interest in and to their respective Investment Property;

(13)	all of the Obligors’ right, title and interest in and to their respective Pledged Deposits;

(14)	all of the Obligors’ right, title and interest in and to their respective Other Collateral;

(15)	any and all cash on hand, certificates, contract rights, franchise rights, Goods, letters of credit, Letter of Credit Rights, lease rights, licenses, permits, Supporting Obligations, Stock Rights and Deposit Accounts or other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution;

(16)	any and all property of the Obligors, other than real estate, not otherwise included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Instruments, Inventory, Investment Property, and Pledged Deposits;

(17)	any and all other property, whether now existing or acquired subsequent to the date of this Security Agreement, it being intended that the Collateral include all property of the Obligors other than real estate; and

(18)	any and all of the proceeds and products of any sale, exchange, collection or other disposition of the above listed Collateral or any part thereof;

provided, however, the term Collateral shall not include (i) the Horseman’s Account, (ii) the bond issued under the Master Plan Bond Transaction and payments owed by one Loan Party to another Loan Party in connection with the Master Plan Bond Transaction, (iii) ownership interests of any Loan Party in (a) any Excluded Subsidiary, (b) any Excluded Entity, and (c) those Persons listed on Schedule 3 to the Credit Agreement in which, as of the Closing Date, a Loan Party directly or indirectly owns less than 100% of the outstanding interest of such Person and in which the organizational agreements governing such Person prohibit the applicable Loan Party from granting a security interest in such ownership interest and (iv) any chattel paper, contract rights or other general intangibles which are now held or hereafter acquired by the any Loan Party to the extent that such chattel paper, contract rights or other general intangibles (including, but not limited to, licenses) are not assignable or capable of being encumbered (a) as a matter of law or (b) under the terms of any agreement applicable thereto (but solely to the extent that any such restriction is enforceable and not ineffective under applicable law) without the consent of the other party to such agreement where such consent has not been obtained, after the applicable Obligor has made a reasonably diligent effort satisfactory to the Collateral Agent to obtain such consent.

2.2 Obligations Secured. The security interests granted by the Obligors hereby secure any and all of the following obligations and indebtedness, contingent or otherwise of the Obligors, whether now existing or hereafter arising, direct or indirect, absolute or contingent (collectively, the “Obligations Secured”):

(A) all Secured Obligations of Borrowers and Guarantors under the Credit Agreement, including without limitation, all obligations, contingent or otherwise, under and/or in connection with any Lender Notes, the Guaranty and/or the other Loan Documents, all Reimbursement Obligations and other LC Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of any Loan Party to the Lenders or to any Lender, the Agent, the Collateral Agent, the LC Issuer or any indemnified party arising under the Loan Documents, whether they exist on the date of this Security Agreement, or arise or are created or acquired after the date of this Security Agreement;

(B) any sums advanced by the Lenders or which may otherwise become due pursuant to the provisions of the Lender Notes, the Credit Agreement or this Security Agreement or pursuant to any other Loan Document, including any future advances or any additional indebtedness, whether direct, indirect, existing, future, contingent or otherwise, under the Credit Agreement, any Lender Notes and/or the Loan Documents; and

(C) any and all Rate Management Obligations, contingent or otherwise, owing to the Agent and/or one or more of the Lenders or any affiliates of the Agent or such Lender under any Rate Management Transaction, whether they exist on the date of this Security Agreement or are created or acquired after the date of this Security Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Obligors represent and warrant to the Collateral Agent that:

3.1. Title, Authorization, Validity and Enforceability. The Obligors have good and valid rights in or the power to transfer the Collateral and title to the Collateral with respect to which such Obligor has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and have full power and authority to grant to the Collateral Agent the security interest in such Collateral pursuant hereto. The execution and delivery by each of the Obligors of this Security Agreement has been duly authorized by proper corporate partnership or other proceedings, and this Security Agreement constitutes a legal, valid and binding obligation of each of the Obligors and creates a security interest which is enforceable against each Obligor in all now owned and hereafter acquired Collateral.

3.2. Conflicting Laws and Contracts. Neither the execution and delivery by each of the Obligors of this Security Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the each of the Obligors or each of the Obligors’ respective articles or certificate of incorporation or by-laws, partnership agreement, articles of organization or operating agreement, or any other instrument or agreement to which each Obligor is a party or is subject, or by which any such Obligor, or its respective property, is bound, or conflict with or constitute a Default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any other instrument or agreement (other than any Lien of the Collateral Agent for the benefit of the Lenders).

3.3. Type and Jurisdiction of Organization. Each of the Obligors is a corporation or limited liability company organized under the laws of those jurisdictions listed on Exhibit A, attached hereto.

3.4. Principal Location. Each of the Obligors’ respective mailing addresses and the locations of their places of business or their chief executive offices are disclosed in Exhibit A; the Obligors have no other places of business except those set forth in Exhibit A.

3.5. Property Locations. The Inventory, Equipment and Fixtures are located solely at the locations described in Exhibit A. All of said locations are owned by the Obligors except for locations (i) which are leased by the Obligors as lessee and designated in Part C of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part D of Exhibit A, with respect to which Inventory the Obligors have delivered bailment agreements, warehouse receipts, financing statements or other documents satisfactory to the Collateral Agent to protect the Collateral Agent’s security interest in such Inventory.

3.6. No Other Names. Within the past five (5) years, none of the Obligors have conducted business under any name except the names in which the Obligors have executed this Security Agreement, which are the exact names as appear in the each of the Obligors’ organizational documents, as amended, as filed with the Obligors’ jurisdiction of organization.

3.7. No Default. No Default or Unmatured Default exists under this Security Agreement.

3.8. Accounts and Chattel Paper. The names of the Obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper are and will be correctly stated in all records of each of the Obligors relating thereto and in all invoices and reports with respect thereto furnished to the Collateral Agent by the Obligors from time to time. As of the time when each Account or each item of Chattel Paper arises, the Obligors shall be deemed to have represented and warranted that such Account or Chattel Paper, as the case may be, and all records relating thereto, are genuine and in all respects what they purport to be. With regard to Chattel Paper, all Chattel Paper in which any Obligor has an interest on the date of this Security Agreement is described on Exhibit I attached hereto, including the names of the obligors thereunder and the Obligor with an interest therein.

3.9. Filing Requirements. None of the Equipment that is covered by any certificate of title is, except for Permitted Liens, encumbered by any Lien. None of the Collateral is of a type for which Liens may be perfected by filing under any federal statute except for (i) the vehicles described in Part A of Exhibit B and (ii) patents, trademarks and copyrights held by the Obligors and described in Part B of Exhibit B. The county and street address of the Properties on which any Fixtures are located is set forth in Exhibit A together with the name and address of the record owner of each such property.

3.10. No Financing Statements. No financing statement describing all or any portion of the Collateral which has not lapsed or been terminated naming any of the Obligors as debtor has been filed in any jurisdiction except (i) financing statements naming the Collateral Agent as the secured party, (ii) as described in Exhibit D and (iii) financing statements with respect to Permitted Liens.

3.11. Federal Employer Identification Number. The Obligors’ Federal employer identification numbers are those numbers listed on Exhibit G.

3.12. Pledged Securities and Other Investment Property. Exhibit E sets forth a complete and accurate list of that portion of the Collateral relating to the Instruments, Securities and other Investment Property. Each Obligor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed on Exhibit E as being owned by it, free and clear of any Liens, except for Permitted Liens. Each Obligor further represents and warrants that (i) all such Instruments, Securities or other types of Investment Property which are shares of stock in a corporation or ownership interests in a partnership or limited liability company have been (to the extent such concepts are relevant with respect to such Instrument, Security or other type of Investment Property) duly and validly issued, are fully paid and non-assessable and (ii) with respect to any certificates delivered to the Collateral Agent representing an ownership interest in a partnership or limited liability company, either such certificates are Securities as defined in Article 8 of the Uniform Commercial Code of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, the Obligors have so informed the Collateral Agent so that the Collateral Agent may take steps to perfect its security interest therein as a General Intangible.

ARTICLE IV

COVENANTS

From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1. General.

4.1.1. Inspection. The Obligors will permit the Collateral Agent or any Lender, by their respective representatives and agents (i) to inspect the Collateral, (ii) to examine and make copies of the records of any of the Obligors relating to the Collateral and (iii) to discuss the Collateral and the related records of any of the Obligors with, and to be advised as to the same by, the Authorized Officers (and, in the case of any Receivable, with any person or entity which is or may be obligated thereon), all at such times and intervals as are permitted by the terms of the Credit Agreement and all at the Obligors’ expense.

4.1.2. Taxes. The Obligors will pay when due all taxes, assessments and governmental charges and levies upon the Collateral, except those which are being contested in good faith by appropriate proceedings and with respect to which no Lien exists.

4.1.3. Records and Reports; Notification of Default. The Obligors will maintain complete and accurate books and records with respect to the Collateral, and furnish to the Collateral Agent, with sufficient copies for each of the Lenders, such reports relating to the Collateral as the Collateral Agent shall from time to time request. The Obligors will give prompt notice in writing to the Collateral Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which might materially and adversely affect the Collateral.

4.1.4. Financing Statements and Other Actions; Defense of Title. The Obligors hereby authorize the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing offices as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect the security interest granted to the Collateral Agent in connection with this Security Agreement. Such financing statements may describe the Collateral in the same manner as described in this Security Agreement, any other security agreement or pledge agreement entered into by the parties in connection herewith, or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, without limitation, describing such property as “all assets” or “all personal property,” and “whether now or hereafter owned”. The Obligors hereby authorize the Collateral Agent to file, and if requested will execute and deliver to the Collateral Agent, any other documents and take such other actions as may from time to time be requested by the Collateral Agent in order to maintain a first perfected security interest in (subject to Permitted Liens) and, if applicable, Control of, the Collateral, including, but not limited to, the request by the Collateral Agent to enter into a deposit account control agreement. The Obligors will take any and all actions necessary to defend title to the Collateral against all Persons and to defend the security interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

4.1.5. Disposition of Collateral. The Obligors will not sell, lease or otherwise dispose of the Collateral except (i) prior to the occurrence of a Default or Unmatured Default, dispositions specifically permitted pursuant to Section 6.12 of the Credit Agreement, (ii) until such time following the occurrence of a Default as an Obligor receives a notice from the Collateral Agent instructing such Obligor to cease such transactions, sales or leases of Inventory in the ordinary course of their respective business, (iii) until such time as an Obligor receives a notice from the Collateral Agent pursuant to Article VII, collections of proceeds of Inventory and Accounts collected in the ordinary course of business, and (iv) abandonments or other dispositions of labels, patents, copyrights, rights of use of any name, trade secrets, trade names, service marks, customer lists and advertising matter in the ordinary course of such Obligor’s business and so long as such abandonment or other disposition shall not have a Material Adverse Effect.

4.1.6. Liens. The Obligors will not create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, (ii) existing Liens described in Exhibit D and (iii) Permitted Liens.

4.1.7. Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each of the Obligors will:

(a)	preserve its respective existence as a corporation, limited partnership, general partnership, or limited liability company, and, except in compliance with the terms of the Credit Agreement, not, in one transaction or a series of related transactions, merge into or consolidate with any other Person, or sell all or substantially all of its assets;

(b)	not change its respective state of organization;

(c)	not maintain its respective place of business (if it has only one) or its respective chief executive office (if it has more than one place of business) at a location other than a location specified on Exhibit A; and

(d)	not (i) have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 4.1.5) at a location other than a location specified in Exhibit A, (ii) change its respective name or taxpayer identification number or (iii) change its respective mailing address, unless the Obligors shall have given the Collateral Agent not less than 30 days’ prior written notice of such event or occurrence and the Collateral Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Collateral Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of the Obligors to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Collateral Agent’s security interest in the Collateral.

4.1.8. Other Financing Statements. The Obligors will not sign or authorize the signing on their behalf or the filing of any financing statement naming any of the Obligors as debtor covering all or any portion of the Collateral, except as permitted by Sections 4.1.4 and 4.1.6.

4.2. Receivables.

4.2.1. Certain Agreements on Receivables. The Obligors will not make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, except that, prior to the occurrence of a Default, the Obligors may reduce the amount of Accounts arising from the sale of Inventory in accordance with their present policies and in the ordinary course of their respective businesses.

4.2.2. Collection of Receivables. Except as otherwise provided in this Security Agreement, the Obligors will collect and enforce, at the Obligors’ sole expense, all amounts due or hereafter due to the Obligors under the Receivables.

4.2.3. Delivery of Invoices. The Obligors will deliver to the Collateral Agent immediately upon its request after the occurrence of a Default duplicate invoices with respect to each Account bearing such language of assignment as the Collateral Agent shall specify.

4.2.4. Disclosure of Counterclaims on Receivables. If (i) any discount, credit or agreement to make a rebate or to otherwise reduce the amount owing on a Receivable exists outside the ordinary course of business or (ii) if, to the knowledge of the Obligors, any dispute, setoff, claim, counterclaim or defense exists or has been asserted or threatened with respect to a Receivable outside the ordinary course of business, the Obligors will disclose such fact to the Collateral Agent in writing in connection with the inspection by the Collateral Agent of any record of the Obligors relating to such Receivable and in connection with any invoice or report furnished by the Obligors to the Collateral Agent relating to such Receivable.

4.3. Inventory and Equipment.

4.3.1. Maintenance of Goods. The Obligors will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment in good repair and working condition, ordinary wear and tear excepted and taking into account the age and present condition of such Inventory and Equipment.

4.3.2. Insurance. The Obligors will (i) maintain fire and extended coverage insurance on the Inventory and Equipment containing a lender’s loss payable clause in favor of the Collateral Agent and providing that said insurance will not be terminated except after at least 30 days’ written notice from the insurance company to the Collateral Agent, (ii) maintain such other insurance on the Collateral for the benefit of the Collateral Agent as the Collateral Agent shall from time to time request, (iii) furnish to the Collateral Agent upon the request of the Collateral Agent from time to time the originals of all policies of insurance on the Collateral and certificates with respect to such insurance and (iv) maintain general liability insurance naming the Collateral Agent as an additional insured.

4.4. Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. The Obligors will (i) deliver to the Collateral Agent immediately upon execution of this Security Agreement the originals of all Chattel Paper, Securities and Instruments constituting Collateral, (ii) hold in trust for the Collateral Agent upon receipt and immediately thereafter deliver to the Collateral Agent any Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof), (a) deliver to the Collateral Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Collateral Agent shall specify and (b) comply with Section 4.8 of this Security Agreement,, and (iv) upon the Collateral Agent’s request, after the occurrence and during the continuance of a Default after acceleration of the Obligations Secured, deliver to the Collateral Agent (and thereafter hold in trust for the Collateral Agent upon receipt and immediately deliver to the Collateral Agent) any Document evidencing or constituting Collateral.

4.5. Uncertificated Securities and Certain Other Investment Property. The Obligors will permit the Collateral Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Collateral Agent granted pursuant to this Security Agreement. The Obligors will take any actions necessary to cause (i) the issuers of uncertificated securities which are Collateral and which are Securities and (ii) any financial intermediary which is the holder of any Investment Property, to cause the Collateral Agent to have and retain Control over such Securities or other Investment Property. Without limiting the foregoing, the Obligors will, with respect to Investment Property held with a financial intermediary, cause such financial intermediary to enter into a control agreement with the Collateral Agent in form and substance satisfactory to the Collateral Agent.

4.6. Stock and Other Ownership Interests.

4.6.1. Changes in Capital Structure of Issuers. Except in compliance with the terms of the Credit Agreement, the Obligors will not (i) permit or suffer any issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to dissolve, liquidate, retire any of its capital stock or other Instruments or Securities evidencing ownership, reduce its capital or merge or consolidate with any other entity, or (ii) vote any of the Instruments, Securities or other Investment Property in favor of any of the foregoing.

4.6.2. Issuance of Additional Securities. Except in compliance with the terms of the Credit Agreement, the Obligors will not permit or suffer the issuer of privately held corporate securities or other ownership interests in a corporation, partnership, joint venture or limited liability company constituting Collateral to issue any such securities or other ownership interests, any right to receive the same or any right to receive earnings, except to the Obligors.

4.6.3. Registration of Pledged Securities and other Investment Property. The Obligors will permit any registerable Collateral to be registered in the name of the Collateral Agent or its nominee at any time.

4.6.4. Exercise of Rights in Pledged Securities and other Investment Property. The Obligors will permit the Collateral Agent or its nominee at any time after the occurrence of a Default, without notice, to exercise all voting and corporate rights relating to the Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any corporate securities or other ownership interests or Investment Property in or of a corporation, partnership, joint venture or limited liability company constituting Collateral and the Stock Rights as if it were the absolute owner thereof.

4.6.5. Limited Partnership Interests and Limited Liability Company Interests. The Obligors agree that any limited partnership interests or ownership interests in a limited liability company which are included within the Collateral shall at any time constitute a Security or the issuer of any such interests shall take any action to have such interests treated as a Security unless (i) all certificates or other documents constituting such Security have been delivered to the Collateral Agent and such Security is properly defined as such under Article 8 of the Uniform Commercial Code of the applicable jurisdiction, whether as a result of actions by the issuer thereof or otherwise, or (ii) the Collateral Agent has entered into a control agreement with the issuer of such Security or with a securities intermediary relating to such Security, whether as a result of actions by the issuer thereof or otherwise.

4.7. Pledged Deposits. The Obligors will not withdraw all or any portion of any Pledged Deposit or fail to rollover said Pledged Deposit without the prior written consent of the Collateral Agent.

4.8. Deposit Accounts. The Obligors will (i) upon the Collateral Agent’s request, cause each bank or other financial institution in which they maintain (a) a Deposit Account to enter into a control agreement with the Collateral Agent, in form and substance satisfactory to the Collateral Agent, in order to give the Collateral Agent Control of the Deposit Account or (b) other deposits (general or special, time or demand, provisional or final) to be notified of the security interest granted to the Collateral Agent hereunder and cause each such bank or other financial institution to acknowledge such notification in writing and (ii) upon the Collateral Agent’s request, deliver to each such bank or other financial institution a letter, in form and substance acceptable to the Collateral Agent, transferring ownership of the Deposit Account to the Collateral Agent or transferring dominion and control over each such other deposit to the Collateral Agent until such time as no Default exists. In the case of deposits maintained with Lenders, the terms of such letter shall be subject to the provisions of the Credit Agreement regarding setoffs.

4.9. Letter-of-Credit Rights. The Obligors will upon the Collateral Agent’s request, cause each issuer of a letter of credit, to consent to the assignment of proceeds of the letter of credit in order to give the Collateral Agent Control of the letter-of-credit rights to such letter of credit.

4.10. Federal, State or Municipal Claims. The Obligors will notify the Collateral Agent of any Collateral which constitutes a claim against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law.

4.11. Updates to Exhibits. At the request of the Collateral Agent which requests, so long as no Default exists uncured, may be made no more frequently than annually the Obligors shall provide the Collateral Agent in writing with such revisions or updates to the Exhibits attached to this Security Agreement as may be necessary or appropriate to update or correct the same due to such Exhibits becoming outdated or incorrect in any respect.

ARTICLE V

DEFAULT

5.1 Events of Default. The occurrence of any one or more of the following events shall constitute a “Default” hereunder:

5.1.1 a failure to pay any Obligations Secured when due in accordance with the terms of the Credit Agreement;

5.1.2 Obligors shall fail to perform or observe any of the obligations in Article 3 or 4 of this Agreement when required or within any grace or cure period provided therein or in the Credit Agreement.

5.1.3 a failure by any Obligor to duly perform and observe any other provision in this Security Agreement, and such failure shall continue for a period of thirty (30) days after notice from Collateral Agent;

5.1.4 a “Default” or “Event of Default” (as such quoted terms are defined in the Credit Agreement);

5.1.5 any attachment proceeding shall be commenced against Collateral Agent or any Obligor or Guarantor of any of the Obligations Secured for the collection of any Material Indebtedness;

5.1.6 proceedings shall be instituted against the Collateral upon any other Lien whether alleged to be superior or junior to the Lien granted by this Agreement and such proceeding continues undismissed or unstayed for a period of 30 consecutive days;

5.1.7 a Term Substantial Portion or Twelve Month Substantial Portion of the Collateral shall be substantially damaged or destroyed by an uninsured casualty;

5.1.8 Obligors shall fail to deliver any certification or other document or instrument requested by Collateral Agent or the Lenders pursuant to the Loan Documents within ten (10) Business Days after receipt of request or such other time frame permitted by the Credit Agreement;

5.1.9 after any applicable required notice is given and any permitted period of cure has expired, the Obligor shall fail to comply with any duty or obligation imposed pursuant to any of the Loan Documents, or any warranty or representation contained therein shall be materially incorrect or materially misleading; or

5.1.10 The Borrower or any other Obligor shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 5.1.10 or (vi) fail to contest in good faith any appointment or proceeding described in Section 5.1.11.

5.1.11 Without the application, approval or consent of the Borrower or any other Obligor, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any other Obligor or any Term Substantial Portion or Twelve Month Substantial Portion of its Property, or a proceeding described in Section 5.1.10 shall be instituted against the Borrower or any other Obligor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

5.1.12 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of any of the Obligors which, when taken together with all other Property of the Obligors so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Term Substantial Portion or Twelve Month Substantial Portion of its Property.

5.1.13. Any material portion of the Collateral shall be transferred or otherwise disposed of, either voluntarily or involuntarily, in any manner not permitted by Section 4.1.5.

5.2. Rights and Remedies of the Collateral Agent. If a Default occurs, Collateral Agent may, without demand, notice or delay, do one or more of the following:

5.2.1(i) institute and maintain an action against the Collateral and the interests of Obligors therein, (ii) enforce any security interest granted in any personal property or fixtures herein, and (iii) take such other action at law or in equity for the enforcement of any of the Loan Documents as the law may allow, and in each such action the Collateral Agent shall be entitled to all costs of suit and reasonable attorneys’ fees;

5.2.2 require the Obligors or any of the them to assemble the Collateral and the books and records with respect to the Collateral and make them available to the Collateral Agent at a place or places to be designated by the Collateral Agent which is reasonably convenient to the Obligors and the Collateral Agent;

5.2.3 require the Obligors or any of them to store all or any part of the Collateral, at the Obligors’ own cost and risk, on behalf of the Collateral Agent, after the Collateral Agent has taken possession of such Collateral. Storage shall be in such manner as to prevent any deterioration of such Collateral, and shall be for a reasonable time pending the sale or other disposition of such Collateral.

5.2.4 sell the Pledged Securities or other Collateral at public or private sale in one or more lots. The Collateral Agent shall be entitled to apply the proceeds of any such sale to the satisfaction of the Obligations Secured and to expenses incurred in realizing upon the Pledged Securities or other Collateral in accordance with the Uniform Commercial Code.

(A) In the case of any sale by the Collateral Agent of the Pledged Securities or other Collateral or any portion thereof on credit for future delivery, which may be elected at the sole option and in the discretion of the Collateral Agent, the Pledged Securities or other Collateral so sold may either be delivered to the purchaser or retained by the Collateral Agent until the selling price is paid by the purchaser, but in either event the Collateral Agent shall incur no liability in case of failure of the purchaser to take up and pay for the Pledged Securities or other Collateral so sold. In case of any such failure, such Pledged Securities or other Collateral may be sold again by the Collateral Agent in the manner provided in this Section.

(B) After deducting all its reasonable costs and expenses of every kind, including without limitation, legal fees, registration fees required by law (Securities and Exchange Commission (the “SEC”) and/or any other governmental agency) and expenses, if any, the Collateral Agent shall apply the residue of the proceeds of any sale or sales of the Pledged Securities or other Collateral.

(C) The Collateral Agent shall not incur any liability as a result of the sale of the Pledged Securities or other Collateral at any private sale or sales, and the Obligors hereby waive any claim arising by reason of (1) the fact that the price or prices for which the Pledged Securities or other Collateral, or any portion thereof, is sold at such public sale or sales is less than the price which would have been obtained at a private sale or sales, or is less than the amount due and the Collateral Agent accepted the first offer received and did not offer the Pledged Securities or other Collateral, or portion thereof, to more than one offeree; or (2) any delay by the Collateral Agent in selling the Pledged Securities or other Collateral following a Default hereunder, even if the value of the Pledged Securities or other Collateral thereafter declines; or (3) the immediate sale of the Pledged Securities or other Collateral upon the occurrence of a Default hereunder even if the holder shall remain jointly and severally liable for any deficiency remaining due under this Pledge Agreement or other Loan Documents; or (4) the fact that the Collateral Agent takes actions, or refrains from taking actions, based on the Collateral Agent’s good faith belief that such actions are required or prohibited, as the case may be, by applicable law (including, without limitation, applicable federal and/or state and/or local securities laws) and such taking or refraining from taking such actions results in a lower price for the Pledged Securities or other Collateral; or (5) without limiting the foregoing, the Collateral Agent’s sale or sales of the Pledged Securities or other Collateral being delayed, or occurring in more than one lot, or otherwise being affected by the Collateral Agent’s compliance with any rule of the SEC and/or other federal, state and/or local laws and/or rules (including, without limitation, securities laws and SEC Rules) (collectively, “Securities Laws and Rules”) and/or market conditions.

5.2.5 notify the account debtors on all or any part of the Obligors’ Accounts and/or other payment intangibles of the Collateral Agent’s interest therein and to require such account debtors to begin making payments directly to the Collateral Agent regardless of whether the Obligors were previously making collections on all or any part of the Obligors’ Accounts or other payment intangibles. The Collateral Agent shall have the right to proceed against any such account debtors in its own name, or in the name of any Obligor (as appropriate) with or without the consent of the Obligors. The Collateral Agent may retain any such payments or collections and apply them to the satisfaction of the Obligations Secured and to expenses incurred in collection, all in accordance with the Uniform Commercial Code.

5.2.6 without releasing the Obligors or any Obligor or Guarantor of any of the Obligations Secured from any obligation under any of the Loan Documents and without waiving any Default, enter upon and take possession of the Collateral or any portion thereof, with or without legal action and by force if necessary, or have a receiver appointed without proof of depreciation or inadequacy of the value of the Collateral, the insolvency of the applicable Obligor, or any other proof. The Collateral Agent or said receiver may manage and operate the Collateral, perform any acts and advance any sums which the Collateral Agent deems proper to protect the security of the Collateral, all such sums to be payable on demand, together with interest thereon at the rate set forth in Section 2.13 of the Credit Agreement, from the date of such demand, and such sums and interest to be secured by this Security Agreement.

5.2.7 take possession of the Collateral, or any portion thereof, and may use and deal with the same to the same extent as the Obligors are entitled to do so and may sell the same pursuant to law and exercise such other rights and remedies with respect to the same as may be provided by law, and file such continuation statements which it deems desirable.

5.2.8 recover all of the Collateral Agent’s expenses of collection, including, without limitation, court costs and reasonable attorneys’ fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Agreement or any of the other Loan Documents.

5.2.9 retain the Collateral and become the owner thereof, in accordance with the provisions of the Kentucky UCC.

5.2.10 immediately possess the Pledged Securities or other Collateral not then in the Collateral Agent’s possession without requirement of notice or demand or of any legal process.

5.2.11 transfer the Pledged Securities or other Collateral, or any part of them, into the Collateral Agent’s name to facilitate the Collateral Agent’s exercise of other rights or remedies with respect to them.

5.2.12 seek and/or require each Obligor to cooperate in any manner in the Collateral Agent’s exercise of remedies, including without limitation, making all appropriate filings with the SEC under any SEC rule or otherwise, and providing all necessary information, representations and other support and otherwise cooperating with the Collateral Agent as the Collateral Agent deems appropriate to comply with Securities Laws and Rules, and each Obligor agrees to so cooperate.

If, after the Credit Agreement has terminated by its terms and all of the Obligations Secured have been paid in full, there remain Rate Management Obligations outstanding, the Collateral Agent may exercise the remedies provided in this Section 5.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Rate Management Obligations pursuant to the terms of the agreement governing such Rate Management Transaction.

5.3. Obligors’ Obligations Upon Default. Upon the request of the Collateral Agent after the occurrence of a Default, the Obligors shall:

5.3.1 assemble the Collateral and the books and records with respect thereto and make them available to the Collateral Agent at a place or places to be designated by the Collateral Agent which is reasonably convenient to the Obligors and the Collateral Agent.

5.3.2 notify account debtors on all or any part of the Obligors’ Accounts and/or payment intangibles of the Collateral Agent’s interest therein and to require such account debtors to begin making payments directly to the Collateral Agent regardless of whether the Obligors were previously making collections on all or any part of the Obligors’ Accounts or other payment intangibles.

5.3.3 assume all of the Collateral Agent’s expenses of collection, including, without limitation, court costs and reasonable attorneys’ fees and disbursements incurred in realizing upon the Collateral or enforcing or attempting to enforce any provision of this Security Agreement.

5.3.4 permit the Collateral Agent to enter any premises, in accordance with the Kentucky UCC, where any Collateral may be located for the purpose of taking possession or removing the same.

5.3.5 with respect to Pledged Securities, transfer into the Collateral Agent’s name, or into the name of its nominee, all or any part of the Pledged Securities, entitling the Collateral Agent thereafter to receive all dividends, income or other distributions upon the Pledged Securities.

5.3.6 cooperate in any manner in the Collateral Agent’s exercise of remedies, including without limitation, making all appropriate filings with the SEC under any SEC rule or otherwise, and providing all necessary information, representations and other support and otherwise cooperating with the Collateral Agent as the Collateral Agent deems appropriate to comply with Securities Laws and Rules, and each Obligor agrees to so cooperate.

5.3.7 not sell, transfer or attempt to sell or transfer the Collateral, or any part thereof or interest therein.

5.4. License. The Collateral Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, the Obligors’ or Obligor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, the Obligors’ or Obligor’s rights under all licenses and all franchise agreements shall inure to the Collateral Agent’s benefit. In addition, each Obligor hereby irrevocably agrees that the Collateral Agent may, following the occurrence and during the continuance of a Default, sell any of the Obligors’ or Obligor’s Inventory directly to any Person, including without limitation Persons who have previously purchased such Inventory from the Obligors and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to the Obligors and any Inventory that is covered by any copyright owned by or licensed to the Obligors and the Collateral Agent may finish any work in process and affix any trademark owned by or licensed to the Obligors and sell such Inventory as provided herein.

ARTICLE VI

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Collateral Agent or any Lender to exercise any right or remedy granted under this Security Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Security Agreement whatsoever shall be valid unless in writing signed by the Collateral Agent. All rights and remedies contained in this Security Agreement or by law afforded shall be cumulative and all shall be available to the Collateral Agent and the Lenders until the Obligations Secured have been paid in full.

ARTICLE VII

PROCEEDS; COLLECTION OF RECEIVABLES

7.1. Lockboxes. Upon request of the Collateral Agent after the occurrence of a Default or Unmatured Default, the Obligors shall execute and deliver to the Collateral Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Collateral Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Collateral Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Collateral Agent.

7.2. Collection of Receivables. Upon the occurrence of a Default, the Collateral Agent may at any time in its sole discretion by giving the Obligors or any one of them individually written notice, elect to require that the Receivables be paid directly to the Collateral Agent for the benefit of the Lenders. In such event, the Obligors or any one of them individually shall, and shall permit the Collateral Agent to, promptly notify the account debtors or obligors under the Receivables of the Collateral Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under the Receivables directly to the Collateral Agent. Upon receipt of any such notice from the Collateral Agent, the Obligors shall thereafter hold in trust for the Collateral Agent, for the benefit of the Lenders, all amounts and proceeds received by such Obligor with respect to the Receivables and Other Collateral and immediately and at all times thereafter deliver to the Collateral Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Obligors shall forthwith, upon receipt of all checks, drafts, cash and other remittances in payment or on account of Accounts Receivable or payment intangibles or for the sale of Inventory or Equipment by the Obligors, deposit the same in a special bank account maintained with the Collateral Agent over which the Collateral Agent alone, to the exclusion of the Obligors, has the power of withdrawal. Such proceeds paid on Accounts Receivable and/or payment intangibles, and/or from the sale of Inventory or Equipment shall be deposited in precisely the form received, except for the endorsement of the Obligors where necessary to permit collection of items, which endorsement the Obligors agree to make and which the Collateral Agent is also hereby authorized to make in the Obligors’ name and on the Obligors’ behalf as attorney-in-fact. Pending such deposit, the Obligors agree that the Obligors will not commingle any such checks, drafts, cash and other remittances with any other funds or property, but will hold them separate and apart therefrom in express trust for the Collateral Agent until deposited in that special account. The Collateral Agent shall hold and apply funds so received as provided by the terms of Sections 7.3 and 7.4 of this Security Agreement.

7.3. Special Collateral Account. If any Default has occurred and is continuing, the Collateral Agent may require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Collateral Agent and held there as security for the Obligations Secured. The Obligors shall have no control whatsoever over said cash collateral account.

7.4. Application of Proceeds. The proceeds of the Collateral shall be applied by the Collateral Agent to payment of the Obligations Secured in the following order unless a court of competent jurisdiction shall otherwise direct:

(a) FIRST, to payment of all costs and expenses of the Collateral Agent incurred in connection with the collection and enforcement of the Obligations Secured or of the security interest granted to the Collateral Agent pursuant to this Security Agreement;

(b) SECOND, to payment of that portion of the Obligations Secured constituting accrued and unpaid interest and fees, pro rata among the Lenders and their Affiliates in accordance with the amount of such accrued and unpaid interest and fees owing to each of them;

(c) THIRD, to payment of the principal of the Obligations Secured and the net early termination payments and any other Rate Management Obligations then due and unpaid from the Borrower to any of the Lenders or their Affiliates, pro rata among the Lenders and their Affiliates in accordance with the amount of such principal and such net early termination payments and other Rate Management Obligations then due and unpaid owing to each of them;

(d) FOURTH, to payment of any Obligations Secured (other than those listed above) pro rata among those parties to whom such Obligations Secured are due in accordance with the amounts owing to each of them; and

(e) FIFTH, the balance, if any, after all of the Obligations Secured have been satisfied, shall be deposited by the Collateral Agent into the Borrower’s general operating account with the Collateral Agent.

ARTICLE VIII

GENERAL PROVISIONS

8.1. Notice of Disposition of Collateral; Condition of Collateral. The Obligors hereby waive notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the appropriately affected Obligors, addressed as set forth in Article IX of this Security Agreement, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Collateral Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale.

8.2. Compromises and Collection of Collateral. The Obligors and the Collateral Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, the Obligors agree that the

Collateral Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Collateral Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Collateral Agent shall be commercially reasonable so long as the Collateral Agent acts in good faith based on information known to it at the time it takes any such action.

8.3. Collateral Agent Performance of Obligor Obligations. Without having any obligation to do so, the Collateral Agent may perform or pay any obligation which the Obligors have agreed to perform or pay in this Security Agreement and the Obligors shall reimburse the Collateral Agent for any amounts paid by the Collateral Agent pursuant to this Section 8.3. The Obligors’ obligation to reimburse the Collateral Agent pursuant to the preceding sentence shall be an Obligation Secured payable on demand.

8.4. Authorization for Collateral Agent to Take Certain Action. The Obligors irrevocably authorize the Collateral Agent at any time and from time to time in the sole discretion of the Collateral Agent and appoint the Collateral Agent as their attorney in fact (i) to file financing statements necessary or desirable in the Collateral Agent’s sole discretion to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Collateral Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Collateral Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Collateral Agent Control over such Securities or other Investment Property, (v) to enforce payment of the Receivables in the name of the Collateral Agent or the Obligors, (vi) to apply the proceeds of any Collateral received by the Collateral Agent to the Obligations Secured as provided herein and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder), and the Obligors agree to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent in connection therewith, provided, that this authorization shall not relieve the Obligors of any of their obligations under this Security Agreement or the Credit Agreement.

8.5. Specific Performance of Certain Covenants. The Obligors acknowledge and agree that a breach of any of the covenants contained in Sections 4.1.5, 4.1.6, 4.4, 5.3, or 8.7 or in Article VII will cause irreparable injury to the Collateral Agent and the Lenders, that the Collateral Agent and the Lenders have no adequate remedy at law in respect of such breaches and therefore agree, without limiting the right of the Collateral Agent or the Lenders to seek and obtain specific performance of other obligations of the Obligors contained in this Security Agreement, that the covenants of the Obligors contained in the Sections referred to in this Section 8.5 shall be specifically enforceable against the Obligors.

8.6. Use and Possession of Certain Premises. Upon the occurrence of a Default, the Collateral Agent, on behalf of the Lenders, shall be entitled to occupy and use any premises owned or leased by the Obligors where any of the Collateral or any records relating to the Collateral are located until the Obligations Secured are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay the Obligors for such use and occupancy.

8.7. Dispositions Not Authorized. The Obligors are not authorized to sell or otherwise dispose of the Collateral except as set forth in Section 4.1.5 and notwithstanding any course of dealing between the Obligors and the Collateral Agent and/or the Lenders or other conduct of the Collateral Agent and/or the Lenders, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 4.1.5) shall be binding upon the Collateral Agent or the Lenders unless such authorization is in writing signed by the Collateral Agent.

8.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of the Obligors, the Collateral Agent, the Lenders and their respective successors and assigns (including all Persons who become bound as an Obligor to this Security Agreement), except that the Obligors shall not have the right to assign their rights or delegate their obligations under this Security Agreement or any interest herein, without the prior written consent of the Lenders.

8.9. Survival of Representations. All representations and warranties of the Obligors contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

8.10. Taxes and Expenses. Any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement shall be paid by the Obligors, together with interest and penalties, if any. The Obligors shall reimburse the Collateral Agent for any and all out-of-pocket expenses and internal charges (including reasonable attorneys’, auditors’ and accountants’ fees and reasonable time charges of attorneys, paralegals, auditors and accountants who may be employees of the Collateral Agent) paid or incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any special audit of the Collateral). Any and all costs and expenses incurred by the Obligors in the performance of actions required pursuant to the terms hereof shall be borne solely by the Obligors or any one of them individually.

8.11. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

8.12. Termination. This Security Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Obligations Secured outstanding) until (i) the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Obligations Secured have been indefeasibly paid and performed in full and no commitments of the Collateral Agent or the Lenders which would give rise to any Obligations Secured are outstanding.

8.13. Entire Agreement. This Security Agreement embodies the entire agreement and understanding between the Obligors and the Collateral Agent relating to the Collateral and supersedes all prior agreements and understandings between the Obligors and the Collateral Agent relating to the Collateral.

8.14. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE COMMONWEALTH OF KENTUCKY, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

8.15 CONSENT TO JURISDICTION. THE OBLIGORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR COMMONWEALTH OF KENTUCKY COURT SITTING IN LOUISVILLE, KENTUCKY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT AND THE OBLIGORS HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE OBLIGORS IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE OBLIGORS AGAINST THE COLLATERAL AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN LOUISVILLE, KENTUCKY.

8.16 WAIVER OF JURY TRIAL. THE OBLIGORS AND THE COLLATERAL AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS SECURITY AGREEMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

8.17 ACKNOWLEDGMENT. THE OBLIGORS ACKNOWLEDGE THAT THEY HAVE RECEIVED A COPY OF THIS SECURITY AGREEMENT, AS FULLY EXECUTED BY THE PARTIES THERETO. THE OBLIGORS ACKNOWLEDGE THAT THEY (A) HAVE READ THIS SECURITY AGREEMENT OR HAVE CAUSED SUCH DOCUMENT TO BE EXAMINED BY THEIR REPRESENTATIVES OR ADVISORS; (B) ARE THOROUGHLY FAMILIAR WITH THE TRANSACTIONS CONTEMPLATED IN THIS SECURITY AGREEMENT; AND (C) HAVE HAD THE OPPORTUNITY TO ASK SUCH QUESTIONS TO REPRESENTATIVES OF THE COLLATERAL AGENT, AND RECEIVE ANSWERS THERETO, CONCERNING THE TERMS AND CONDITIONS OF THE TRANSACTIONS CONTEMPLATED IN THIS SECURITY AGREEMENT AS THEY DEEM NECESSARY IN CONNECTION WITH THEIR DECISION TO ENTER INTO THIS SECURITY AGREEMENT.

8.18. Distribution of Reports. The Obligors authorize the Collateral Agent to discuss with and furnish to its Affiliates and to the Lenders or to any other Person authorized by the terms of the Credit Agreement all financial statements, audit reports and other information pertaining to the Obligors whether such information was provided by the Obligors or prepared or obtained by the Collateral Agent. Neither the Collateral Agent nor any of its employees, officers, directors or trustees makes any representation or warranty regarding any audit reports or other analyses of the Obligors’ condition which the Collateral Agent may in its sole discretion prepare and elect to distribute, nor shall the Collateral Agent or any of its employees, officers, directors or trustees be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.

8.19. Indemnity. The Obligors hereby agree to indemnify the Collateral Agent and the Lenders, and their respective successors, assigns, trustees and employees, from and against any and all liabilities, damages, penalties, suits, costs, and expenses of any kind and nature (including, without limitation, all expenses of litigation or preparation therefor whether or not the Collateral Agent, any Lender or Note Holder is a party thereto) imposed on, incurred by or asserted against the Collateral Agent or the Lenders, or their respective successors, assigns, trustees and employees, in any way relating to or arising out of this Security Agreement, or the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Collateral (including, without limitation, latent and other defects, whether or not discoverable by the Collateral Agent, the Lenders or the Obligors, and any claim for patent, trademark or copyright infringement).

8.20 No Novation. The parties hereto hereby agree that the Liens granted to the Collateral Agent pursuant to the Previous Security Agreement remain in full force and effect and hereby are ratified, reaffirmed and confirmed. The execution and delivery of this Security Agreement, and the performance of each Obligor’s obligations hereunder, shall not constitute a termination or novation of any of the Liens granted pursuant to the Previous Security Agreement. Such Liens remain and continue to be granted, created, attached, perfected and enforceable, and shall constitute first-priority perfected security interests of the Collateral Agent, for the benefit of itself, the Lenders and the relevant affiliates of the Lenders.

ARTICLE IX

NOTICES

9.1. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied, or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Collateral Agent in accordance with the provisions of Article XIII of the Credit Agreement. Except as otherwise provided in this Security Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided, that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

9.2 Change of Address. The Collateral Agent, any Obligor and/or any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

ARTICLE X

COLLATERAL AGENT

JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA) has been appointed Collateral Agent for the Lenders hereunder pursuant to Article X of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Collateral Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Collateral Agent pursuant to the Credit Agreement, and that the Collateral Agent has agreed to act (and any successor Collateral Agent shall act) as such hereunder only on the express conditions contained in such Article X. Any successor Collateral Agent appointed pursuant to Article X of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Collateral Agent hereunder.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Obligors and the Collateral Agent have executed this Security Agreement as of the date first above written.

CHURCHILL DOWNS INCORPORATED

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS MANAGEMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS INVESTMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CALDER RACE COURSE, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

TROPICAL PARK, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON PARK RACECOURSE, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON MANAGEMENT SERVICES, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON OTB CORP.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

QUAD CITY DOWNS, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP HOLDINGS, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

VIDEO SERVICES, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Collateral Agent, on behalf of the Lenders

By
H. Joseph Brenner First Vice President 416 W. Jefferson Street Louisville, Kentucky 40202

Attention:	H. Joseph Brenner
Telephone:	(502) 566-2789
FAX:	(502) 566-8339

EXHIBIT A

(See Sections 3.3, 3.4, 3.5, 4.1.7 and 9.1 of Security Agreement)

Place of Business (if it has only one) or Chief Executive Office (if more than one place of business) and Mailing Address:

Attention:

Locations of Inventory and Equipment and Fixtures:

A.	Obligor – State of Incorporation or Formation

B.	Properties Owned by the Obligors:

C.	Properties Leased by the Obligors (Include Landlord’s Name):

D.	Public Warehouses or other Locations pursuant to Bailment or Consignment Arrangements (include name of Warehouse Operator or other Bailee or Consignee):

EXHIBIT B

(See Section 3.9 of Security Agreement)

A. Aircraft/engines, ships, railcars and other vehicles governed by federal statute:

Description	Registration Number

B. Patents, copyrights, trademarks protected under federal law*:

*For (i) trademarks, show the trademark itself, the registration date and the registration number; (ii) trademark applications, show the trademark applied for, the application filing date and the serial number of the application; (iii) patents, show the patent number, issue date and a brief description of the subject matter of the patent; and (iv) patent applications, show the serial number of the application, the application filing date and a brief description of the subject matter of the patent applied for. Any licensing agreements for patents or trademarks should be described on a separate schedule.

EXHIBIT C

INTENTIONALLY OMITTED

EXHIBIT D

(See Sections 3.10 and 4.1.6 of Security Agreement)

EXISTING LIENS ON THE COLLATERAL

Secured Party	Collateral	Principal Balance	Maturity

EXHIBIT E

List of Pledged Securities

(See Section 3.13 of Security Agreement)

A. STOCKS:

Issuer	Certificate Number	Number of Shares

B. BONDS:

Issuer	Number	Face Amount	Coupon Rate	Maturity

C. GOVERNMENT SECURITIES:

Issuer	Number	Type	Face Amount	Coupon Rate	Maturity

D. OTHER SECURITIES OR OTHER INVESTMENT PROPERTY

(CERTIFICATED AND UNCERTIFICATED):

Issuer	Description of Collateral	Percentage Ownership Interest

****[Add description of custody accounts or arrangements with securities intermediary, if applicable]***

EXHIBIT F

(See Section 3.1 of Security Agreement)

OFFICES IN WHICH FINANCING STATEMENTS HAVE BEEN FILED

EXHIBIT G

(See Section 3.11 of Security Agreement)

Federal Tax Identification Number of Each of the Obligors

Obligor	Federal Tax Identification Number

EXHIBIT H

Commercial Tort Claims

EXHIBIT I

List of all Chattel Paper

Type of Chattel Paper	Names of Obligor	Amounts Owing	Due date

EXHIBIT L

FORM OF LENDER JOINDER

This LENDER JOINDER (this “Joinder”) is dated as of the Commitment Increase Effective Date provided below, and is among [Insert Name of New Commitment Provider] (the “New Commitment Provider”), CHURCHILL DOWNS INCORPORATED (“Borrower”), the GUARANTORS party hereto, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), in its capacity as contractual representative as Agent for itself and the Lenders under the Credit Agreement referenced below (the “Agent”).

1. Preliminary Matters.

1.1 The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent, entered into an Amended and Restated Credit Agreement dated as of September 23, 2005, (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), and certain Loan Documents (as defined in the Credit Agreement). Capitalized terms used in this Joinder and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2 The Borrower has requested that the Aggregate Commitment be increased in accordance with the terms and conditions of the Credit Agreement, including without limitation Section 2.22 of the Credit Agreement.

1.3 The New Commitment Provider, the Borrower, the Guarantors and the Agent desire to supplement the Credit Agreement and the other Loan Documents pursuant to this Joinder as set forth herein. The other Lenders are deemed in Section 2.22.5(i) of the Credit Agreement to have consented and agreed as set forth herein.

1.4 This Joinder is effective as of, and the “Commitment Increase Effective Date” for purposes of Section 2.22 of the Credit Agreement is,                     , 200        .

1.5 On the Commitment Increase Effective Date, the Aggregate Commitment will increase from $                     to $                    .

2. The Increase in the Commitment.

2.1 Set forth below is the Commitment provided by the New Commitment Provider if it is a New Lender:

Name of New Lender	Amount of Commitment	Percentage of Aggregate Commitment

2.2 Set forth below is the increase in the New Commitment Provider’s existing Commitment if the New Commitment Provider is an Existing Lender, and its resulting new Commitment and new percentage:

New Commitment Provider who is an Existing Lender	Increase in Commitment	Resulting New Commitment Amount	Resulting New Percentage of Aggregate Commitment

2.3 The New Commitment Provider hereby purchases from the other Lenders such New Commitment Provider’s Pro Rata Share in any Floating Rate Loans outstanding on the Commitment Increase Effective Date, such purchase to be and become effective on and as of the Commitment Increase Effective Date. The New Commitment

Provider shall purchase from the other Lenders such New Commitment Provider’s Pro Rata Share in each outstanding Eurodollar Loan on the date, if any, after the Commitment Increase Effective Date on which the Borrower either renews its Eurodollar Loan election with respect to the Eurodollar Loan in question or converts such Eurodollar Loan to a Floating Rate Loan (provided that each New Commitment Provider shall not purchase an interest in such Loans from the Lenders on the Commitment Increase Effective Date unless the Commitment Increase Effective Date happens to be a renewal or conversion date as applicable). Each New Commitment Provider shall participate in all Facility L/Cs outstanding on the Commitment Increase Effective Date according to its Pro Rata Share and in accordance with the terms of the Credit Agreement.

3. Representations, Warranties, and Certain Covenants.

3.1 The New Commitment Provider represents and warrants that (a) it has full power and authority, and has taken all necessary action, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) confirms that none of the funds, moneys, assets or other consideration being used in connection with its obligations hereunder are “plan assets” as defined under ERISA and that all its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, and (c) it has received a copy of the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder and to undertake its obligations as a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Agent or any other Lender.

3.2 The New Commitment Provider agrees that (a) from and after the Commitment Increase Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and shall have all other rights and obligations of a Lender thereunder, to the same extent and with the same effect as the Existing Lenders, (b) all references in the Loan Documents to “Lender” or “Lenders” include the New Commitment Provider, (c) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (d) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

4. No Default. The Loan Parties represent and warrant that as of the date hereof: (a) no Default or Unmatured Default has occurred and is continuing, (b) the representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the Commitment Increase Effective Date except to the extent any such representation is stated to relate solely to an earlier date, in which case such representation was true and correct on and as of such earlier date, and (c) the Borrower has complied with Section 2.22 of the Credit Agreement in all respects and the increase in the Aggregate Commitments provided in this Joinder on and as of the Commitment Increase Effective Date is in accordance with all of the terms of the Credit Agreement.

5. General.

5.1 Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect.

5.2 Nothing contained herein will be construed as waiving any Default or Unmatured Default under the Loan Documents or will affect or impair any right, power or remedy of Agent under or with respect to the Loan Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loans.

5.3 All representations and warranties made by the New Commitment Provider herein will survive the execution and delivery of this Joinder.

5.4 This Joinder is binding upon and inures to the benefit of Borrower, the Guarantors, the New Commitment Provider, the Agent, and the Lenders and their respective successors and assigns.

5.5 The New Commitment Provider will pay Agent’s reasonable attorneys fees in connection with this Joinder.

5.6 This Joinder will in all respects be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

Executed as of the Commitment Increase Effective Date.

NEW COMMITMENT PROVIDER:

By
Print Name:
Title:
Address:

Telephone:	( )
FAX:	( )

AGENT:
JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Agent

By
H. Joseph Brenner
First Vice President
416 W. Jefferson Street Louisville, Kentucky 40202
Telephone:	( )
FAX:	( )

BORROWER: CHURCHILL DOWNS INCORPORATED

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

GUARANTORS:

CHURCHILL DOWNS MANAGEMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS INVESTMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS SIMULCAST PRODUCTIONS, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHARLSON INDUSTRIES, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

RACING CORPORATION OF AMERICA

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CALDER RACE COURSE, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

TROPICAL PARK, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON PARK RACECOURSE, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON MANAGEMENT SERVICES, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON OTB CORP.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

QUAD CITY DOWNS, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP HOLDINGS, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ELLIS PARK RACE COURSE, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

VIDEO SERVICES, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

EXHIBIT M

FORM OF ACQUISITION COMPLIANCE CERTIFICATE

                                         , 200

JPMorgan Chase Bank, N.A., as Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Attn:

Ladies and Gentlemen:

This Acquisition Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of September 23, 2005 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as contractual representative as Agent for itself and the Lenders as provided therein. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given them in the Credit Agreement.

I,                                                                                                   , [President/Chief Executive Officer/Chief Financial Officer/Treasurer select one] of the Borrower, hereby submit this Certificate in connection with the proposed Acquisition that was the subject of a Notice of Acquisition issued to Agent dated                             , 200  , (the “Subject Acquisition”) and hereby certify on behalf of the Loan Parties as of the [month/year most recently ended, i.e.,                             , 200  ] (the “Report Date”), the following, after giving effect to the Subject Acquisition:

1.	Interest Coverage Ratio (Section 6.24.1)

The ratio of (A) Consolidated Adjusted EBITDA to (B) Consolidated Interest Expense, for the four fiscal quarters ending as of the Report Date is                      to 1.0 which is not less than 3.5 to 1.0. Such ratio is computed as follows:

(A) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$

(B) Consolidated Interest Expense for four fiscal quarters ending as of the Report Date.	$

(C) Ratio of Item (A) to Item (B) equals Interest Coverage Ratio on the Report Date.		to 1.0

2.	Leverage Ratio (Section 6.24.2)

The ratio of (A) Consolidated Funded Indebtedness on the Report Date to (B) Consolidated Adjusted EBITDA for the four fiscal quarters ending on the Report Date is                      to 1.0, calculated as set forth below in this Part 2, which is not greater than 3.25 to 1.0. Such ratio is computed as follows:

(A) Consolidated Funded Indebtedness as of the Report Date.	$

(B) Consolidated Adjusted EBITDA for the four fiscal quarters ending as of the Report Date.	$

(C) Ratio of amount on Line (A) to amount on Line (B) equals Leverage Ratio.		to 1.0

3.	Minimum Net Worth (Section 6.24.3).

As of the Report Date, (A) the Consolidated Net Worth is $            , which is not less than (B) the base net worth (“Base Net Worth”) which is $            . Such amounts are computed as follows:

Base Net Worth as of Report Date:

(i) Minimum net worth as of the Closing Date.		$190,000,000

(ii)    Beginning with Borrower’s fiscal year ending December 31, 2005, include 50% of Consolidated Net Income of the Borrower for every year beginning with the Borrower’s fiscal year 2005 in which net income was earned.

	$

(iii)  100% of the proceeds from any public and/or private offering and/or sale of any common and/or preferred stock and/or other equity security, and/or any note, debenture or other security convertible, in whole or in part, to common and/or preferred stock and/or other equity security, net of reasonable expenses, commissions and fees associated with such sale, from and after the date of the Agreement.

	$

(iv) Sum of item (i) plus item (ii) plus item (iii) equals the Base Net Worth as of the Report Date.	$

4.	Indebtedness (Section 6.10 and Section 6.15).

(A) Total amount of Indebtedness secured by purchase money security interests (may not exceed $5,000,000).	$

(B) Capitalized Lease Obligations (may not exceed $5,000,000).	$

(C) Indebtedness to sellers in connection with Permitted Acquisitions subordinated as required in Section 6.10(vi) (in an aggregate amount may not exceed $10,000,000).	$

(D) Indebtedness under the Master Plan Bond Transaction (may not exceed $153,000,000).	$

(E)   Indebtedness of the Borrower and the other Loan Parties collectively, in the aggregate, (may not exceed $40,000,000 reduced by the amounts of Indebtedness outstanding at any time described in or subject to clauses (A), (B) and/or (C) of this Part 4).

$

5.	Sale of Assets (Section 6.12)

(A)   Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs (may not exceed a Twelve Month Substantial Portion).

$

(B) Leases, sales or other dispositions of Property, including Property previously leased, sold or disposed of from and after the Closing Date (may not exceed a Term Substantial Portion).	$

(C) Lease, sale or other disposition of assets of, ownership interest in, Ellis Park Race Course, Inc. and/or Racing Corporation of America.	$

6.	Investments and Acquisitions (Section 6.13)

(A) Investments in Excluded Entities subject to Section 6.13(ii)(c).	$

(B) Acquisitions of Loan Parties not engaged in a Current Field of Enterprise subject to Section 6.13(iii)(d)(4).	$

(C) Acquisition of Excluded Entities subject to Section 6.13(iii)(e).	$

(D) Acquisitions subject to Section 6.13(iii)(f)(3).	$

(E) Total of amounts in Part 7(A), (B), (C), and (D) (as aggregated may not exceed 20% of Consolidated Net Worth).	$

7.	Rentals (Section 6.18)

Obligations for Consolidated Rentals in the aggregate for current fiscal year (may not exceed $10,000,000 in any one fiscal year).	$

8.	Off-Balance Sheet Liabilities (Section 6.23)

Off-Balance Sheet Liabilities (may not, when aggregated as provided in Section 6.15, exceed $40,000,000).	$

9.	Contingent Obligations (Section 6.34)

Contingent Obligations (prohibited except as provided in Section 6.34, including guaranties of the obligations of Loan Parties not to exceed $10,000,000 in the aggregate).	$

10.	The total consideration to be paid in connection with the Subject Acquisition (whether for interest(s) in a Person or for Property from a Person, or both) is $ . If the Person to be acquired in the Subject Acquisition, or the Loan Party acquiring Property from a Person in the Subject Acquisition, is not engaged in a Current Field of Enterprise, the aggregate consideration paid for the Acquisition of and Investment in the Person to be acquired, together with all other Acquisitions permitted under Section 6.13 of the Credit Agreement, when aggregated with all of the Investments under clause (ii)(c) of Section 6.13 and Acquisitions under clauses (iii)(d)(4), (iii)(e) and (iii)(f)(3) of Section 6.13 is $ , which shall not exceed 20% of Consolidated Net Worth at the time of the Subject Acquisition of such Person.

11.	If the Person to be acquired in the Subject Acquisition is to be an Excluded Entity, then:

(A) Evidence of the approval of the board of directors or other equivalent governing body of the Person to be acquired in the Subject Acquisition is attached to this Certificate; and

(B) Copies of any agreements entered into or proposed to be entered into by the applicable Loan Parties in connection with the Subject Acquisition, together with such other information about the Person to be acquired in the Subject Acquisition and/or its Property as the Agent has reasonably required is attached to this Certificate.

12.	The Borrower is in compliance with, and since the most recent Report Date under the Compliance Certificate most recently delivered to the Agent by the Borrower has at all times complied with, the provisions of the Credit Agreement, including, without limitation, the provisions of Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33, and 6.34 after giving effect to the Subject Acquisition.

13.	There has been no change in any of the locations where any Collateral is kept or any other change in the information set forth on Schedule A to the Security Agreement. [List any exceptions.]

14.	No event which constitutes a Default or an Unmatured Default, has occurred, will occur after giving effect to the Subject Acquisition, or is continuing.

15.	If the Person proposed to be acquired will be or become a Loan Party, attached hereto or delivered herewith are a properly executed Guarantor Joinder and appropriate Collateral Documents signed by the appropriate Loan Parties, provided that if and to the extent the Acquisition involves Restricted Assets, the Loan Parties will comply in all respects with Section 6.13(iii)(d)(3) of the Credit Agreement; the applicable horse racing and/or gaming regulators are:

and those Restricted Assets are described as follows:

.

16.	This Certificate is being delivered together with the referenced Guarantor Joinder and appropriate Collateral Documents at least 5 Business Days prior to the closing of the Subject Acquisition, as required by Section 6.13(iii)(g) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the Report Date but actually on the date set forth below.

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer]
Date:	, 200

EXHIBIT N

FORM OF GUARANTOR JOINDER

This GUARANTOR JOINDER (this “Joinder”) is dated as of the Effective Date provided below, and is among [Insert Name of New Guarantor] (the “New Guarantor”), CHURCHILL DOWNS INCORPORATED (the “Borrower”), the GUARANTORS party hereto, and JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), in its capacity as contractual representative as Agent for and on behalf of itself and the Lenders under the Credit Agreement referenced below (the “Agent”), who hereby agree as follows:

1.	Preliminary Matters.

1.1 The Borrower, the Guarantors party thereto, the Lenders party thereto, and the Agent entered into an Amended and Restated Credit Agreement dated as of September 23, 2005, (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”), and certain Loan Documents (as defined in the Credit Agreement). Capitalized terms used in this Joinder and not otherwise defined shall have the meanings given them in the Credit Agreement.

1.2 The New Guarantor, the Borrower, the Guarantors, and the Agent, on behalf of itself and the Lenders, desire to amend the Credit Agreement and all other documents executed in connection therewith (collectively, the “Loan Documents”) pursuant to this Joinder as set forth herein.

2.	Joinder. Effective as of , 200 (the “Effective Date”):

2.1 All references in the Loan Documents to “Guarantor” or “Guarantors” on and as of the Effective Date and thereafter include the New Guarantor.

2.2 All references in all of the Loan Documents to “Loan Party” or “Loan Parties” on and as of the Effective Date and thereafter include the New Guarantor.

2.3 The definition of “Guarantors” as set forth in Section 1.1 of the Guaranty given by the Guarantors is hereby amended and restated to include the New Guarantor. All references in the Guaranty to “Guarantors” shall be deemed on and as of the Effective Date and thereafter to reference the New Guarantor as a Guarantor, both in its singular and collective form.

2.4 The definitions of “Guarantors” and “Obligor(s)” as set forth in 1.3 of the Pledge and Security Agreement is hereby amended and restated to include the New Guarantor. All references in the Security Agreement to “Guarantors” and “Obligor(s)” shall be deemed on and as of the Effective Date and thereafter to reference the New Guarantor as a Guarantor and Obligor(s), both in their singular and collective form.

2.5 [Include if appropriate: The New Guarantor is executing and delivering the Mortgage(s) and other Collateral Documents listed on Schedule 2.5 to this Joinder.]

3.	Representations and Warranties. To induce Agent, on behalf of the Lenders, to enter into this Joinder, the New Guarantor and the other Loan Parties represent and warrant as follows:

3.1 The New Guarantor has the full power and authority, and has taken all necessary action, to execute and deliver this Joinder and to consummate the transactions contemplated hereby and to become a Guarantor and/or Obligor under the Credit Agreement, the Guaranty, the Pledge and Security Agreement [include if applicable the Mortgages] and the other Loan Documents to which it is or is becoming a party.

3.2 The representations and warranties contained in Article V of the Credit Agreement and all other representations and warranties made in any other Loan Document are true and correct in all material respects except to the extent such representation is stated to relate solely to an earlier date, in which case such representation was true and correct on and as of such earlier date.

3.3 No Default or Unmatured Default has occurred and is continuing.

3.4 The New Guarantor has received a copy of the Credit Agreement and other Loan Documents, together with such other documents and information as it has (i) deemed appropriate to decide that it is in its interest and to its financial benefit to guarantee the obligations of the Borrower under the Credit Agreement, any Notes, any Rate Management Transaction documents, and the other Loan Documents and (ii) enter into this Joinder and undertake its obligations as a Guarantor on the basis of which it has made such analysis and decision independently and without reliance on the Agent, any other Lender or any other Guarantor.

4.	Covenants.

4.1 From and after the Effective Date, the New Guarantor agrees: (a) to be bound by the provisions of the Credit Agreement and the Guaranty as a Guarantor thereunder and shall have all other rights and obligations of a Guarantor thereunder, to the same extent and with the same effect as the Existing Guarantors, (b) that all references in the Loan Documents to “Guarantor,” “Guarantors,” “Loan Party” and/or “Loan Parties” include the New Guarantor, (c) that it will perform in accordance with their terms all of the obligations, covenants and conditions of the Guarantors under the Loan Documents to which any of the Guarantors is a Loan Party, and (d) that it will perform in accordance with their terms all of the obligations, covenants and conditions of the Obligors under the Security Agreement to the same extent and with the same effect as the existing Obligors.

4.2 The New Guarantor agrees that the Collateral Agent may file one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to Collateral Agent and the New Guarantor will pay the cost of filing financing, continuation and termination statements in all public offices where filing is deemed necessary or desirable by Agent. The New Guarantor will execute and deliver to Collateral Agent from time to time such supplemental assignments or other instruments as Collateral Agent may require for the purpose of confirming Collateral Agent’s and the Lenders’ interest in any Collateral in which the Guarantor has an interest. The New Guarantor hereby authorizes Collateral Agent to execute and file on behalf of such New Guarantor all financing statements and documents deemed necessary or appropriate to perfect the Collateral Agent’s security interest in the Collateral.

4.3 The New Guarantor shall, from time to time, at its expense, (i) take such steps as may be necessary and/or appropriate to faithfully preserve and protect the Lien in favor of the Collateral Agent, for the benefit of the Lenders, on and security interest in the Collateral more fully described in the Collateral Documents as a continuing first priority perfected Lien, subject only to Permitted Liens, (ii) shall do such other acts and things as the Agent in its sole discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral, and (iii) as Property is acquired and as required by the other provisions of this Agreement and the Credit Agreement, enter into additional documents from time to time in the form of the Collateral Documents (except as to the applicable Loan Party and the Property subject thereto) and take such other steps to grant and perfect first priority Liens, subject only to Permitted Liens, on those assets to the Collateral Agent, for the benefit of the Lenders.

5.	General.

5.1 Except as expressly modified herein, the Loan Documents, as previously amended and as amended and/or affected by this Joinder, are and remain in full force and effect.

5.2 Nothing contained herein will be construed as waiving any Default or Unmatured Default under the Loan Documents or will affect or impair any right, power or remedy of Agent under or with respect to the Loan

Documents, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loans.

5.3 All representations and warranties made by the Borrower, the Guarantors and the New Guarantor herein will survive the execution and delivery of this Joinder.

5.4 This Joinder will be binding upon and inure to the benefit of the Borrower, the Guarantors, the New Guarantor, the Agent, the Collateral Agent and the Lenders and their respective successors and assigns.

5.5 New Guarantor will pay the Agent’s reasonable attorneys fees in connection with this Joinder.

5.6 This Joinder will in all respects be governed and construed in accordance with the laws of the Commonwealth of Kentucky.

5.7 A copy of this Joinder may be attached to any Notes as an allonge.

[THE BALANCE OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

Executed as of the Effective Date.

AGENT: JPMORGAN CHASE BANK, N.A. (successor by merger to Bank One, NA), as Agent

By
H. Joseph Brenner First Vice President 416 W. Jefferson Street Louisville, Kentucky 40202 Telephone: (502) 566-2789 Fax: (502) 566-8339

NEW GUARANTOR:

By:
Print Name:
Title:

BORROWER: CHURCHILL DOWNS INCORPORATED

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

GUARANTORS: CHURCHILL DOWNS MANAGEMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS INVESTMENT COMPANY

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS SIMULCAST PRODUCTIONS, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHARLSON INDUSTRIES, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

RACING CORPORATION OF AMERICA

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CALDER RACE COURSE, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

TROPICAL PARK, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON PARK RACECOURSE, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON MANAGEMENT SERVICES, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ARLINGTON OTB CORP.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

QUAD CITY DOWNS, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CDIP HOLDINGS, LLC

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

ELLIS PARK RACE COURSE, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA HORSERACING COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

CHURCHILL DOWNS LOUISIANA VIDEO POKER COMPANY, L.L.C.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

VIDEO SERVICES, INC.

By

Title:
700 Central Avenue Louisville, Kentucky 40208
Attention:	General Counsel
Telephone:	(502) 636-4501
FAX:	(502) 636-4439

EXHIBIT O

FORM OF INVESTMENT COMPLIANCE CERTIFICATE

                                         , 200

JPMorgan Chase Bank, N.A., as Agent

416 W. Jefferson Street

Louisville, Kentucky 40202

Attn: _______________________

Ladies and Gentlemen:

This Investment Compliance Certificate (this “Certificate”) is furnished pursuant to that certain Amended and Restated Credit Agreement dated as of September 23, 2005 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as contractual representative as Agent for itself and the Lenders as provided therein. Unless otherwise defined herein, capitalized terms used in this Certificate have the meanings given them in the Credit Agreement.

I,                                                          , [President/Chief Executive Officer/Chief Financial Officer/Treasurer select one] of the Borrower, hereby submit this Certificate in connection with the proposed Investment pursuant to and in compliance with Section 6.13(ii)(c) of the Credit Agreement (the “Subject Investment”) and hereby certify on behalf of the Loan Parties as of the [month/year most recently ended, i.e.,                             , 200        ] (the “Report Date”), the following:

1.	The total consideration to be paid and/or invested in connection with the Subject Investment is $ . Such Subject Investment amount, together with all other Investments and Acquisitions permitted under Section 6.13 of the Credit Agreement, when aggregated with all other Investments under clause (ii)(c) of Section 6.13 and Acquisitions under clauses (iii)(d)(4), (iii)(e) and (iii)(f)(3) of Section 6.13 is $ , which shall not exceed 20% of Consolidated Net Worth at the time of the Subject Investment.

2.	The Borrower is in compliance with, and since the most recent Report Date under the Compliance Certificate most recently delivered to the Agent by the Borrower has at all times complied with, the provisions of the Credit Agreement, including, without limitation, the provisions of Sections 6.10, 6.11, 6.12, 6.13, 6.14, 6.15, 6.16, 6.18, 6.19, 6.23, 6.24, 6.25, 6.26, 6.30, 6.32, 6.33, and 6.34.

3.	There has been no change in any of the locations where any Collateral is kept or any other change in the information set forth on Schedule A to the Security Agreement. [List any exceptions.]

4.	No event has occurred and is continuing which constitutes a Default or an Unmatured Default has occurred, will occur after giving effect to the Subject Investment, or is continuing.

5.	This Certificate is being at least 5 Business Days prior to the closing or other making of the Subject Investment, as required by Section 6.13(ii)(c) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the Report Date but actually on the date set forth below.

CHURCHILL DOWNS INCORPORATED

By
Name:
Title:	[President/Chief Executive Officer/Chief Financial Officer/Treasurer]

Date: _________, 200

EXHIBIT P

FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER

JPMorgan Chase Bank, N.A., Agent

416 West Jefferson

Louisville, Kentucky 40202

Ladies and Gentlemen:

I refer to the Amended and Restated Credit Agreement dated as of September 23, 2005 (as amended, modified, renewed, restated or extended from time to time, the “Credit Agreement”) among Churchill Downs Incorporated (the “Borrower”), the Lenders party thereto, the Guarantors party thereto and JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as contractual representative as Agent for itself and the Lenders as provided in the Credit Agreement (“Agent”). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

In connection with the initial Credit Extension, and pursuant to Sections 4.1(i)(d) and 4.1(i)(w) of the Credit Agreement, the undersigned, as Chief Financial Officer of Borrower, does hereby certify to Agent that, as of the initial Credit Extension Date:

(i)	no Default or Unmatured Default has occurred and is continuing; and

(ii)	no Material Adverse Effect has occurred since December 31, 2004 or is occurring, and all of the representations and warranties made by or on behalf of any of the Loan Parties relating to the Credit Agreement and/or any of the other Loan Documents remain true, correct and complete.

Sincerely,

CHURCHILL DOWNS INCORPORATED

By:
Name:
Title:	Chief Financial Officer

EXHIBIT Q

FORM OF REIMBURSEMENT AGREEMENT

[Reimbursement Agreement for standby letter(s) of credit.]

EXHIBIT R

FORM OF BORROWING NOTICE

To:	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as the Agent for itself and the Lenders under that certain Amended and Restated Credit Agreement dated as of September 23, 2005 by and among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On behalf of Borrower, the undersigned hereby gives to the Agent a Borrowing Notice pursuant to Section 2.10 of the Credit Agreement, and the Borrower hereby requests to borrow on __________________________ (the “Borrowing Date”) Revolving Loans from the Lenders with Commitments on a pro rata basis an aggregate principal amount of $__________________ :

1.	a Floating Rate Advance
2.	a Eurodollar Advance

Applicable Interest Period:	one month two months three months six months

The undersigned hereby certifies to the Agent and the Lenders that (i) the representations and warranties of the undersigned contained in Article V of the Credit Agreement are and shall be true and correct in all material respects on and as of the date hereof and on and as of the Borrowing Date (unless such representation and warranty is made as of a specific date, in which case, such representation and warranty shall be true in all material respects as of such date); (ii) no Default or Unmatured Default has occurred and is continuing on the date hereof on the Borrowing Date or will result from the making of the proposed Revolving Loans.

Unless otherwise defined herein, capitalized terms used in this Notice will have the meanings given them in the Credit Agreement.

Dated:	CHURCHILL DOWNS INCORPORATED

By:

Print Name:

Title:

EXHIBIT S

FORM OF CONVERSION/CONTINUATION NOTICE

To:	JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA), as the Agent for itself and the Lenders under that certain Amended and Restated Credit Agreement dated as of September 23, 2005 by and among Churchill Downs Incorporated (the “Borrower”), the Guarantors party thereto, the institutions from time to time parties thereto as Lenders (the “Lenders”) and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

On behalf of Borrower, the undersigned hereby gives to the Agent a Conversion/Continuation Notice pursuant to Section 2.11 of the Credit Agreement, and the Borrower hereby requests:

Conversion of $__________ of Floating Rate Advance No._____ made to Borrower in the original principal amount of $__________ and of which $__________ is outstanding on the date hereof, into a Eurodollar Advance.

Applicable Interest Period:	one month two months three months six months

Continuation of Eurodollar Advance No. _____ made to Borrower in the original principal amount of $__________.

Applicable Interest Period:	one month two months three months six months

The proposed date on which such Conversion or Continuation should be made is                     , 200         (must be a Business Day at least three Business Days prior to the requested Conversion Date and such day must be the last day of the current Interest Period).

The undersigned hereby certifies that all conditions precedent to any Advance or Conversion requested hereunder have been fully and timely satisfied. The approval of this Notice of Conversion/Continuation will not be deemed to be a waiver by Agent of any Default or Unmatured Default, or of any of the conditions precedent to Agent’s taking of any action requested hereby.

Date:	CHURCHILL DOWNS INCORPORATED

By:

Print Name:

Title:

SCHEDULE 1

SUBSIDIARIES AND OTHER INVESTMENTS

Name:	Churchill Downs Management Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	20 shares
Owner:	Churchill Downs Incorporated

Name:	Arlington Park Racecourse, LLC
Jurisdiction:	Illinois
Membership Interest:	100%
Owner:	Churchill Downs Incorporated

Name:	Arlington Management Services, LLC
Jurisdiction:	Illinois
Membership Interest:	100%
Owner:	Churchill Downs Incorporated

Name:	Arlington OTB Corp.
Jurisdiction:	Delaware
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	10
Owner:	Arlington Park Racecourse, LLC

Name:	Quad City Downs, Inc.
Jurisdiction:	Iowa
Authorized Capital Stock:	900,000 shares Common A
900,000 shares Common B
Issued Shares:	315,800 shares Common A
Owner:	Arlington Management Services, LLC

Name:	Churchill Downs California Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	100 shares
Owner:	Churchill Downs Incorporated

Schedule 1

Name:	Churchill Downs California Fall Operating Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	100 shares
Owner:	Churchill Downs Incorporated

Name:	Racing Corporation of America
Jurisdiction:	Delaware
Authorized Capital Stock:	3,000 shares Common
2,000 shares Preferred
Issued Shares:	1 share Common
Owner:	Churchill Downs Incorporated

Name:	Ellis Park Race Course, Inc.
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	100 shares
Owner:	Racing Corporation of America

Name:	Churchill Downs Pennsylvania Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	100 shares
Owner:	Churchill Downs Incorporated

Name:	Anderson Park, Inc.
Jurisdiction:	Indiana
Authorized Capital Stock:	50,000 shares
Issued Shares:	8,000
Owner:	Churchill Downs Management Company

Name:	Hoosier Park, L.P.
Jurisdiction:	Indiana
Partnership Interest:	100%
Owner:	62% owned by Anderson Park, Inc.
38% owned by Centaur Racing, LLC

Schedule 1
Page 2 of 5	2

Name:	Calder Race Course, Inc.
Jurisdiction:	Florida
Authorized Capital Stock:	800,000 shares Common
190 shares Preferred
Issued Shares:	667,440 shares Common
Owner:	Churchill Downs Management Company

Name:	Tropical Park, Inc.
Jurisdiction:	Florida
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	195 shares
Owner:	Churchill Downs Management Company

Name:	Churchill Downs Louisiana Horseracing Company, L.L.C.
Jurisdiction:	Louisiana
Membership Interest:	100%
Owner:	Churchill Downs Management Company

Name:	Video Services, Inc.
Jurisdiction:	Louisiana
Authorized Capital Stock:	510 Shares Class A (non-voting) Common
490 Shares Class B (voting) Common
Issued Shares:	510 Shares Class A (non-voting) Common
490 Shares Class B (voting) Common
Owner:	Churchill Downs Louisiana Video Poker Company, L.L.C.

Name:	CDIP Holdings, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	99% Churchill Downs Incorporated
1% Churchill Downs Management Company

Schedule 1

Name:	CDIP, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	CDIP Holdings, LLC

Name:	Churchill Downs Investment Company
Jurisdiction:	Kentucky
Authorized Capital Stock:	1,000 shares Common
Issued Shares:	20 shares
Owner:	Churchill Downs Incorporated

Name:	Churchill Downs Simulcast Productions, LLC
(f/k/a Charlson Broadcast Technologies, LLC)
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	51% owned by Churchill Downs Investment Company
49% owned by Charlson Industries, Inc.

Name:	Charlson Industries, Inc.
Jurisdiction:	Ohio
Authorized Capital Stock:	600 shares Common
Issued Shares:	489 shares to Charlson Broadcast Technologies, LLC (n/k/a Churchill Downs Simulcast Productions, LLC)
111 shares to Churchill Downs Investment Company

Name:	Kentucky Off-Track Betting, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	25% owned by Churchill Downs Incorporated
25% owned by Ellis Park Racecourse, Inc.
25% owned by Turfway Park LLC
25% owned by Keeneland Association, Inc.

Name:	Tracknet, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	Churchill Downs Investment Company

Schedule 1

Name:	Nasrin Services, LLC
Jurisdiction:	Delaware
Membership Interest:	100%
Owner:	70% owned by Autotote Systems, Inc.
30% owned by Tracknet, LLC

Name:	Kentucky Downs, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	5% owned by Churchill Downs Incorporated
24% owned by Turfway Park LLC
71% owned by Brad M. Kelley

SEE ALSO SCHEDULE 3

Schedule 1

SCHEDULE 2

INDEBTEDNESS AND

EXISTING LIENS ON COLLATERAL

5.14 Liens:

Those granted pursuant to the Credit Agreement dated April 3, 2003 and the following liens:

Secured Party	Collateral	Debtor	File Date
Ameritech Credit Corp.	Telecommunications and data equipment	Churchill Downs Incorporated	2/25/02
Deere Credit, Inc.	Tractors	Churchill Downs Incorporated	4/2/03
Deere Credit, Inc.	Tractors	Churchill Downs Incorporated	4/2/03
Deere Credit, Inc.	Tractors	Churchill Downs Incorporated	3/16/04
Deere Credit, Inc.	Tractor	Churchill Downs Incorporated	3/29/04
US Bancorp	Lease #981801 E-studio	Churchill Downs Incorporated	9/8/03
Ameritech Credit Corp.	Telecommunications and data equipment	Ellis Park Race Course, Inc.	2/25/02
Fifth Third Bank, Indiana (Southern)	Two Trinitron ATM cash machines	Ellis Park Race Course, Inc.	12/17/02
Deere Credit, Inc.	Tractors	Ellis Park Race Course, Inc.	7/19/02
IOS Capital	Copy Machines	Ellis Park Race Course, Inc.	7/19/04
John Deere Construction & Forestry Company	Grader	Calder Race Course, Inc.	3/18/04
Deere Credit, Inc.	Tractors	Calder Race Course, Inc.	5/18/04
Deere Credit, Inc.	Tractors	Calder Race Course, Inc.	8/8/05
FPC Funding II LLC	Equipment Lease #22208801	Arlington Park Racecourse, LLC	12/15/04

Schedule 2

Section 6.10 (ii) Indebtedness:

Convertible note payable	$12,832,605	Brad Kelly note payable for stock redemption (monthly amortization of $35,039)

Schedule 2

SCHEDULE 2.3.1

EXISTING LETTERS OF CREDIT

Amount	Beneficiary	Expiration	Purpose
$5,150,000	Travelers Indemnity Co.	2/28/06	Workers Comp 3/01-05

$750,000	Travelers Indemnity Co.	11/30/05	Workers Comp 3/00-01

$1,200,000	St. Paul Fire & Marine Ins	2/11/06	G/L & W/C OCIP

$750,000	Travelers Indemnity Co.	3/1/05	General Liability 3/02-05

$250,000	City of Louisville	12/20/04	Master Plan Bond

$750,000	Berkley Great Divide	3/1/06	General Liability 3/05-06

$2,225,000	Liberty Mutual	3/1/06	Workers Comp 3/05-06

$11,075,000	Totals (as of 9/16/05)

SCHEDULE 3

LESS THAN 100% SUBSIDIARIES

(Phil is verifying %s of last items)

Name:	Hoosier Park, L.P.
Jurisdiction:	Indiana
Partnership Interest:	100%
Owner:	62% owned by Anderson Park, Inc.
38% owned by Centaur Racing, LLC

Name:	Kentucky Off-Track Betting, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	25% owned by Churchill Downs Incorporated
25% owned by Ellis Park Racecourse, Inc.
25% owned by Turfway Park LLC
25% owned by Keeneland Association, Inc.

Name:	Nasrin Services, LLC
Jurisdiction:	Delaware
Membership Interest:	100%
Owner:	70% owned by Autotote Systems, Inc.
30% owned by Tracknet, LLC

Name:	Kentucky Downs, LLC
Jurisdiction:	Kentucky
Membership Interest:	100%
Owner:	5% owned by Churchill Downs Incorporated
24% owned by Turfway Park LLC
71% owned by Brad M. Kelly

Name:	Triple Crown Productions, LLC
Membership Interest:	33.33% owned by Churchill Downs Incorporated

Name:	Parkland Partners Limited
Membership Interest:	33.10% owned by Churchill Downs Incorporated

Schedule 3

Name:	Equibase Holding Partners, LP
Membership Interest:	5.64% owned by Churchill Downs Incorporated

Name:	ODS Technologies, LP (TVG)
Membership Interest:	3.166% owned by Churchill Downs Incorporated

Name:	Wagering Insurance of North America, Ltd.
Issued Shares:	19,821 Shares
1,142 shares owned by Arlington Park Racecourse, LLC
439 shares owned by Quad City Downs, Inc.
324 shares owned by Racing Corporation of America

Schedule 3

SCHEDULE 4.1(i)(p)

SEARCHES OF PERSONAL PROPERTY RECORDS

WITH AGENCIES

Debtor	Jurisdictions Searched	Type of Search
Churchill Downs Incorporated	Kentucky Secretary of State	UCC
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

Churchill Downs Management Company	Kentucky Secretary of State	UCC
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

Churchill Downs Investment Company	Kentucky Secretary of State	UCC
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

Racing Corporation of America	Delaware Secretary of State	UCC
	Henderson County Clerk & Henderson Circuit Court	Federal & State Tax Liens & Local Judgments

Calder Race Course, Inc.	Florida Secured Transaction Registry	UCC
	Broward County Circuit Court	Federal & State Tax Liens & Local Judgments

Tropical Park, Inc.	Florida Secured Transaction Registry	UCC
	Broward County Circuit Court	Federal & State Tax Liens & Local Judgments

Arlington Park Racecourse, LLC	Illinois Secretary of State	UCC
	Cook, Winnebago, & Rock Island County Clerks & Cook, Winnebago, & Rock Island Circuit Courts	Federal & State Tax Liens & Local Judgments

Arlington Management Services, LLC	Illinois Secretary of State	UCC
	Cook, Winnebago, & Rock Island County Clerks & Cook, Winnebago, & Rock Island Circuit Courts	Federal & State Tax Liens & Local Judgments

Schedule 4.1(i)(p)

Arlington OTB Corp.	Delaware Secretary of State	UCC
	Cook, Winnebago, & Rock Island County Clerks & Cook, Winnebago, & Rock Island Circuit Courts	Federal & State Tax Liens & Local Judgments

Quad City Downs, Inc.	Iowa Secretary of State	UCC
	Rock Island County Clerk & Rock Island Circuit Court	Federal & State Tax Liens & Local Judgments

CDIP, LLC	Kentucky Secretary of State	UCC
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

CDIP Holdings, LLC	Kentucky Secretary of State	UCC
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

Ellis Park Race Course, Inc.	Kentucky Secretary of State	UCC
	Henderson County Clark	Federal & State Tax Liens & Local Judgments

Churchill Downs Louisiana Horseracing Company, L.L.C.	Louisiana - Database	UCC

Churchill Downs Louisiana Video Poker Company, L.L.C.	Louisiana - Database	UCC

Video Services, Inc.	Louisiana - Database	UCC

Churchill Downs Simulcast Productions, LLC f/k/a Charlson Broadcast Technologies, LLC	Kentucky Secretary of State Jefferson County Clerk & Jefferson Circuit Court	UCC Federal & State Tax Liens & Local Judgments

Charlson Industries, Inc.	Ohio Secretary of State	UCC
	Hamilton County Recorder; Hamilton County Court of Common Pleas	Federal Tax Liens; State Tax Liens & Local Judgments
	Jefferson County Clerk & Jefferson Circuit Court	Federal & State Tax Liens & Local Judgments

Schedule 4.1(i)(p)

SCHEDULE 4.1(i)(q)

THIRD PARTY CONSENTS

Indiana Horse Racing Commission – Preclosing consent has been waived by the Indiana Horse Racing Commission, post-closing consent is anticipated on September 28, 2005.

Louisiana Gaming Control Board – Pursuant to LA R.S. 42:XIII § 2523C5, the Louisiana Gaming Control Board has determined that the modification of the Credit Facility does not substantially alter the terms of Churchill’s existing line of credit which was previously approved and has waived any requirement for its approval.

SCHEDULE 5.22

INTELLECTUAL PROPERTY

CHURCHILL DOWNS INCORPORATED

Patents: none

Trademarks:

Federal Registrations:

CDSN	Reg. No. 2,682,320
Churchill Charlie	Reg. No. 2,222,444
Churchill Charlie Design only	Reg. No. 2,231,670
Green Pastures Program	Reg. No. 2,706,752
Green Pastures Program & Design	Reg. No. 2,690,637
Junior Jockey Club	Reg. No. 2,443,645
Road to the Roses	Reg. No. 2,744,388
The World’s Most Legendary Racetrack	Reg. No. 2,071,030
Twin Spires Logo (design only)	Reg. No. 2,568,139
Reg. No. 2,565,972
Twin Spires Roofline Design	Reg. No. 1,367,101

State Registrations:

Dawn at the Downs and Design *	Kentucky No. 10852
Run for the Roses and Design *	Kentucky No. 08682
Kentucky Sampler and Design *	Kentucky No. 09309

Copyright Registrations:

Kentucky Derby 113 logo	Reg. No. VA256465
Kentucky Derby 114 logo	Reg. No. VA300797
Kentucky Derby 115 logo	Reg. No. VA318109
Kentucky Derby 116 logo	Reg. No. VA388760
Kentucky Derby 117 logo	Reg. No. VA432815
Kentucky Derby 118 logo	Reg. No. VA487209
Kentucky Derby 119 logo	Reg. No. VA528216
Kentucky Derby 120 logo	Reg. No. VA637781
Kentucky Derby 121 logo	Reg. No. VA680014
Kentucky Derby 122 logo	Reg. No. VA760666
Kentucky Derby 123 logo	Reg. No. VA846345
Kentucky Derby 124 logo	Reg. No. VA911899
Kentucky Derby 125 logo	Reg. No. VA981153

Schedule 5.22

Kentucky Derby 126 logo	Reg. No. VA982217
Kentucky Derby 127 logo	Reg. No. VA1076482
Kentucky Derby 128 logo	Reg. No. VA1128464
Kentucky Derby 129 logo	Reg. No. VA1188676
Kentucky Derby 130 logo	Reg. No. VA1262443
Kentucky Derby 131 logo	Reg. No. (pending)

Licensing Agreements:

Licensing Partners International
Jett Sport, Inc.
Kezele Corporation, d/b/a Ruth Hunt Candies
Paintbox Press
Steve Hockensmith
The Blood-Horse
Louisville Stoneware
Kinetic Corporation
Equus Run Vineyards
Seng Jewelers
New England Sterling
Summus
Jim Blakeway Panorama
Smashgraphix

CHURCHILL DOWNS MANAGEMENT COMPANY

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

CHURCHILL DOWNS INVESTMENT COMPANY

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

Schedule 5.22

CALDER RACE COURSE, INC.

Patents:	none

Trademarks:

State Registrations:

Grand Slam Stakes and Design *	Florida No. T94,610

Common Law:

Festival of the Sun and Design
Summit of Speed

Copyright Registrations:	none

Licensing Agreements:	none

TROPICAL PARK, INC.

Patents:	none

Trademarks:

Common Law:

Tropical Park

Copyright Registrations:	none

Licensing Agreements:	none

Schedule 5.22

ARLINGTON PARK RACECOURSE, LLC

Patents: none

Trademarks:

(Marks are registered in the name of Arlington Park International Racecourse, Inc. Proof of merger into Arlington Park Racecourse, LLC has been submitted to PTO whenever action has been required. No assignment has been recorded naming LLC.)

Federal Registrations:

A and Design	*	Reg. No. 1,643,068
A-Club	*	Reg. No. 2,575,234
American Derby	*	Reg. No. 1,977,761
Arlington and Design	*	Reg. No. 1,643,066
Arlington Classic	*	Reg. No. 1,955,925
Arlington Handicap	*	Reg. No. 1,972,394
Arlington International Racecourse And Design	*	Reg. No. 1,696,540
Arlington Matron Handicap	*	Reg. No. 1,969,474
Arlington Million		Reg. No. 1,643,067
Arlington Million X and Design		Reg. No. 1,665,281
Arlington Park		Reg. No. 2,649,941
Arlington-Washington Futurity	*	Reg. No. 1,955,931
Arlington-Washington Lassie	*	Reg. No. 1,933,051
Beverly D.	*	Reg. No. 1,922,590
Hanshin Handicap	*	Reg. No. 1,967,951
Inside Rail	*	Reg. No. 2,437,269
International Festival of Racing	*	Reg. No. 1,473,710
Reg. No. 1,980,602
Modesty Handicap	*	Reg. No. 1,957,400
Mud Bug OTB Chicago & Design	*	Reg. No. 2,415,761
Pucker Up Stakes	*	Reg. No. 1,957,401
Sea O’Erin Handicap	*	Reg. No. 1,952,704
Secretariat	*	Reg. No. 1,986,605
Springfield Stakes	*	Reg. No. 1,975,924
Washington Park Handicap	*	Reg. No. 1,952,705
Windy City Stakes	*	Reg. No. 1,977,762

Copyright Registrations: none

Licensing Agreements: none

Schedule 5.22

ARLINGTON MANAGEMENT SERVICES, LLC

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

ARLINGTON OTB CORP.

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

QUAD CITY DOWNS, INC.

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

ELLIS PARK RACE COURSE, INC.

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

Schedule 5.22

RACING CORPORATION OF AMERICA

Patents:	none

Trademarks:

State Registrations:

Telebet (stylized letters)	*	Kentucky No. 9,297

Copyright Registrations:	none

Licensing Agreements:	none

CDIP, LLC

Patents:	none

Trademarks:

Federal Registrations:

Churchill Downs		Reg No. 1,011,127
Reg No. 1,557,889
Kentucky Derby		Reg No. 0,997,385
Kentucky Oaks		Reg No. 1,713,541
The Kentucky Derby		Reg No. 1,534,197
Fair Grounds		Reg No. 2,774,532
Fair Grounds Race Course		Reg No. 2,774,434
Fair Grounds	*	Reg No. 2,776,307
Fair Grounds Net Bet	*	Reg No. 2,765,008
Fair Grounds Phone Bet	*	Reg No. 2,782,522
Fair Grounds Race Course	*	Reg No. 2,756,768
Fair Grounds Race Course	*	Reg No. 2,756,769
Fair Grounds Race Course	*	Reg No. 2,759,489
FGNETBET	*	Reg No. 2,935,274
FGNETBET.COM	*	Reg No. 2,938,503
Horsehead Design	*	Reg No. 2,764,847
Horsehead Design	*	Reg No. 2,717,830
Horsehead Design	*	Reg No. 2,717,831
Horsehead Design	*	Reg No. 2,717,934
Horsehead Design	*	Reg No. 2,719,778
Horsehead Design	*	Reg No. 2,719,779
Net Bet	*	Reg No. 2,885,332
New Orleans Fair Grounds	*	Reg No. 2,774,533

Schedule 5.22

State Registrations:

Finish Line Off Track Betting	*	Louisiana Trade Name

Copyright Registrations:	none

Licensing Agreements:	none

CDIP HOLDINGS, LLC

Patents:	none

Trademarks:	none

Copyright Registrations:	none

Licensing Agreements:	none

VIDEO SERVICES, INC.

Patents:	none

Trademarks:

State Registrations:

Rockin’ Horse Game Room	*	Louisiana Trademark

Copyright Registrations:	none

Licensing Agreements:	none

* The company expects to abandon, not renew this registration with respect thereto, or otherwise dispose of these marks.

Schedule 5.22

SCHEDULE 5.23

CHURCHILL DOWNS INCORPORATED PROPERTIES

(As of 8/31/05)

COMMERCIAL LIABILITY COVERED LOCATIONS

1. Churchill Downs	700 Central Ave., Louisville, KY

2. Trackside-Louisville	4520 Poplar Level Road, Louisville, KY

(4400 Brietenstein Ave.)

3. Church Property	3750 Oakdale Avenue (also 3744, 3747, 3748)

4. Ellis Park	3300 US Highway 41 North, Henderson, KY 42420

5. Hollywood Park	1050 South Prairie Ave., Inglewood, CA

6. Calder Race Course	21001 NW 27th Ave., Miami, FL

7. Arlington Park	2000 Euclid Avenue, Arlington Heights, IL 60006

8. Trackside-Arlington Heights	2000 Euclid Avenue, Arlington Heights, IL 60006

9. Trackside-Rockford	5011 E. State St., Rockford, IL 61108

10. Trackside-Waukegan	630 S. Green Bay, Waukegan, IL

11. Trackside-Chicago	901 W. Weed St., Chicago, Illinois 60622

12. Trackside-Quad City Downs	5005 Morton Drive, E. Moline, IL

13. Fair Grounds Race Course	1751 Gentililly Boulevard, New Orleans, LA 70119

14. Kenner Finish Line	1700 Joe Yenni Boulevard, Kenner, LA 70064

15. Gretna Finish Line	64A Westbank Expressway, Gretna, LA 70053

16. Elmwood Finish Line	5428 Citrus Boulevard, Harahan, LA 70123

17. Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA 70002

18. Parking lot adjacent to the Metairie Finish Line	2700 Edenborn Avenue, Metairie, LA 70002

19. LaPlace Finish Line	2120 West Airline Highway, LaPlace, LA 70068

20. Covington Finish Line	600 North Highway 190, Suite#1
Hollycrest Plaza Shopping Center, Covington, LA 70434

21. Slidell Finish Line	US Highway 11, 225 Brown’s Village Square
61025 Brown’s Village Square, Unit#5, Slidell, LA 70459

22. St. Bernard Finish Line	7718 West Judge Perez Drive, Arabi, LA 70043

23. Houma Finish Line	111 Moss Lane, Houma, LA 70360

24. Thibodaux Finish Line*	1766 Canal Boulevard, Thibodaux, LA 70301

25. Property currently being used as the Fair Grounds Racing Museum	3100 Belfort Avenue, New Orleans, LA 70119

*	lease is currently in negotiation

DWELLINGS LEASED TO OTHERS – Louisville, KY

1012 Homeview	3111 S. Fourth	1001-1003 Thornberry
1014 Homeview	3113-15 S. Fourth
1016 Homeview	3701 S. Fourth	3318-3320 Warren

LOTS

(VACANT LOTS SURROUNDING LOUISVILLE TRACK USED FOR PARKING)

Bohannon Avenue – 3104, 3106, 3108, 3110, 3112, 3116, 3118, 3120, 3121, 3211, 3215

Central – 756

Homeview – 901, 903, 905, 907, 908, 909, 910, 911, 912, 913, 914, 915, 917, 919, 921, 923, 924, 926, 927, 928, 931, 932, 933, 935, 937, 947, 955, 1004, 1006, 1008, 1010, 1012, 1014, 1016

Longfield Avenue – 1009, 1029, 1031, 1033

Oakdale Avenue – 3117, 3129, 3139-3139 1/2 , 3141, 3143, 3716, 3720, 3722, 3724, 3728, 3730, 3732, 3734, 3740, 3756-62

Queen Avenue – 1000, 1002, 1006, 1008-10, 1012, 1014, 1016, 1018

Racine – 819, 900, 902, 906, 908, 910, 912, 913, 914, 915, 916, 917, 919, 920, 921, 923, 924, 925, 926, 927, 929, 930, 934, 936

S. Fourth Street – 3101-03, 3107-09, 3111, 3113-15, 3141-43, 3701, 3705, 3709, 3711, 3713

S. Third Street – 3106, 3108, 3108 rear, 3110, 3114, 3116, 3118, 3120, 3122, 3128, 3130, 3142, 3144, 3146, 3150

Southern Parkway – 3800

Taylor Blvd. – 3105, 3107, 3109, 3111

Terrace Park – 32-34

Thornberry – 923, 925, 927, 929, 931-33, 1001-1003, 1005, 1007, 1011, 1015, 1019, 1021

Warren Avenue – 3312, 3314, 3315, 3316, 3318, 3320, 3322, 3324

Wizard Avenue – 3317, 3319, 3320, 3321, 3325, 3327, 3329

Lot 1 –	Corners of Warren, Queen, Wizard and Oleanda
(1000, 1002, 1006, 1008-10, 1012, 1014, 1016 and 1018 Queen Avenue)
(3312, 3314, 3316, and 3324 Warren Avenue)
(3317, 3319, 3321, 3325, 3327 and 3329 Wizard Avenue)

Lot 2 –	Alley off of Warren, South of Homeview
(910, 924, 926, 928, 932 Homeview)

Lot 3 –	Corner of 9th & Homeview
(900, 902, 904 Homeview is merged in with 700 Central Ave.)
(908, 909, 911, 914 Homeview)

Lot 4 –	Ninth St. & Homeview (lots combined):
(931, 933, 935, 937, 947 Homeview)

Lot 5 –	Ninth St. & Homeview (lots combined):
(901, 903, 905, 907, 913, 915, 917, 919, 921, 923 Homeview)

Lot 6 –	Horsemen Lot (Lot between Homeview & Racine)
(900, 902, 906, 908, 910, 911, 913, 915, 917, 919, 921 Racine)

Lot 7 –	(3121 Bohannon)
(930, 934, 936 Racine)

Lot 9 –	(921, 923, 925, 927, 929 Racine)

Lot 11 –	South Third Street
(3100, 3106, 3108, 3108 rear, 3110, 3112, 3114, 3116, 3118, 3120, 3122, 3128,
3130, 3132, 3132 1/2 )

Hussey Lot
(3716, 3724, 3740, 3756-62 Oakdale Avenue)
(32-34 Terrace Park)

Longfield Avenue Lot
(3315 Warren)
(923, 925, 927, 929, 931-33 Thornberry)

Oakdale Lot – Horse Trailer Parking
(3117, 3129, 3139-3139 1/2 , 3141, 3143 Oakdale Avenue)

Racine Lot – 920

South Fourth Street Lot – 3103-03, 3107-09, 3141-43

Triangle Lot – 3141-43 S. 4th

Trackside Lot – 4400 Breitenstein Avenue

Turf Lot – (8819 Racine)

V.I.P. Lot – Ninth St. & Central Avenue
(756 Central Avenue)

Merged

707 Central

3119 S. Fourth

956 Central

1004 Queen is merged w/ 700 Central

Lot 3 is merged w/ 700 Central

901 Homeview & Ninth is merged w/ 700 Central

SCHEDULE 5.24

OPERATING LOCATIONS

Churchill Downs Incorporated	700 Central Avenue
Louisville, Kentucky 40208

4520 Poplar Level Road
Louisville, KY 40213

Churchill Downs Management Company	700 Central Avenue
Churchill Downs Investment Company	Louisville, Kentucky 40208
Racing Corporation of America
CDIP Holdings, LLC
CDIP, LLC
Churchill Downs Simulcast Productions, LLC
Charlson Industries, Inc.

Calder Race Course, Inc.	21001 NW 27th Avenue
Tropical Park, Inc.	Miami, FL 33056

Arlington Park Racecourse, LLC	2000 Euclid Avenue
Arlington Heights, IL 60006

Trackside Chicago
901 W. Weed Street
Chicago, IL 60622

Trackside Waukegan
630 S. Green Bay
Waukegan, Illinois 60085

Arlington Management Services, LLC.	2000 Euclid Avenue
Arlington OTB Corp.	Arlington Heights, IL 60006

Quad City Downs, Inc.	2000 Euclid Avenue
Arlington Heights, IL 60006

Trackside Rockford
5011 E. State Street
Rockford, Illinois 61108

Trackside Quad City Downs
5005 Morton Drive
East Moline, Illinois 61244

Schedule 5.24

SCHEDULE 5.24

OPERATING LOCATIONS

Quad City Downs, Inc. (cont.)	Trackside South Elgin
334 N. McLean Blvd.
South Elgin, Illinois 60177

Track Side Beloit
1322 Gardner Street
South Beloit, Illinois 61080

Trackside McHenry
2816 Route 120
McHenry, Illinois 60051

Ellis Park Race Course, Inc.	3300 U.S. Highway 41
Henderson, Kentucky 42420

Churchill Downs Louisiana Horseracing	1751 Gentilly Boulevard
Company, L.L.C.	New Orleans, Louisiana 70119

Kenner Finish Line
1700 Joe Yenni Boulevard
Kenner, Louisiana 70064

Gretna Finish Line
64A Westbank Expressway
Gretna, Louisiana 70053

Elmwood Finish Line
5428 Citrus Boulevard
Harahan, Louisiana 70123

Metairie Finish Line
2700 Edenborn Avenue
Metarie, Louisiana 70002

Thibodaux Finish Line
1766 Canal Boulevard
Thibodaux, Louisiana 70301

LaPlace Finish Line
2120 West Airline Highway
LaPlace, Louisiana 70068

Schedule 5.24

SCHEDULE 5.24

OPERATING LOCATIONS

Churchill Downs Louisiana Horseracing	Covington Finish Line
Company, L.L.C. (cont.)	600 North Highway 190, Suite, #1
Hollycrest Plaza Shopping Center
Covington, Louisiana 70434

Slidell Finish Line
US Highway 11
225 Brown’s Village Square
61025 Brown’s Village Square, Unit #5
Slidell, Louisiana 70459

St. Bernard Finish Line
7718 West Judge Perez Drive
Arabi, Louisiana 70043

Houma Finish Line
111 Moss Lane
Houma, Louisiana 70360

Churchill Downs Louisiana Video Poker	1751 Gentilly Boulevard
Company, L.L.C.	New Orleans, Louisiana 70119

Video Services, Inc.	520 Elmwood Park Blvd., Suite 100
Harahan, Louisiana 70123

Schedule 5.24

SCHEDULE 5.25

CERTAIN LICENSES

Churchill Downs Incorporated holds a license issued by the Kentucky Racing Authority to conduct live thoroughbred races in 2005.

Calder Race Course Inc. holds a license issued by the Division of Pari-Mutuel Wagering of Florida’s Department of Business and Professional Regulation to conduct live thoroughbred races in 2005.

Tropical Park, Inc. holds a license issued by the Division of Pari-Mutuel Wagering of the Department of Florida’s Department of Business and Professional Regulation to conduct live thoroughbred races in 2005.

Ellis Park Race Course, Inc. hold a license issued by the Kentucky Racing Authority to conduct live thoroughbred races in 2005.

Arlington Park Racecourse, LLC holds a license from the Illinois Racing Board to conduct live thoroughbred races in 2005.

Arlington Park Racecourse, LLC holds an inter-track wagering license from the Illinois Racing Board for its Trackside location. It also hold inter-track wagering location licenses for the locations in Chicago and Waukegan.

Quad City Downs, Inc. holds an inter-track wagering license from the Illinois Racing Board for its East Moline location. It also holds inter-track wagering location licenses for the locations in Rockford, McHenry, South Beloit and South Elgin.

Churchill Downs Louisiana Horseracing Company, L.L.C. holds a ten-year racing license from the Louisiana State Racing Commission to conduct race meetings for the period April 16, 2005 through April 15, 2015.

Churchill Downs Louisiana Horseracing Company, L.L.C. holds a one-year license from the Louisiana State Racing Commission to conduct a live thoroughbred race meet from November 24, 2005 through March 26, 2006. As a result of Hurricane Katrina, it has been determined that it is not feasible to hold the meet at Fair Grounds Racecourse. Under La. R.S. 4:215.1, a licensee is relieved of the obligation to conduct at least eighty live racing days within a twenty week period at the facility designated in the license. The Governor of Louisiana is issuing an Executive Order that specifically declares Hurricane Katrina a national disaster for purposes of La. R.S. 4:215.1. Churchill Downs Louisiana Horseracing Company, L.L.C. is negotiating with Harrah’s Louisiana Downs Casino and Racetrack to conduct an abbreviated meet at the Louisiana Downs Racetrack.

Schedule 5.25

Churchill Downs Louisiana Horseracing Company, L.L.C. holds a license from the Louisiana State Racing Commission to operate off-traock wagering facilities at the following locations:

See Attachment 1

Churchill Downs Louisiana Horseracing Company, L.L.C. holds a Type VI Owner/Operator License from the Louisiana Gaming Control Board authorizing it to own and operate video poker devices for a term expiring June 30, 2010.

Churchill Downs Louisiana Horseracing Company, L.L.C. holds nine Type IV video poker establishment licenses from the Louisiana Gaming Control Board for the authorization to conduct video poker gaming at the following OTB locations for a term expiring June 30, 2010:

See Attachment 2

Churchill Downs Louisiana Horseracing Company, L.L.C. holds a license from the Louisiana Gaming Control Board for the conduct of slot machine gaming at the Fair Grounds Race Course in New Orleans, subject to certain conditions in connection with facility construction, internal controls and facility management.

Churchill Downs Louisiana Video Poker Company, L.L.C. has acquired Video Services, Inc. which holds a Type VI Owner/Operator license from the Louisiana Gaming Control Board for the authorization to own and operate video poker devices at the OTB Locations listed in Attachment 2 (the “VSI License”). The VSI License expired on June 30, 2004, and an application for renewal of the VSI License is pending with the Louisiana Gaming Control Board. If approved, the VSI License will not expire until June 30, 2010.

Schedule 5.25

SCHEDULE 5.25

CERTAIN LICENSES

Attachment 1

Covington Finish Line

600 North Highway 190, Suite #1

Hollycrest Plaza Shopping Center

Covington, Louisiana 70434

Elmwood Finish Line

5428 Citrus Boulevard

Harahan, Louisiana 70123

Gretna Finish Line

64A Westbank Expressway

P.O. Box 1372

Gretna, Louisiana 70053

Houma Finish Line

111 Moss Lane

Houma, Louisiana 70360

Kenner Finish Line

1700 Joe Yenni Boulevard

P.O. Box 640459

Kenner, Louisiana 70064

LaPlace Finish Line

2120 West Airline Highway

LaPlace, Louisiana 70068

Metairie Finish Line

2700 Edenborn Avenue

Metairie, Louisiana 70002

Slidell Finish Line

US Highway 11, 225 Brown’s Village Square

61025 Brown’s Village Square, Unit #5

Slidell, Louisiana 70459

St. Bernard Finish Line

7718 West Judge Perez Drive

Arabi, Louisiana 70043

Thibodaux Finish Line

1766 Canal Boulevard

Thibodaux, Louisiana 70301

Schedule 5.25

SCHEDULE 5.25

CERTAIN LICENSES

Attachment 2

Elmwood Finish Line

5428 Citrus Boulevard

Harahan, Louisiana 70123

Fair Grounds Corp OTB

1751 Gentilly Boulevard

New Orleans, LA 70119

Gretna Finish Line

64A Westbank Expressway

P.O. Box 1372

Gretna, Louisiana 70053

Houma Finish Line

111 Moss Lane

Houma, Louisiana 70360

Kenner Finish Line

1700 Joe Yenni Boulevard

P.O. Box 640459

Kenner, Louisiana 70064

LaPlace Finish Line

2120 West Airline Highway

LaPlace, Louisiana 70068

Metairie Finish Line

2700 Edenborn Avenue

Metairie, Louisiana 70002

St. Bernard Finish Line

7718 West Judge Perez Drive

Arabi, Louisiana 70043

Thibodaux Finish Line

1766 Canal Boulevard

Thibodaux, Louisiana 70301

Schedule 5.25

SCHEDULE 5.26

PREDECESSOR ENTITIES OF THE LOAN PARTIES

See Schedule 1 for state of incorporation or organization

See Schedule 5.23 for jurisdictional locations where collateral may have been kept.

Arlington Park Racecourse, LLC

Arlington International Racecourse, Inc. and Turf Club of Illinois, Inc. – merged into Arlington Park Racecourse, LLC

Arlington Management Services, LLC

Arlington Management Services, Inc., Arlington Global Services, Inc. and KFI Corporation – merged into Arlington Management Services, LLC

Arlington OTB Corp.

None

CDIP, LLC

None

CDIP Holdings, LLC

None

Calder Race Course, Inc.

None

Churchill Downs Investment Company

None

Churchill Downs Management Company

None

Ellis Park Race Course, Inc.

None

Schedule 5.26

Quad City Downs, Inc.

None

Racing Corporation of America

None

Tropical Park, Inc.

None

Churchill Downs Louisiana Horseracing Company, L.L.C.

None

Churchill Downs Louisiana Video Poker Company, L.L.C.

None

Video Services, Inc.

None

Churchill Downs Simulcast Productions, L.L.C.

F/k/a Charlson Broadcast Technologies, LLC – name change recorded May 28, 2004 with Kentucky Secretary of State

Charlson Industries, Inc.

None

Schedule 5.26

SCHEDULE 6.22

EXISTING RATE MANAGEMENT TRANSACTIONS*

Amount	Counter Party	Term	Maturity	Rate
$20,000,000	PNC Bank	5 3/4 yr fixed	3/31/10	4.55%
$20,000,000	PNC Bank	2 year fixed	7/1/06	3.24%
$25,000,000	SunTrust Capital	5 year fixed	3/31/08	3.5365%
$20,000,000	PNC Bank	5 year fixed	3/31/08	3.54%
$15,000,000	US Bank	5 year fixed	3/31/08	3.5475%
$100,000,000	Totals

*	All transactions are to be cancelled as of the closing.

SCHEDULE 6(a)

LOUISIANA MORTGAGES

Refer to Schedule 5.23